Exhibit 17(b)

Goldman Sachs Funds

Annual Report	August 31, 2016

Fundamental Equity Growth Funds
Capital Growth
Concentrated Growth
Dynamic U.S. Equity
Flexible Cap Growth
Focused Growth
Growth Opportunities
Small/Mid Cap Growth
Strategic Growth
Technology Opportunities

Goldman Sachs Fundamental Equity Growth Funds

∎	CAPITAL GROWTH

∎	CONCENTRATED GROWTH

∎	DYNAMIC U.S. EQUITY

∎	FLEXIBLE CAP GROWTH

∎	FOCUSED GROWTH

∎	GROWTH OPPORTUNITIES

∎	SMALL/MID CAP GROWTH

∎	STRATEGIC GROWTH

∎	TECHNOLOGY OPPORTUNITIES

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

What Differentiates the Goldman Sachs Growth Team’s Investment Process?

For over 30 years, the Goldman Sachs Growth Team has consistently applied a three-step investment process based on our belief that wealth is created through the long-term ownership of growing businesses.

∎	Make decisions as long-term business owners rather than as stock traders

∎	Perform in-depth, fundamental research

∎	Focus on long-term structural and competitive advantages

Result

Performance driven by the compounding growth of businesses over time — not short-term market movements

Long-term participation in growing businesses — less reliance on macroeconomic predictions, market timing, sector rotation or momentum

Identify high quality growth businesses. Some required investment criteria include:

∎	Established brand names
∎	Dominant market shares
∎	Pricing power
∎	Recurring revenue streams
∎	Free cash flow
∎	Long product life cycles
∎	Favorable long-term growth prospects
∎	Excellent management

Result

Investments in businesses that we believe are strategically positioned for consistent, sustainable long-term growth

∎	Perform rigorous valuation analysis of every potential investment

∎	Use valuation tools and analytics to ensure that the high-quality business franchises we have identified also represent sound investments

Result

Good investment decisions based on solid understanding of what each business is worth

Attractive buying opportunities as the stock prices of quality growth businesses fluctuate over time

MARKET REVIEW

Goldman Sachs Fundamental Equity Growth Funds

Market Review

Overall, U.S. equities rallied during the 12 months ended August 31, 2016 (the “Reporting Period”), even amidst persistent volatility. The Standard & Poor’s 500® Index (the “S&P 500 Index”) ended the Reporting Period with a gain of 12.55%. The Russell 3000® Index generated a return of 11.44%.

Following a volatile summer, U.S. equities tumbled further in September 2015, alongside other global equity markets, before rebounding strongly in October 2015 and then finishing November 2015 roughly flat. In December 2015, the Federal Reserve (the “Fed”) finally delivered, as largely expected by markets, and voted unanimously for a 25 basis point hike in the targeted federal funds rate, its first rate hike since 2006. (A basis point is 1/100th of a percentage point.) The fairly dovish language in the Fed’s announcement, which reemphasized “gradual” adjustments to policy going forward, helped to somewhat assuage the markets (Dovish language or action tends to suggest lower interest rates (opposite of hawkish)).

Early in 2016, however, U.S. equities were embroiled in what was a global rout, triggered by investor concerns of an intensifying economic slowdown in China and exacerbated by a plunge in oil prices to less than $30 per barrel, the lowest level since 2003. The Fed’s statement in January 2016 acknowledged the risks from international markets and tightening financial conditions on the U.S. economy. U.S. equities stabilized somewhat in February 2016, as market sentiment appeared to improve on the more dovish tone set by global central banks. U.S. equities were also supported during the month by strong U.S. economic data, rallying as fourth quarter 2015 Gross Domestic Product (“GDP”) came in above market expectations. In March 2016, the Fed kept interest rates on hold and surprised on the dovish side, reducing its forecast to two interest rate increases in 2016, down from four. Along with receding global economic concerns, this helped drive a recovery in U.S. equities.

Following the rebound in March 2016, market sentiment remained sanguine in April 2016, as oil prices rose and Chinese economic growth concerns abated. U.S. equities fell near the end of the month, as investors were disappointed by a lack of additional stimulus from the Bank of Japan and by a weaker than consensus expected first quarter 2016 U.S. GDP growth of 0.5%. In May 2016, weaker payroll data drove expectations for a Fed hike in June 2016 temporarily lower, but subsequent hawkish Fed minutes revived market expectations (Hawkish language or action tends to suggest higher interest rates (opposite of dovish)). The Fed ultimately held interest rates steady in June 2016 and signaled a slower pace of hikes, acknowledging the slowdown in the labor market. Equity markets were otherwise dominated in June 2016 by the U.K. referendum on whether to leave the European Union, popularly known as Brexit. U.S. equities sold off in the global risk-off sentiment that dominated toward the end of June 2016 in the days following the surprise “leave” result. However, global equity markets rather quickly rebounded owing to a combination of improving risk sentiment as markets digested the outcome and on dovish remarks from the Bank of England’s Governor Carney.

U.S. equities were further buoyed by strong economic data and corporate earnings in July 2016, despite increased uncertainty post-Brexit. Growth in U.S. non-farm payrolls reached an eight-month high in June 2016, suggesting that the especially weak May 2016 reading had been an outlier in an otherwise strong job market. Such market sentiment was substantiated in August 2016, as payrolls data, released for July 2016, surprised to the upside for a second consecutive month. In her Jackson Hole speech toward the end of August, Fed Chair Janet Yellen acknowledged that the case for an interest rate hike had strengthened in recent months. Along with strong labor data and other recent hawkish comments from the Fed, this

MARKET REVIEW

significantly increased the market-implied probability of an interest rate hike by year-end 2016, causing U.S. equities to sell off and finish the month of August roughly flat.

For the Reporting Period overall, all market capitalizations posted solid positive returns, but large-cap companies performed best, followed by mid-cap companies and then small-cap companies. Value stocks significantly outpaced growth stocks across the capitalization spectrum of the U.S. equity market. (All as measured by Russell Investments indices.)

Looking Ahead

At the end of the Reporting Period, low economic growth, interest rates and visibility (or the extent to which a future situation is predictable) reinforced our expectations of lower than average U.S. equity returns. Brexit led to downward revisions to economic growth forecasts for the U.K. and Europe, and the risk of a U.K. recession increased, in our view. As a result, we expect central bank policy around the world to remain accommodative, keeping interest rates lower for longer.

That said, we believe U.S. equities can still post positive returns for calendar year 2016, driven by earnings growth. In our view, equities remain attractive in this environment, as other asset classes are likely to offer lower returns. Cash is likely to yield almost nothing for the foreseeable future, and government bond yields are likely to be at low or negative levels in major markets, in our view. The lack of yield in fixed income markets suggests to us that stocks with sustainable dividends and real estate investment trusts (“REITs”) may well continue to command a premium.

We believe economic and corporate fundamentals are still strongest in the U.S. Unemployment remains below 5%; job growth rebounded in the summer months; and home prices continued to rise. At the end of the Reporting Period, credit trends were benign (benign credit trends tend to suggest low risk of rising default rates), and oil prices seemingly stabilized. We believe stronger fundamentals and less uncertainty relative to other regions are likely to attract asset flows and buoy near-term U.S. equity performance. Still, we are on alert for anything that calls this view into question. In the intermediate term, a confluence of factors may be creating a more challenging environment for absolute returns. More specifically, at the end of the Reporting Period, the valuation of the S&P 500 Index remained high; the index level itself was near fresh highs; and some earnings headwinds persisted.

Regardless of market direction, our fundamental, bottom-up stock selection continues to drive our process, rather than headlines or sentiment. We maintain high conviction in the companies the Funds own and believe they have the potential to outperform relative to the broader market regardless of economic growth conditions. As always, we maintain our focus on seeking companies that we believe will generate long-term growth in today’s ever-changing market conditions.

PORTFOLIO RESULTS

Goldman Sachs Capital Growth Fund

Portfolio Composition

The Fund invests primarily in U.S. equity investments. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team has focused on several key investment criteria that it believes can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Team strives to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Capital Growth Fund’s (the “Fund”) performance and positioning for the 12-month period ended August 31, 2016 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, Service, IR, R and R6 Shares generated average annual total returns, without sales charges, of 5.79%, 4.98%, 6.19%, 5.66%, 6.05%, 5.51% and 6.19%, respectively. These returns compare to the 10.51% average annual total return of the Fund’s benchmark, the Russell 1000® Growth Index (with dividends reinvested) (the “Russell Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund posted solid absolute gains, but stock selection overall detracted from the Fund’s performance relative to the Russell Index during the Reporting Period. Sector allocation as a whole also detracted, albeit much more modestly.

Q	Which equity market sectors most significantly affected Fund performance?

A	Detracting from the Fund’s relative results most was weak stock selection in the health care, consumer staples and information technology sectors. The sectors that contributed most positively to the Fund’s relative performance during the Reporting Period were financials, materials and energy, wherein effective stock selection drove results.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Among those stocks detracting most from the Fund’s results relative to the Russell Index were positions in global apparel company PVH, biotechnology firm Vertex Pharmaceuticals and global pharmaceutical company Allergan.

PVH was the top detractor from the Fund’s results during the Reporting Period. Weakness in the U.S. retail environment, high promotions in the industry, and currency headwinds added pressure to what we believe is otherwise a high quality company. While we continue to monitor the situation closely, at the end of the Reporting Period, we believed PVH remains a leading franchise with dominant market share, strong pricing power and solid fundamentals. We remained optimistic on what we see as the company’s significant free cash flow generation ability, quality of management and return potential.

Vertex Pharmaceuticals was a top detractor from the Fund’s performance during the Reporting Period. Early in 2016, its shares came under pressure following a disappointing fiscal fourth quarter that fell short of consensus expectations. Additionally, lowered expectations surrounding the launch of Vertex Pharmaceuticals’ new cystic fibrosis treatment, orkambi, caused shares to decline. Despite this weakness, at the end of the Reporting Period, we believed Vertex Pharmaceuticals had strong underlying fundamentals, a promising product pipeline with significant short-term and long-term catalysts and an attractive valuation. We further believed the company, led by what we consider to be a capable management team, could continue to see growth given its dominant market share in its space and given

PORTFOLIO RESULTS

geographic expansionary efforts that have contributed to meaningful profitability.

Allergan was among the Fund’s biggest detractors during the Reporting Period. Volatility related to mergers and acquisitions the company has been involved in as well as market concerns around drug pricing pressures weighed on Allergan’s stock during the Reporting Period. Despite the near-term volatility and underperformance, we continued to believe at the end of the Reporting Period that Allergan was a high quality growth business, trading at an attractive valuation with meaningful financial flexibility going forward.

Q	What were some of the Fund’s best-performing individual stocks?

A	Among those stocks the Fund benefited most from relative to the Russell Index were positions in specialty retailers Ulta Salon, Cosmetics & Fragrance, data center real estate investment trust (“REIT”) Equinix and water technology company Xylem.

After a challenging start to 2016 for Ulta Salon, Cosmetics & Fragrance, momentum started picking up for the company in the beginning of April 2016 after strong first quarter 2016 earnings and the company being added to the S&P 500 Index. Its strong results were driven by margins, revenues and e-commerce growth that were ahead of market expectations. In our view, the company is a strong brand that continues to gain recognition. We believe Ulta Salon, Cosmetics & Fragrance has an opportunity to grow market share through higher brand awareness, increasing loyalty to existing stores, expansion of new stores and e-commerce.

Equinix was a strong contributor to the Fund’s performance during the Reporting Period. The company reported solid quarterly results, positively beating market expectations for its organic revenue growth and earnings growth. The company also benefited from a move down in U.S. Treasury yields, which generally favors REITs given their attractive yield and growth potential relative to bonds. At the end of the Reporting Period, we thought that Equinix continued to have substantial pipeline opportunities, particularly with enterprise customers willing to pay a higher price. Continued integration with the company’s Telecity acquisition and a strategic partnership with Datang Telecom could further increase Equinix’s global presence and strengthen its competitive advantage, in our view. Further, we believe Equinix remains an asset with robust upside to its revenues and free cash flows, as it balances organic growth, low leverage and a sound capital structure.

During the Reporting Period, Xylem reported strong quarterly results, and toward the end of the Reporting Period, announced the purchase of Sensus, a smart water meter company, for approximately $1.7 billion in cash. The acquisition was viewed positively by investors, as it further bolsters Xylem’s product offering and technological advantage. At the end of the Reporting Period, we remained optimistic on Xylem’s margin expansion prospects and believed its management team has done well to position the company for sustainable long-term growth.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	We initiated a Fund position in fast-food retail giant McDonald’s. We believe improving sales and reductions in costs should lead to earnings upside and margin expansion. We further think that McDonald’s reduction in capital expenditures and further refranchising could lead to improving return on invested capital and free up additional capital to repurchase stock. In our view, McDonald’s is a high quality franchise with a proficient management team and what we consider to be attractive opportunities to drive top-line growth and earnings.

We established a Fund position in off-price retailer Ross Stores. Off-price retailers, such as Ross Stores, seek to take advantage of excess inventory from full-price retailers by purchasing goods at a significant discount to their original prices. We believe Ross Stores is well positioned within its industry and attractively valued for a high quality company. We are encouraged by Ross Stores’ consistent sales and earnings growth over time, strong free cash flows, and demonstrated track record of returning capital to shareholders.

Conversely, we sold the Fund’s position in consumer products company Colgate-Palmolive. While we believe Colgate-Palmolive to be a quality business, we think there are better opportunities with more encouraging catalysts elsewhere in the industry. Additionally, we believe it is possible that Colgate-Palmolive could see an earnings

PORTFOLIO RESULTS

decrease in the near term, as foreign currency pressures continue to impact the company. As a result, we decided to exit the position and pursue higher conviction ideas.

We sold the Fund’s position in Biogen, a biotechnology company. Like most companies within the health care sector, Biogen faced headwinds from increased U.S. regulation and felt increasing pressure after announcing a divestiture of its hemophilia business. At the beginning of June 2016, Biogen saw a notable decline in its share price after opicinumab, a drug for multiple sclerosis, missed an essential endpoint of its Phase II clinical trial. We sold the Fund’s position in Biogen, as we believe the stock is in deceleration mode.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to consumer staples and information technology increased and its allocations to consumer discretionary and financials decreased relative to the Russell Index.

Q	How was the Fund positioned relative to its benchmark index at the end of August 2016?

A	At the end of August 2016, the Fund had an overweighted position relative to the Russell Index in the consumer discretionary sector. On the same date, the Fund had an underweighted position compared to the Russell Index in health care. The Fund was rather neutrally weighted to the Russell Index in consumer staples, energy, financials, industrials, information technology, real estate and materials and had no position at all in utilities or telecommunication services at the end of the Reporting Period.

FUND BASICS

Capital Growth Fund

as of August 31, 2016

PERFORMANCE REVIEW
September 1, 2015–August 31, 2016	Fund Total Return (based on NAV)[1]	Russell 1000® Growth Index[2]
Class A	5.79%	10.51%
Class C	4.98	10.51
Institutional	6.19	10.51
Service	5.66	10.51
Class IR	6.05	10.51
Class R	5.51	10.51
Class R6	6.19	10.51

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The Russell 1000® Growth Index is an unmanaged index that measures the performance of those Russell 1000® companies with higher price-to-book ratios and higher forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 6/30/16	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-8.00%	9.69%	6.41%	8.81%	4/20/90
Class C	-4.33	10.11	6.21	4.97	8/15/97
Institutional	-2.23	11.38	7.44	6.17	8/15/97
Service	-2.69	10.83	6.91	5.65	8/15/97
Class IR	-2.40	11.22	N/A	6.35	11/30/07
Class R	-2.85	10.67	N/A	5.83	11/30/07
Class R6	N/A	N/A	N/A	-5.08	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Service, Class IR, Class R, and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.15%	1.49%
Class C	1.90	2.25
Institutional	0.75	1.09
Service	1.25	1.60
Class IR	0.90	1.24
Class R	1.40	1.74
Class R6	0.73	1.07

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2016, and prior to such date the Investment Adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 8/31/16[5]
Holding	% of Net Assets	Line of Business
Apple, Inc.	6.1%	Technology Hardware, Storage & Peripherals
Microsoft Corp.	3.0	Software
Facebook, Inc. Class A	2.9	Internet Software & Services
Amazon.com, Inc.	2.8	Internet & Direct Marketing Retail
MasterCard, Inc. Class A	2.8	IT Services
Comcast Corp. Class A	2.3	Media
Alphabet, Inc. Class A	2.2	Internet Software & Services
Alphabet, Inc. Class C	2.2	Internet Software & Services
Honeywell International, Inc.	2.1	Industrial Conglomerates
The Walt Disney Co.	2.1	Media

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of August 31, 2016

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS CAPITAL GROWTH FUND

Performance Summary

August 31, 2016

The following graph shows the value, as of August 31, 2016, of a $10,000 investment made on September 1, 2006 in Class A Shares (with the maximum sales charge of 5.5%). For comparative purposes, the performance of the Fund’s benchmark, the Russell 1000 Growth Index (with dividends reinvested), is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations may cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown and in their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class C, Institutional, Service, Class IR, Class R and Class R6 Shares will vary from Class A Shares due to differences in class specific fees and any applicable sales charges. In addition to the Investment Adviser’s decisions regarding issuer/industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover and subscription and redemption cash flows affecting the Fund.

Capital Growth Fund’s 10 Year Performance

Performance of a $10,000 Investment, including any applicable sales charges, with distributions reinvested, from September 1, 2006 through August 31, 2016.

Average Annual Total Return through August 31, 2016	One Year	Five Years	Ten Years	Since Inception
Class A (Commenced April 20, 1990)
Excluding sales charges	5.79%	13.55%	7.32%	9.14%
Including sales charges	0.00%	12.28%	6.72%	8.91%

Class C (Commenced August 15, 1997)
Excluding contingent deferred sales charges	4.98%	12.71%	6.52%	5.13%
Including contingent deferred sales charges	3.93%	12.71%	6.52%	5.13%

Institutional Class (Commenced August 15, 1997)	6.19%	14.00%	7.75%	6.34%

Service Class (Commenced August 15, 1997)	5.66%	13.43%	7.21%	9.06%

Class IR (Commenced November 30, 2007)	6.05%	13.83%	N/A	6.70%

Class R (Commenced November 30, 2007)	5.51%	13.26%	N/A	6.17%

Class R6 (Commenced July 31, 2015)	6.19%	N/A	N/A	-1.19%

PORTFOLIO RESULTS

Goldman Sachs Concentrated Growth Fund

Portfolio Composition

The Fund invests primarily in U.S. equity investments. The Fund typically holds 30-40 high quality growth companies and tends to be more concentrated in individual holdings, industries and sectors than the typical broadly diversified large-cap growth fund. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team has focused on several key investment criteria that it believes can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Team strives to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Concentrated Growth Fund’s (the “Fund”) performance and positioning for the 12-month period ended August 31, 2016 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, IR, R and R6 Shares generated average annual total returns, without sales charges, of 5.10%, 4.27%, 5.47%, 5.31%, 4.81% and 5.56%, respectively. These returns compare to the 10.51% average annual total return of the Fund’s benchmark, the Russell 1000® Growth Index (with dividends reinvested) (the “Russell Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund generated solid positive absolute returns, but stock selection overall detracted from the Fund’s performance relative to the Russell Index during the Reporting Period. Sector allocation as a whole also detracted, albeit much more modestly.

Q	Which equity market sectors most significantly affected Fund performance?

A	Challenging stock selection in the information technology, health care and consumer staples sectors detracted from the Fund’s relative results most during the Reporting Period. The only two sectors to contribute positively to the Fund’s relative performance during the Reporting Period were financials and industrials, wherein effective stock selection drove results.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Among those stocks detracting most from the Fund’s results relative to its benchmark index were positions in global pharmaceutical company Allergan, global apparel company PVH and biotechnology firm Vertex Pharmaceuticals.

Allergan was the Fund’s biggest individual detractor during the Reporting Period. Volatility related to mergers and acquisitions the company has been involved in as well as market concerns around drug pricing pressures weighed on Allergan’s stock during the Reporting Period. Despite the near-term volatility and underperformance, we continued to believe at the end of the Reporting Period that Allergan was a high quality growth business, trading at an attractive valuation with meaningful financial flexibility going forward.

PVH was a top detractor from the Fund’s results during the Reporting Period. Weakness in the U.S. retail environment, high promotions in the industry, and currency headwinds added pressure to what we believe is otherwise a high quality company. While we continue to like the company and believe PVH remains a leading franchise with dominant market share, strong pricing power and solid fundamentals, near-term uncertainty led us to consolidate the Fund’s exposure into other consumer positions where we find the risk/reward opportunity more compelling.

PORTFOLIO RESULTS

Vertex Pharmaceuticals was a top detractor from the Fund’s performance during the Reporting Period. Early in 2016, its shares came under pressure following a disappointing fiscal fourth quarter that fell short of consensus expectations. Additionally, lowered expectations surrounding the launch of Vertex Pharmaceuticals’ new cystic fibrosis treatment, orkambi, caused shares to decline. Despite this weakness, at the end of the Reporting Period, we believed Vertex Pharmaceuticals had strong underlying fundamentals, a promising product pipeline with significant short-term and long-term catalysts and an attractive valuation. We further believed the company, led by what we consider to be a capable management team, could continue to see growth given its dominant market share in its space and given geographic expansionary efforts that have contributed to meaningful profitability.

Q	What were some of the Fund’s best-performing individual stocks?

A	The Fund benefited most relative to the Russell Index from positions in data center real estate investment trust (“REIT”) Equinix, online social media platform Facebook and e-commerce retailer Amazon.com.

Equinix was the strongest contributor to the Fund’s performance during the Reporting Period. The company reported solid quarterly results, positively beating market expectations for its organic revenue growth and earnings growth. The company also benefited from a move down in U.S. Treasury yields, which generally favors REITs given their attractive yield and growth potential relative to bonds. At the end of the Reporting Period, we thought that Equinix continued to have substantial pipeline opportunities, particularly with enterprise customers willing to pay a higher price. Continued integration with the company’s Telecity acquisition and a strategic partnership with Datang Telecom could further increase Equinix’s global presence and strengthen its competitive advantage, in our view. Further, we believe Equinix remains an asset with robust upside to its revenues and free cash flows, as it balances organic growth, low leverage and a sound capital structure.

Facebook was a top positive contributor to the Fund’s relative results during the Reporting Period. The company reported strong quarterly results during the Reporting Period, underpinned by advertisement revenue growth well above market expectations. Demand from advertisers was robust across most segments and geographies, and the company benefited from its three key levers — user growth, time spent and ad load. At the end of the Reporting Period, we remained positive on Facebook’s high operating expenditures, at what we consider to be manageable levels, which should allow the company to invest aggressively in substantial growth opportunities and simultaneously increase earnings. We think additional tailwinds in the form of lower and decreasing tax rates — and video-driven growth — may further benefit the company in coming years. In our view, Facebook’s strong fundamentals, high barriers to entry and robust contribution from Instagram warrant a constructive outlook on its long- term growth prospects.

Amazon.com reported strong third quarter 2015 results and solid first quarter 2016 results, with revenues and earnings well ahead of market expectations. Fundamentals were robust, and its management’s guidance implied continued strength. At the end of the Reporting Period, we believed the business remained strong in retail and Amazon Web Services (“AWS”) and that Amazon Prime’s membership growth could potentially position Amazon.com as a long-term outperformer in the retail industry. We continued to view Amazon.com’s business favorably and believed the company could well be the beneficiary of its scale and competitive advantages over the long term.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	We initiated a Fund position in Comcast, a broadband cable and media company. We believe Comcast is a best-in-class name that provides on-demand content, innovates well on channel mediums, and, despite cord cutting trends and satellite expansion, outperforms in cable. (Cord cutting refers to the practice of stopping a cable or satellite television service or getting rid of a landline phone in favor of less expensive options.) We like Comcast’s diversification across content and distribution as well as its diversification across content businesses. Given what we perceive to be the company’s positive near-term outlook and strong underlying fundamentals, we are optimistic on Comcast’s long-term return and thus established a position in the Fund.

We established a Fund position in Microsoft. Share price weakness on the back of challenging quarterly results had created an opportunity, in our view, to initiate a position, and we believe the company presents good risk/reward potential. We are optimistic on what we believe are some solid growth

PORTFOLIO RESULTS

and improved profitability focus areas, including Azure, Office 365 and Xbox. We believe Microsoft is attractively valued with a strong balance sheet, high free cash flow yield and a management that we believe is moving the company in the right direction.

Conversely, in addition to those sales already mentioned, we eliminated the Fund’s position in information storage company EMC. We believed that any complications with respect to its acquisition by Dell could add negative pressure to its stock, thus making the risk/reward profile less compelling, in our view. The stock had performed relatively well in the recent downturn, and so we took the opportunity to exit the Fund’s position to allocate the proceeds to other ideas with what we considered to have more compelling upside.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to industrials increased as did its position in cash, while its allocations to consumer discretionary, consumer staples, energy and financials decreased relative to the Russell Index.

Q	How was the Fund positioned relative to its benchmark index at the end of August 2016?

A	At the end of August 2016, the Fund had overweighted positions relative to the Russell Index in the real estate and information technology sectors. On the same date, the Fund had underweighted positions compared to the Russell Index in consumer discretionary, industrials and materials. The Fund was rather neutrally weighted relative to the Russell Index in consumer staples, financials and health care and had no position at all in the utilities and telecommunication services sectors at the end of the Reporting Period.

FUND BASICS

Concentrated Growth Fund

as of August 31, 2016

PERFORMANCE REVIEW
September 1, 2015–August 31, 2016	Fund Total Return (based on NAV)[1]	Russell 1000® Growth Index[2]
Class A	5.10%	10.51%
Class C	4.27	10.51
Institutional	5.47	10.51
Class IR	5.31	10.51
Class R	4.81	10.51
Class R6	5.56	10.51

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The Russell 1000® Growth Index is an unmanaged index that measures the performance of those Russell 1000® companies with higher price-to-book ratios and higher forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 6/30/16	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-8.61%	8.52%	6.01%	6.48%	9/03/02
Class C	-5.02	8.93	5.80	6.11	9/03/02
Institutional	-2.88	10.21	7.03	7.35	9/03/02
Class IR	-3.04	10.04	N/A	5.25	11/30/07
Class R	-3.55	9.48	N/A	4.74	11/30/07
Class R6	N/A	N/A	N/A	-5.24	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Class IR, Class R and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.22%	1.60%
Class C	1.97	2.35
Institutional	0.82	1.20
Class IR	0.97	1.35
Class R	1.47	1.87
Class R6	0.80	1.18

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2016, and prior to such date the Investment Adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 8/31/16[5]
Holding	% of Net Assets	Line of Business
Apple, Inc.	7.5%	Technology Hardware, Storage & Peripherals
Facebook, Inc. Class A	4.8	Internet Software & Services
Amazon.com, Inc.	4.1	Internet & Direct Marketing Retail
Alphabet, Inc. Class A	4.1	Internet Software & Services
American Tower Corp.	4.0	Equity Real Estate Investment Trusts (REITs)
Costco Wholesale Corp.	3.8	Food & Staples Retailing
MasterCard, Inc. Class A	2.9	IT Services
Comcast Corp. Class A	2.9	Media
Honeywell International, Inc.	2.9	Industrial Conglomerates
Microsoft Corp.	2.7	Software

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of August 31, 2016

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. Short-term investments represent repurchase agreements. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS CONCENTRATED GROWTH FUND

Performance Summary

August 31, 2016

The following graph shows the value, as of August 31, 2016, of a $1,000,000 investment made on September 1, 2006 in Institutional Shares at NAV. For comparative purposes, the performance of the Fund’s benchmark, the Russell 1000 Growth Index (with dividends reinvested), is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations may cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown and in their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class C, Class IR, Class R, and Class R6 Shares will vary from Institutional Shares due to differences in class specific fees and any applicable sales charges. In addition to the Investment Adviser’s decisions regarding issuer/industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover and subscription and redemption cash flows affecting the Fund.

Concentrated Growth Fund’s 10 Year Performance

Performance of a $1,000,000 Investment, including any applicable sales charges, with distributions reinvested, from September 1, 2006 through August 31, 2016.

Average Annual Total Return through August 31, 2016	One Year	Five Years	Ten Years	Since Inception
Class A (Commenced September 3, 2002)
Excluding sales charges	5.10%	12.38%	6.86%	7.14%
Including sales charges	-0.63%	11.11%	6.25%	6.71%

Class C (Commenced September 3, 2002)
Excluding contingent deferred sales charges	4.27%	11.55%	6.06%	6.33%
Including contingent deferred sales charges	3.23%	11.55%	6.06%	6.33%

Institutional Class (Commenced September 3, 2002)	5.47%	12.83%	7.28%	7.57%

Class IR (Commenced November 30, 2007)	5.31%	12.66%	N/A	5.63%

Class R (Commenced November 30, 2007)	4.81%	12.11%	N/A	5.13%

Class R6 (Commenced July 31, 2015)	5.56%	N/A	N/A	-1.12%

PORTFOLIO RESULTS

Goldman Sachs Dynamic U.S. Equity Fund

Portfolio Composition

The Fund invests primarily in U.S. equity investments. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team and the Goldman Sachs Fundamental Equity Value Investment Team have focused on several key investment criteria that they believe can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Teams strive to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team and the Goldman Sachs Value Equity Investment Team discuss the Goldman Sachs Dynamic U.S. Equity Fund’s (the “Fund”) performance and positioning for the 12-month period ended August 31, 2016 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, IR, R and R6 Shares generated average annual total returns, without sales charges, of 4.39%, 3.66%, 4.84%, 4.67%, 4.18% and 4.86%, respectively. These returns compare to the 12.52% average annual total return of the Fund’s benchmark, the Standard & Poor’s 500® Index (the “S&P 500 Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund posted positive absolute returns, but stock selection overall detracted from the Fund’s performance relative to the S&P 500 Index during the Reporting Period. Sector allocation as a whole also detracted, albeit more modestly.

Q	Which equity market sectors most significantly affected Fund performance?

A	Challenging stock selection in information technology, health care and consumer staples detracted from the Fund’s relative results most. Having an underweighted allocation to information technology, which outpaced the S&P 500 Index during the Reporting Period, also hurt. The only sector to contribute positively to the Fund’s relative performance during the Reporting Period was financials, wherein effective stock selection more than offset the detracting effect of having an overweight in the comparatively weakly performing sector.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Detracting most from the Fund’s results relative to its benchmark index were positions in global apparel retailer Gap, global pharmaceutical company Allergan and online professional network provider LinkedIn.

Gap reported several quarters of disappointing earnings results driven by weaker than consensus expected sales and foreign exchange headwinds from a stronger U.S. dollar. Product design initiatives had been unable to turn around same-store sales trends, and a challenging macroeconomic environment for apparel retailers remained a headwind for the company. Additionally, news of Old Navy’s president leaving in 2015 was a slight negative for the company. As a result, we believe the risk/reward profile for Gap is less compelling over the near term, and so we exited the Fund’s position by the end of the Reporting Period.

Allergan was among the Fund’s biggest detractors during the Reporting Period. Volatility related to mergers and acquisitions the company has been involved in as well as market concerns around drug pricing pressures weighed on Allergan’s stock during the Reporting Period. Despite the near-term volatility and underperformance, we continued to believe at the end of the Reporting Period that Allergan was a high quality growth business, trading at an attractive valuation with meaningful financial flexibility going forward.

LinkedIn reported solid fourth quarter 2015 results, with revenues and earnings ahead of market estimates, and

PORTFOLIO RESULTS

healthy user engagement. Of note, however, was top and bottom line guidance below market expectations, which led to a stock price decline. Specifically, its management attributed the slowdown to macroeconomic pressures in the Europe, Middle East and Africa (“EMEA”) and Asia-Pacific (“APAC”) regions, and it indicated its plans to shut down its acquired Bizo asset. We believe these factors have led investors to question the company’s growth outlook, which is additionally affected by foreign exchange headwinds. We were optimistic on the company’s competitive positioning and unique offering, but our concerns around its long-term business model — as well as its lower guidance — led us to exit the Fund’s position and invest in higher conviction ideas.

Q	What were some of the Fund’s best-performing individual stocks?

A	The Fund benefited most relative to the S&P 500 Index from positions in e-commerce retailers Amazon.com and eBay and industrial conglomerate General Electric.

Amazon.com reported strong third quarter 2015 results and solid first quarter 2016 results, with revenues and earnings well ahead of market expectations. Fundamentals were robust, and its management’s guidance implied continued strength. At the end of the Reporting Period, we believed the business remained strong in retail and Amazon Web Services (“AWS”) and that Amazon Prime’s membership growth could potentially position Amazon.com as a long-term outperformer in the retail industry. We continued to view Amazon.com’s business favorably and believed the company could well be the beneficiary of its scale and competitive advantages over the long term.

Shares of eBay gained through July 2016 following strong second quarter 2016 earnings results that were well ahead of market expectations. The company raised its third quarter 2016 outlook for earnings and revenues. eBay also announced an additional $1 billion stock repurchase. At the end of the Reporting Period, we believed eBay’s management team was taking the right steps to ensure the company continues to grow and improve its offerings to customers. In our view, eBay has a strong balance sheet and good cash flow generation, which is a reason for us to have strong conviction in the company and its financial flexibility to invest in its business for future growth.

Throughout the Reporting Period, General Electric reported earnings results that exceeded consensus expectations, driven by strong organic revenue growth and operating margin improvement. Additionally, investors reacted positively to General Electric’s long-awaited announcement to spin off its majority stake in Synchrony Financial to existing shareholders. At the end of the Reporting Period, we remained optimistic on General Electric’s growth prospects, as a strong backlog of orders and what we believe to be accretive synergies from recent transactions could be supportive to its earnings in a potentially slow global economic growth environment.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	We initiated a Fund position in online social media platform Facebook during the Reporting Period. Over time, Facebook has established an important position as a consumer utility and has captured a significant portion of today’s mobile application mindshare. In our view, demand for Facebook’s business remains strong, and along with its Instagram franchise and online video features, the company is well positioned to capitalize on significant advertising growth.

We established a Fund position in MasterCard. MasterCard is a leading global payments and technology company that connects consumers, financial institutions, merchants, governments and businesses worldwide, enabling them to use electronic forms of payment instead of cash and checks. The company offers a wide range of payment solutions that enable the development and implementation of credit, debit, prepaid, commercial and related payment programs and solutions for consumers and merchants. In our view, the company performed well during the fourth quarter of 2015, exceeding its own estimates of gross revenues and billings, although an ongoing rebate and incentive program dragged a bit on net revenue growth. We are positive on the current macroeconomic trends, especially consumer spending, which we believe should benefit the company. We also believe MasterCard has a high quality management team, an investment grade balance sheet and strong free cash flow and operating margins.

Conversely, we sold the Fund’s position in financial services company American International Group (“AIG”). We believe any complications with respect to its newly announced strategic plan could add negative pressure to the stock, as major changes within such a complex organization take time

PORTFOLIO RESULTS

to harmonize, in our view. We took the opportunity to exit the Fund’s position in AIG to pursue higher conviction ideas.

We eliminated the Fund’s position in information storage company EMC. We believed that any complications with respect to its acquisition by Dell could add negative pressure to its stock, thus making the risk/reward profile less compelling, in our view. The stock had performed relatively well in the recent downturn, and so we took the opportunity to exit the Fund’s position to allocate the proceeds to other ideas with what we considered to have more compelling upside.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to consumer discretionary, energy, health care, information technology and materials increased and its allocations to consumer staples, financials and industrials decreased compared to the S&P 500 Index. The Fund’s position in cash also declined during the Reporting Period.

Q	How was the Fund positioned relative to its benchmark index at the end of August 2016?

A	At the end of August 2016, the Fund had overweighted positions relative to the S&P 500 Index in consumer discretionary, materials, real estate and consumer staples. On the same date, the Fund had underweighted positions compared to the S&P 500 Index in information technology, industrials, utilities and health care and was rather neutrally weighted to the S&P 500 Index in energy and financials.

The Fund had no position at all in telecommunication services at the end of the Reporting Period.

FUND BASICS

Dynamic U.S. Equity Fund

as of August 31, 2016

PERFORMANCE REVIEW
September 1, 2015–August 31, 2016	Fund Total Return (based on NAV)[1]	S&P 500® Index[2]
Class A	4.39%	12.52%
Class C	3.66	12.52
Institutional	4.84	12.52
Class IR	4.67	12.52
Class R	4.18	12.52
Class R6	4.86	12.52

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The S&P 500® Index is the Standard & Poor’s 500 Composite Index of 500 stocks, an unmanaged index of common stock prices. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 6/30/16	One Year	Five Years	Since Inception	Inception Date
Class A	-11.74%	7.64%	8.80%	11/30/09
Class C	-8.20	8.07	8.91	11/30/09
Institutional	-6.24	9.31	10.18	11/30/09
Class IR	-6.46	9.13	10.00	11/30/09
Class R	-6.82	8.62	9.47	11/30/09
Class R6	N/A	N/A	-6.98	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Class IR, Class R and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.22%	2.81%
Class C	1.97	3.56
Institutional	0.82	2.42
Class IR	0.97	2.63
Class R	1.47	3.10
Class R6	0.80	2.40

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2016, and prior to such date the Investment Adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 8/31/16[5]
Holding	% of Net Assets	Line of Business
Bank of America Corp.	5.2%	Banks
Amazon.com, Inc.	5.1	Internet & Direct Marketing Retail
Pfizer, Inc.	4.2	Pharmaceuticals
Apple, Inc.	3.9	Technology Hardware, Storage & Peripherals
Facebook, Inc. Class A	3.8	Internet Software & Services
MasterCard, Inc. Class A	3.5	IT Services
JPMorgan Chase & Co.	3.4	Banks
McKesson Corp.	3.2	Health Care Providers & Services
General Electric Co.	3.1	Industrial Conglomerates
Abbott Laboratories	3.1	Health Care Equipment & Supplies

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of August 31, 2016

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS DYNAMIC U.S. EQUITY FUND

Performance Summary

August 31, 2016

The following graph shows the value, as of August 31, 2016, of a $1,000,000 investment made on November 30, 2009 (commencement of operations) in Institutional Shares at NAV. For comparative purposes, the performance of the Fund’s benchmark, the S&P 500 Index (with dividends reinvested), is shown. Through April 30, 2015, the Fund had been known as the Goldman Sachs U.S. Equity Fund and certain of its strategies differed. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations may cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown and in their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class C, Class IR, Class R and Class R6 Shares will vary from Institutional Shares due to differences in class specific fees and any applicable sales charges. In addition to the Investment Adviser’s decisions regarding issuer/industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover and subscription and redemption cash flows affecting the Fund.

Dynamic U.S. Equity Fund’s Lifetime Performance

Performance of a $1,000,000 Investment, including any applicable sales charges, with distributions reinvested, from November 30, 2009 through August 31, 2016.

Average Annual Total Return through August 31, 2016	One Year	Five Years	Since Inception
Class A (Commenced November 30, 2009)
Excluding sales charges	4.39%	12.38%	10.27%
Including sales charges	-1.34%	11.12%	9.35%

Class C (Commenced November 30, 2009)
Excluding contingent deferred sales charges	3.66%	11.54%	9.43%
Including contingent deferred sales charges	2.62%	11.54%	9.43%

Institutional Class (Commenced November 30, 2009)	4.84%	12.82%	10.71%

Class IR (Commenced November 30, 2009)	4.67%	12.64%	10.53%

Class R (Commenced November 30, 2009)	4.18%	12.10%	9.99%

Class R6 (Commenced July 31, 2015)	4.86%	N/A	-2.12%

PORTFOLIO RESULTS

Goldman Sachs Flexible Cap Growth Fund

Portfolio Composition

The Fund invests primarily in U.S. equity investments in small-, mid- and large-capitalization issuers. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team has focused on several key investment criteria that it believes can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Team strives to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Flexible Cap Growth Fund’s (the “Fund”) performance and positioning for the 12-month period ended August 31, 2016 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, IR, R and R6 Shares generated average annual total returns, without sales charges, of 4.93%, 4.12%, 5.29%, 5.20%, 4.61% and 5.29%, respectively. These returns compare to the 9.96% average annual total return of the Fund’s benchmark, the Russell 3000® Growth Index (with dividends reinvested) (the “Russell Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund generated solid positive absolute returns, but stock selection overall detracted from the Fund’s performance relative to the Russell Index during the Reporting Period. Sector allocation as a whole also detracted, albeit much more modestly.

Q	Which equity market sectors most significantly affected Fund performance?

A	The sectors that detracted most from the Fund’s relative results during the Reporting Period were information technology, consumer staples and health care, wherein stock selection proved challenging. The sectors that contributed positively to the Fund’s relative performance during the Reporting Period were financials, energy and consumer discretionary, wherein effective stock selection drove results.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Detracting most from the Fund’s results relative to the Russell Index were positions in luxury household furnishing company Restoration Hardware Holdings, online professional network provider LinkedIn and software giant Microsoft.

During the Reporting Period, Restoration Hardware Holdings experienced headwinds of an increasingly challenging retail industry, especially around the high-end consumer. Given the lower and volatile demand, we exited the Fund’s position to invest in what we considered to be more compelling ideas.

LinkedIn reported solid fourth quarter 2015 results, with revenues and earnings ahead of market estimates, and healthy user engagement. Of note, however, was top and bottom line guidance below market expectations, which led to a stock price decline. Specifically, its management attributed the slowdown to macroeconomic pressures in the Europe, Middle East and Africa (“EMEA”) and Asia-Pacific (“APAC”) regions, and it indicated its plans to shut down its acquired Bizo asset. We believe these factors have led investors to question the company’s growth outlook, which is additionally affected by foreign exchange headwinds. We were optimistic on the company’s competitive positioning and unique offering, but our concerns around its long-term business model — as well as its lower guidance — led us to exit the Fund’s position and invest in higher conviction ideas.

PORTFOLIO RESULTS

Microsoft was a new purchase for the Fund during the Reporting Period. Share price weakness on the back of challenging quarterly results had created an opportunity, in our view, to initiate a position, and we believe the company presents good risk/reward potential. During the Reporting Period, Microsoft’s stock performed strongly in absolute returns, but an underweight in the Fund compared to the Russell Index led to it being a detractor from relative returns. Microsoft reported fiscal fourth quarter results that meaningfully exceeded market expectations, with solid revenue trends. Its management also guided down for the following quarter, although the downward revision was more muted than what we have seen in some other quarters. At the end of the Reporting Period, we were optimistic on what we believe are some solid growth and improved profitability focus areas, including Azure, Office 365 and Xbox. We also believed Microsoft was attractively valued with a strong balance sheet, high free cash flow yield and a management that we believe is moving the company in the right direction.

Q	What were some of the Fund’s best-performing individual stocks?

A	Among those stocks the Fund benefited most from relative to the Russell Index were positions in data center real estate investment trust (“REIT”) Equinix, specialty retailer Ulta Salon, Cosmetics & Fragrance and water technology company Xylem.

Equinix was the strongest contributor to the Fund’s performance during the Reporting Period. The company reported solid quarterly results, positively beating market expectations for its organic revenue growth and earnings growth. The company also benefited from a move down in U.S. Treasury yields, which generally favors REITs given their attractive yield and growth potential relative to bonds. At the end of the Reporting Period, we thought that Equinix continued to have substantial pipeline opportunities, particularly with enterprise customers willing to pay a higher price. Continued integration with the company’s Telecity acquisition and a strategic partnership with Datang Telecom could further increase Equinix’s global presence and strengthen its competitive advantage, in our view. Further, we believe Equinix remains an asset with robust upside to its revenues and free cash flows, as it balances organic growth, low leverage and a sound capital structure.

After a challenging start to 2016 for Ulta Salon, Cosmetics & Fragrance, momentum started picking up for the company in the beginning of April 2016 after strong first quarter 2016 earnings and the company being added to the S&P 500 Index. Its strong results were driven by margins, revenues and e-commerce growth that were ahead of market expectations. In our view, the company is a strong brand that continues to gain recognition. We believe Ulta Salon, Cosmetics & Fragrance has an opportunity to grow market share through higher brand awareness, increasing loyalty to existing stores, expansion of new stores and e-commerce.

During the Reporting Period, Xylem reported strong quarterly results, and toward the end of the Reporting Period, announced the purchase of Sensus, a smart water meter company, for approximately $1.7 billion in cash. The acquisition was viewed positively by investors, as it further bolsters Xylem’s product offering and technological advantage. At the end of the Reporting Period, we remained optimistic on Xylem’s margin expansion prospects and believed its management team has done well to position the company for sustainable long-term growth.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	In addition to the purchases already mentioned, we established a Fund position in beverage company Coca-Cola. We view Coca-Cola as a high quality, large-cap consumer staples franchise, with iconic brands and a structurally advantaged global supply chain. However, the stock has been pressured in recent years by international macro headwinds and widespread health concerns about soft drinks. We see meaningful positive incremental change occurring at Coca- Cola, with core category pricing improving sustainably, more aggressive cost cutting, productivity driving higher marketing reinvestment, and structural improvements from bottler refranchising. We expect the turnaround at the company to be increasingly appreciated by the market over time. We also see room for multiple expansion relative to other high quality consumer staples peers. These factors, combined with a stabilizing global macro and currency backdrop, could lead to faster growth and higher returns, in our view.

Conversely, we exited the Fund’s position in coffee retailer Starbucks. During the Reporting Period, Starbucks reported disappointing comparable same-store sales growth, which dampened investor sentiment, as it could be an indicator that the rate of its growth is slowing more than widely expected.

PORTFOLIO RESULTS

Though we continue to like the company and the strength of its franchise, we believed there were other names with more compelling risk/reward profiles, and so we sold the position.

We eliminated the Fund’s position in quick-service restaurant owner and franchiser YUM! Brands. While we believe YUM! Brands is a fundamentally strong company with a promising outlook, upcoming initiatives and resilience during difficult environments, we decided to sell out of the name and fund other ideas presenting, in our view, better risk/reward opportunities.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to consumer staples and industrials increased and its allocations to consumer discretionary, energy and financials decreased relative to the Russell Index.

Q	How was the Fund positioned relative to its benchmark index at the end of August 2016?

A	At the end of August 2016, the Fund had overweighted positions relative to the Russell Index in the financials sector. On the same date, the Fund had underweighted positions compared to the Russell Index in health care, consumer discretionary and materials and was rather neutrally weighted to the Russell Index in consumer staples, energy, industrials, information technology, real estate and telecommunication services. The Fund had no position at all in the utilities sector at the end of the Reporting Period.

FUND BASICS

Flexible Cap Growth Fund

as of August 31, 2016

PERFORMANCE REVIEW
September 1, 2015–August 31, 2016	Fund Total Return (based on NAV)[1]	Russell 3000® Growth Index[2]
Class A	4.93%	9.96%
Class C	4.12	9.96
Institutional	5.29	9.96
Class IR	5.20	9.96
Class R	4.61	9.96
Class R6	5.29	9.96

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The unmanaged Russell 3000® Growth Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 6/30/16	One Year	Five Year	Since Inception	Inception Date
Class A	-8.73%	9.54%	7.92%	1/31/08
Class C	-5.15	9.95	7.86	1/31/08
Institutional	-3.07	11.23	9.10	1/31/08
Class IR	-3.11	11.07	8.94	1/31/08
Class R	-3.71	10.51	8.40	1/31/08
Class R6	N/A	N/A	-5.98	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Class IR, Class R and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.22%	2.97%
Class C	1.97	3.71
Institutional	0.82	2.57
Class IR	0.97	2.66
Class R	1.47	3.24
Class R6	0.80	4.34

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2016, and prior to such date the Investment Adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 8/31/16[5]
Holding	% of Net Assets	Line of Business
Apple, Inc.	5.8%	Technology Hardware, Storage & Peripherals
Facebook, Inc. Class A	3.9	Internet Software & Services
Amazon.com, Inc.	3.6	Internet & Direct Marketing Retail
Alphabet, Inc. Class A	2.8	Internet Software & Services
Microsoft Corp.	2.7	Software
Alphabet, Inc. Class C	2.4	Internet Software & Services
Honeywell International, Inc.	2.2	Industrial Conglomerates
MasterCard, Inc. Class A	2.1	IT Services
Comcast Corp. Class A	1.9	Media
Costco Wholesale Corp.	1.9	Food & Staples Retailing

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of August 31, 2016

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. Short-term investments represent repurchase agreements. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS FLEXIBLE CAP GROWTH FUND

Performance Summary

August 31, 2016

The following graph shows the value, as of August 31, 2016, of a $1,000,000 investment made on January 31, 2008 (commencement of operations) in Institutional Shares at NAV. For comparative purposes, the performance of the Fund’s benchmark, the Russell 3000 Growth Index (with dividends reinvested), is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations may cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown and in their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class C, Class IR, Class R and Class R6 Shares will vary from Institutional Shares due to differences in class specific fees and any applicable sales charges. In addition to the Investment Adviser’s decisions regarding issuer/industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover and subscription and redemption cash flows affecting the Fund.

Flexible Cap Growth Fund’s Lifetime Performance

Performance of a $1,000,000 Investment, including any applicable sales charges, with distributions reinvested, from January 31, 2008 through August 31, 2016.

Average Annual Total Return through August 31, 2016	One Year	Five Years	Since Inception
Class A (Commenced January 31, 2008)
Excluding sales charges	4.93%	13.70%	8.97%
Including sales charges	-0.81%	12.43%	8.26%

Class C (Commenced January 31, 2008)
Excluding contingent deferred sales charges	4.12%	12.86%	8.19%
Including contingent deferred sales charges	3.08%	12.86%	8.19%

Institutional Class (Commenced January 31, 2008)	5.29%	14.16%	9.42%

Class IR (Commenced January 31, 2008)	5.20%	14.00%	9.27%

Class R (Commenced January 31, 2008)	4.61%	13.44%	8.73%

Class R6 (Commenced July 31, 2015)	5.29%	N/A	-1.92%

PORTFOLIO RESULTS

Goldman Sachs Focused Growth Fund

Portfolio Composition

The Fund invests primarily in U.S. equity investments. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team has focused on several key investment criteria that it believes can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Team strives to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Focused Growth Fund’s (the “Fund”) performance and positioning for the 12-month period ended August 31, 2016 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, IR, R and R6 Shares generated average annual total returns, without sales charges, of 3.36%, 2.56%, 3.75%, 3.65%, 3.07% and 3.77%, respectively. These returns compare to the 10.51% average annual total return of the Fund’s benchmark, the Russell 1000® Growth Index (with dividends reinvested) (the “Russell Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund posted positive absolute returns, but stock selection overall detracted from the Fund’s performance relative to the Russell Index during the Reporting Period. Sector allocation as a whole contributed positively, albeit modestly, during the Reporting Period.

Q	Which equity market sectors most significantly affected Fund performance?

A	Challenging stock selection in health care, consumer discretionary and consumer staples detracted from the Fund’s relative results most. Effective stock selection in the financials sector and having an underweight to the energy sector, which was by far the weakest performer in the Russell Index during the Reporting Period, helped the Fund’s performance most relative to the Russell Index.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Detracting most from the Fund’s results relative to the Russell Index were positions in global apparel company PVH, global pharmaceutical company Allergan and biotechnology firm Vertex Pharmaceuticals.

PVH was the top detractor from the Fund’s results during the Reporting Period. Weakness in the U.S. retail environment, high promotions in the industry, and currency headwinds added pressure to what we believe is otherwise a high quality company. While we continue to like the company and believe PVH remains a leading franchise with dominant market share, strong pricing power and solid fundamentals, near- term uncertainty led us to consolidate the Fund’s exposure into other consumer positions where we find the risk/reward opportunity more compelling.

Allergan was among the Fund’s biggest detractors during the Reporting Period. Volatility related to mergers and acquisitions the company has been involved in as well as market concerns around drug pricing pressures weighed on Allergan’s stock during the Reporting Period. Despite the near-term volatility and underperformance, we continued to believe at the end of the Reporting Period that Allergan was a high quality growth business, trading at an attractive valuation with meaningful financial flexibility going forward.

PORTFOLIO RESULTS

Vertex Pharmaceuticals was a top detractor from the Fund’s performance during the Reporting Period. Early in 2016, its shares came under pressure following a disappointing fiscal fourth quarter that fell short of consensus expectations. Additionally, lowered expectations surrounding the launch of Vertex Pharmaceuticals’ new cystic fibrosis treatment, orkambi, caused shares to decline. Despite this weakness, at the end of the Reporting Period, we believed Vertex Pharmaceuticals had strong underlying fundamentals, a promising product pipeline with significant short-term and long-term catalysts and an attractive valuation. We further believed the company, led by what we consider to be a capable management team, could continue to see growth given its dominant market share in its space and given geographic expansionary efforts that have contributed to meaningful profitability.

Q	What were some of the Fund’s best-performing individual stocks?

A	Among those stocks the Fund benefited from relative to the Russell Index were positions in data center real estate investment trust (“REIT”) Equinix, online social media platform Facebook and e-commerce retailer Amazon.com.

Equinix was the strongest contributor to the Fund’s performance during the Reporting Period. The company reported solid quarterly results, positively beating market expectations for its organic revenue growth and earnings growth. The company also benefited from a move down in U.S. Treasury yields, which generally favors REITs given their attractive yield and growth potential relative to bonds. At the end of the Reporting Period, we thought that Equinix continued to have substantial pipeline opportunities, particularly with enterprise customers willing to pay a higher price. Continued integration with the company’s Telecity acquisition and a strategic partnership with Datang Telecom could further increase Equinix’s global presence and strengthen its competitive advantage, in our view. Further, we believe Equinix remains an asset with robust upside to its revenues and free cash flows, as it balances organic growth, low leverage and a sound capital structure.

Facebook, a new purchase for the Fund during the Reporting Period, was a top positive contributor to the Fund’s relative results during the Reporting Period. Over time, Facebook has established an important position as a consumer utility and has captured a significant portion of today’s mobile application mindshare. In our view, demand for Facebook’s business remains strong, and along with its Instagram franchise and online video features, the company is well positioned to capitalize on significant advertising growth. During the Reporting Period, the company reported strong quarterly results, underpinned by advertisement revenue growth well above market expectations. Demand from advertisers was robust across most segments and geographies, and the company benefited from its three key levers — user growth, time spent and ad load. At the end of the Reporting Period, we remained positive on Facebook’s high operating expenditures, at what we consider to be manageable levels, which should allow the company to invest aggressively in substantial growth opportunities and simultaneously increase earnings. We think additional tailwinds in the form of lower and decreasing tax rates — and video-driven growth — may further benefit the company in coming years. In our view, Facebook’s strong fundamentals, high barriers to entry and robust contribution from Instagram warrant a constructive outlook on its long-term growth prospects.

Amazon.com reported strong third quarter 2015 results and solid first quarter 2016 results, with revenues and earnings well ahead of market expectations. Fundamentals were robust, and its management’s guidance implied continued strength. At the end of the Reporting Period, we believed the business remained strong in retail and Amazon Web Services (“AWS”) and that Amazon Prime’s membership growth could potentially position Amazon.com as a long-term outperformer in the retail industry. We continued to view Amazon.com’s business favorably and believed the company could well be the beneficiary of its scale and competitive advantages over the long term.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	In addition to the purchase of Facebook, already mentioned, we initiated a Fund position in Honeywell International. Honeywell International is a diversified technology and manufacturing company, which offers aerospace products,

PORTFOLIO RESULTS

power generation systems, specialty chemicals and electronic materials. We are encouraged by positive trends in aerospace, U.S. defense, China and process management, which we believe position the company well for long-term growth. We also see opportunities for improved free cash flow margins should capital expenditures decline in the next few years as we anticipate. Given our positive near-term outlook and what we see as the company’s prospects for organic acceleration, we are optimistic on Honeywell International’s long-term returns.

Conversely, in addition to the sales already mentioned, we exited the Fund’s position in online travel company Priceline Group. While we believe Priceline Group is a quality business, our confidence in the company was tested by persistent consensus concerns about continued lodging and an unfavorable outlook for the travel industry. As a result, we decided to sell the position and pursue higher conviction ideas.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to health care, industrials and materials increased and its allocations to consumer discretionary, financials and information technology decreased relative to the Russell Index. The Fund’s allocation to cash decreased during the Reporting Period as well.

Q	How was the Fund positioned relative to its benchmark index at the end of August 2016?

A	At the end of August 2016, the Fund had overweighted positions relative to the Russell Index in the financials, real estate and consumer staples sectors. On the same date, the Fund had underweighted positions compared to the Russell Index in consumer discretionary, health care and information technology. The Fund was rather neutrally weighted to the Russell Index in industrials and materials and had no positions at all in the energy, utilities or telecommunication services sectors at the end of the Reporting Period.

FUND BASICS

Focused Growth Fund

as of August 31, 2016

PERFORMANCE REVIEW
September 1, 2015–August 31, 2016	Fund Total Return (based on NAV)[1]	Russell 1000® Growth Index[2]
Class A	3.36%	10.51%
Class C	2.56	10.51
Institutional	3.75	10.51
Class IR	3.65	10.51
Class R	3.07	10.51
Class R6	3.77	10.51

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The Russell 1000® Growth Index is an unmanaged market capitalization weighted index of the 1000 largest U.S. companies with higher price-to-book ratios and higher forecasted growth values. The Index figures do not include any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 6/30/16	One Year	Since Inception	Inception Date
Class A	-7.46%	10.62%	1/31/12
Class C	-3.84	11.22	1/31/12
Institutional	-1.75	12.51	1/31/12
Class IR	-1.92	12.34	1/31/12
Class R	-2.42	11.77	1/31/12
Class R6	N/A	-4.63	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Class IR, Class R and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.20%	2.22%
Class C	1.95	3.00
Institutional	0.80	1.85
Class IR	0.97	2.02
Class R	1.45	2.50
Class R6	0.78	1.83

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2016, and prior to such date the Investment Adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 8/31/16[5]
Holding	% of Net Assets	Line of Business
Apple, Inc.	10.2%	Technology Hardware, Storage & Peripherals
American Tower Corp.	6.1	Equity Real Estate Investment Trusts (REITs)
Costco Wholesale Corp.	6.1	Food & Staples Retailing
Facebook, Inc. Class A	5.8	Internet Software & Services
Alphabet, Inc. Class A	5.4	Internet Software & Services
MasterCard, Inc. Class A	5.4	IT Services
Amazon.com, Inc.	4.9	Internet & Direct Marketing Retail
Honeywell International, Inc.	4.9	Industrial Conglomerates
Abbott Laboratories	4.7	Health Care Equipment & Supplies
Intercontinental Exchange, Inc.	4.5	Capital Markets

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of August 31, 2016

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. Short-term investments represent repurchase agreements. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS FOCUSED GROWTH FUND

Performance Summary

August 31, 2016

The following graph shows the value, as of August 31, 2016, of a $1,000,000 investment made on January 31, 2012 (commencement of operations) in Institutional Shares at NAV. For comparative purposes, the performance of the Fund’s benchmark, the Russell 1000 Growth Index (with dividends reinvested), is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations may cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown and in their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class C, Class IR, Class R and Class R6 Shares will vary from Institutional Shares due to differences in class specific fees and any applicable sales charges. In addition to the Investment Adviser’s decisions regarding issuer/industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover and subscription and redemption cash flows affecting the Fund.

Focused Growth Fund’s Lifetime Performance

Performance of a $1,000,000 Investment, including any applicable sales charges, with distributions reinvested, from January 31, 2012 through August 31, 2016.

Average Annual Total Return through August 31, 2016	One Year	Since Inception
Class A (Commenced January 31, 2012)
Excluding sales charges	3.36%	12.37%
Including sales charges	-2.34%	10.99%

Class C (Commenced January 31, 2012)
Excluding contingent deferred sales charges	2.56%	11.54%
Including contingent deferred sales charges	1.54%	11.54%

Institutional Class (Commenced January 31, 2012)	3.75%	12.83%

Class IR (Commenced January 31, 2012)	3.65%	12.66%

Class R (Commenced January 31, 2012)	3.07%	12.09%

Class R6 (Commenced July 31, 2015)	3.77%	-1.33%

PORTFOLIO RESULTS

Goldman Sachs Growth Opportunities Fund

Portfolio Composition

The Fund invests primarily in medium-sized growth companies with a market capitalization between $1 and $10 billion. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team has focused on several key investment criteria that it believes can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Team strives to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Growth Opportunities Fund’s (the “Fund”) performance and positioning for the 12-month period ended August 31, 2016 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, Service, IR, R and R6 Shares generated average annual total returns, without sales charges, of 3.39%, 2.66%, 3.76%, 3.27%, 3.64%, 3.12% and 3.81%, respectively. These returns compare to the 6.98% average annual total return of the Fund’s benchmark, the Russell Midcap® Growth Index (with dividends reinvested) (the “Russell Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund generated positive absolute returns, but stock selection overall detracted from the Fund’s performance relative to the Russell Index during the Reporting Period. Sector allocation as a whole also detracted, albeit more modestly.

Q	Which equity market sectors most significantly affected Fund performance?

A	Detracting most from the Fund’s relative results was challenging stock selection in the consumer discretionary, health care and information technology sectors. The only two sectors to contribute positively to the Fund’s relative performance during the Reporting Period were financials and industrials, wherein effective stock selection drove results.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Detracting most from the Fund’s results relative to its benchmark index were positions in luxury household furnishing company Restoration Hardware Holdings, hospital and medical services provider holding company Adeptus Health and molecular diagnostics company Cepheid.

During the Reporting Period, Restoration Hardware Holdings experienced headwinds of an increasingly challenging retail industry, especially around the high-end consumer. Given the lower and volatile demand, we exited the Fund’s position to invest in what we considered to be more compelling ideas.

Toward the beginning of the Reporting Period, despite strong third quarter 2015 results, Adeptus Health’s shares traded lower, partly due to sympathies toward other health services companies that performed below market expectations. Additionally, the company’s results reflected some seasonal slowdown from the prior quarter, which may have impacted investor sentiment. At the end of the Reporting Period, we believed Adeptus Health remained one of the fastest growing players in the health care services industry with good visibility on new facility openings during the next few years. In our view, the company’s growth story has also been driven by its joint venture strategy that focuses on partnering with not-for-profit health care systems. Adeptus Health maintains a dominant position in a rapidly expanding industry, and we believe it presents significant upside

PORTFOLIO RESULTS

potential should it continue to expand both organically and through its joint venture strategy.

Much of Cepheid’s share price decline came following its fiscal third quarter 2015 earnings report. While the company was in line with the market’s revenue expectations, it reduced its revenue outlook in the fourth quarter of 2015. Despite the weakness, at the end of the Reporting Period, we maintained confidence in the actions its management is taking to accelerate the company’s growth profile. In our view, Cepheid remains the dominant molecular diagnostics platform.

Q	What were some of the Fund’s best-performing individual stocks?

A	The Fund benefited most relative to the Russell Index from positions in specialty retailers Ulta Salon, Cosmetics & Fragrance, data center real estate investment trust (“REIT”) Equinix and water technology company Xylem.

After a challenging start to 2016 for Ulta Salon, Cosmetics & Fragrance, momentum started picking up for the company in the beginning of April 2016 after strong first quarter 2016 earnings and the company being added to the S&P 500 Index. Its strong results were driven by margins, revenues and e-commerce growth that were ahead of market expectations. In our view, the company is a strong brand that continues to gain recognition. We believe Ulta Salon, Cosmetics & Fragrance has an opportunity to grow market share through higher brand awareness, increasing loyalty to existing stores, expansion of new stores and e-commerce.

Equinix was a strong contributor to the Fund’s performance during the Reporting Period. The company reported solid quarterly results, positively beating market expectations for its organic revenue growth and earnings growth. The company also benefited from a move down in U.S. Treasury yields, which generally favors REITs given their attractive yield and growth potential relative to bonds. At the end of the Reporting Period, we thought that Equinix continued to have substantial pipeline opportunities, particularly with enterprise customers willing to pay a higher price. Continued integration with the company’s Telecity acquisition and a strategic partnership with Datang Telecom could further increase Equinix’s global presence and strengthen its competitive advantage, in our view. Further, we believe Equinix remains an asset with robust upside to its revenues and free cash flows, as it balances organic growth, low leverage and a sound capital structure.

During the Reporting Period, Xylem reported strong quarterly results, and toward the end of the Reporting Period, announced the purchase of Sensus, a smart water meter company, for approximately $1.7 billion in cash. The acquisition was viewed positively by investors, as it further bolsters Xylem’s product offering and technological advantage. Xylem was a new purchase for the Fund during the Reporting Period. In our view, Xylem is poised to benefit from secular growth and the cyclical recovery of water utility spending. The company’s exposure to oil is minimal, and we believe there are merger and acquisition opportunities to move up the water technology curve if needed. At the end of the Reporting Period, we remained optimistic on Xylem’s margin expansion prospects and believed its management team has done well to position the company for sustainable long-term growth.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	In addition to those purchases already mentioned, we initiated a Fund position in off-price retailer Ross Stores. Off-price retailers, such as Ross Stores, seek to take advantage of excess inventory from full-price retailers by purchasing goods at a significant discount to their original prices. We believe Ross Stores is well positioned within its industry and attractively valued for a high quality company. We are encouraged by Ross Stores’ consistent sales and earnings growth over time, strong free cash flows, and demonstrated track record of returning capital to shareholders.

Conversely, in addition to those sales mentioned earlier, we exited the Fund’s position in W.W. Grainger, a distributor of repair and operating supplies. Toward the end of July 2016, the company reported weak second quarter 2016 results, which missed market estimates, and its management cut its guidance. This weakness was driven primarily by pricing below market expectations, particularly in the U.S. and Canada. The company was also losing market share with mid-sized customers. Overall, we believe the business continues to face secular challenges, and so we sold out of the Fund position to invest in higher conviction ideas.

We sold the Fund’s position in LinkedIn, the online professional network provider. Late in the Reporting Period, its shares sharply gained following the announcement that

PORTFOLIO RESULTS

Microsoft had reached an agreement to acquire LinkedIn at a significant premium. After this development, we decided to exit the Fund’s position and allocate proceeds to other ideas.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to consumer staples, industrials, materials and telecommunication services increased as did its position in cash and its allocations to consumer discretionary, health care and information technology decreased relative to the Russell Index.

Q	How was the Fund positioned relative to its benchmark index at the end of August 2016?

A	At the end of August 2016, the Fund had overweighted positions relative to the Russell Index in the telecommunication services, consumer staples, financials and materials sectors. On the same date, the Fund had underweighted positions compared to the Russell Index in information technology, consumer discretionary and real estate. The Fund was rather neutrally weighted to the Index in energy, health care and industrials and had no position at all in utilities at the end of the Reporting Period.

FUND BASICS

Growth Opportunities Fund

as of August 31, 2016

PERFORMANCE REVIEW
September 1, 2015–August 31, 2016	Fund Total Return (based on NAV)[1]	Russell Midcap® Growth Index[2]
Class A	3.39%	6.98%
Class C	2.66	6.98
Institutional	3.76	6.98
Service	3.27	6.98
Class IR	3.64	6.98
Class R	3.12	6.98
Class R6	3.81	6.98

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The Russell Midcap® Growth Index is an unmanaged market capitalization weighted index that measures the performance of those Russell Midcap companies with higher price-to-book ratios and higher forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 6/30/16	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-10.53%	7.86%	8.05%	10.01%	5/24/99
Class C	-7.01	8.26	7.85	9.55	5/24/99
Institutional	-4.99	9.51	9.10	10.81	5/24/99
Service	-5.47	8.97	8.56	10.25	5/24/99
Class IR	-5.10	9.36	N/A	7.57	11/30/07
Class R	-5.62	8.80	N/A	7.04	11/30/07
Class R6	N/A	N/A	N/A	-5.77	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Service, Class IR, Class R and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.30%	1.40%
Class C	2.05	2.15
Institutional	0.95	1.00
Service	1.45	1.50
Class IR	1.05	1.15
Class R	1.55	1.65
Class R6	0.93	0.98

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2016, and prior to such date the Investment Adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 8/31/16[5]
Holding	% of Net Assets	Line of Business
Amphenol Corp. Class A	2.8%	Electronic Equipment, Instruments & Components
Ross Stores, Inc.	2.6	Specialty Retail
Fidelity National Information Services, Inc.	2.6	IT Services
SBA Communications Corp. Class A	2.6	Diversified Telecommunication Services
Panera Bread Co. Class A	2.4	Hotels, Restaurants & Leisure
The Middleby Corp.	2.4	Machinery
Equinix, Inc.	2.3	Equity Real Estate Investment Trusts (REITs)
Ulta Salon, Cosmetics & Fragrance, Inc.	2.3	Specialty Retail
Intuit, Inc.	2.2	Software
Xylem, Inc.	2.2	Machinery

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of August 31, 2016

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS GROWTH OPPORTUNITIES FUND

Performance Summary

August 31, 2016

The following graph shows the value, as of August 31, 2016, of a $1,000,000 investment made on September 1, 2006 in Institutional Shares at NAV. For comparative purposes, the performance of the Fund’s benchmark the Russell Midcap Growth Index (with dividends reinvested), is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations may cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown and in their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class C, Service, Class IR, Class R and Class R6 Shares will vary from Institutional Shares due to differences in class specific fees and any applicable sales charges. In addition to the Investment Adviser’s decisions regarding issuer/industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover and subscription and redemption cash flows affecting the Fund.

Growth Opportunities Fund’s 10 Year Performance

Performance of a $1,000,000 Investment, including any applicable sales charges, with distributions reinvested, from September 1, 2006 through August 31, 2016.

Average Annual Total Return through August 31, 2016	One Year	Five Years	Ten Years	Since Inception
Class A (Commenced May 24, 1999)
Excluding sales charges	3.39%	12.26%	9.29%	10.46%
Including sales charges	-2.29%	11.00%	8.68%	10.10%

Class C (Commenced May 24, 1999)
Excluding contingent deferred sales charges	2.66%	11.42%	8.48%	9.65%
Including contingent deferred sales charges	1.64%	11.42%	8.48%	9.65%

Institutional Class (Commenced May 24, 1999)	3.76%	12.70%	9.72%	10.90%

Service Class (Commenced May 24, 1999)	3.27%	12.14%	9.18%	10.35%

Class IR (Commenced November 30, 2007)	3.64%	12.54%	N/A	7.81%

Class R (Commenced November 30, 2007)	3.12%	11.98%	N/A	7.28%

Class R6 (Commenced July 31, 2015)	3.81%	N/A	N/A	-2.45%

PORTFOLIO RESULTS

Goldman Sachs Small/Mid Cap Growth Fund

Portfolio Composition

The Fund invests primarily in small and medium-sized growth companies with a market capitalization between $38 million and $32.6 billion. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team has focused on several key investment criteria that it believes can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Team strives to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Small/Mid Cap Growth Fund’s (the “Fund”) performance and positioning for the 12-month period ended August 31, 2016 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, Service, IR, R and R6 Shares generated average annual total returns, without sales charges, of -0.56%, -1.34%, -0.21%, -0.67%, -0.31%, -0.83% and -0.21%, respectively. These returns compare to the 4.64% average annual total return of the Fund’s benchmark, the Russell 2500® Growth Index (with dividends reinvested) (the “Russell Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	Stock selection overall detracted from the Fund’s performance relative to the Russell Index during the Reporting Period. Sector allocation as a whole also detracted, albeit much more modestly, during the Reporting Period.

Q	Which equity market sectors most significantly affected Fund performance?

A	Detracting from relative results most during the Reporting Period were information technology, health care and industrials, wherein stock selection was challenging. Effective stock selection in the consumer discretionary, financials and energy sectors helped the Fund’s performance most relative to the Russell Index.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Among those stocks detracting most from the Fund’s results relative to its benchmark index were positions in luxury household furnishing company Restoration Hardware Holdings, hospital and medical services provider holding company Adeptus Health and molecular diagnostics company Cepheid.

During the Reporting Period, Restoration Hardware Holdings experienced headwinds of an increasingly challenging retail industry, especially around the high-end consumer. Given the lower and volatile demand, we exited the Fund’s position to invest in what we considered to be more compelling ideas.

Toward the beginning of the Reporting Period, despite strong third quarter 2015 results, Adeptus Health’s shares traded lower, partly due to sympathies toward other health services companies that performed below market expectations. Additionally, the company’s results reflected some seasonal slowdown from the prior quarter, which may have impacted investor sentiment. At the end of the Reporting Period, we believed Adeptus Health remained one of the fastest growing players in the health care services industry with good visibility on new facility openings during the next few years. In our view, the company’s growth story has also been driven by its joint venture strategy that focuses on partnering with not-for-profit health care systems. Adeptus Health maintains a dominant position in a rapidly expanding industry, and we believe it presents significant upside potential should it continue to expand both organically and through its joint venture strategy.

PORTFOLIO RESULTS

Much of Cepheid’s share price decline came following its fiscal third quarter 2015 earnings report. While the company was in line with the market’s revenue expectations, it reduced its revenue outlook in the fourth quarter of 2015. Despite the weakness, at the end of the Reporting Period, we maintained confidence in the actions its management is taking to accelerate the company’s growth profile. In our view, Cepheid remains the dominant molecular diagnostics platform.

Q	What were some of the Fund’s best-performing individual stocks?

A	Among those stocks the Fund benefited most from relative to the Russell Index were positions in specialty retailers Ulta Salon, Cosmetics & Fragrance, data center real estate investment trust (“REIT”) Equinix and water technology company Xylem.

After a challenging start to 2016 for Ulta Salon, Cosmetics & Fragrance, momentum started picking up for the company in the beginning of April 2016 after strong first quarter 2016 earnings and the company being added to the S&P 500 Index. Its strong results were driven by margins, revenues and e-commerce growth that were ahead of market expectations. In our view, the company is a strong brand that continues to gain recognition. We believe Ulta Salon, Cosmetics & Fragrance has an opportunity to grow market share through higher brand awareness, increasing loyalty to existing stores, expansion of new stores and e-commerce.

Equinix was a strong contributor to the Fund’s performance during the Reporting Period. The company reported solid quarterly results, positively beating market expectations for its organic revenue growth and earnings growth. The company also benefited from a move down in U.S. Treasury yields, which generally favors REITs given their attractive yield and growth potential relative to bonds. At the end of the Reporting Period, we thought that Equinix continued to have substantial pipeline opportunities, particularly with enterprise customers willing to pay a higher price. Continued integration with the company’s Telecity acquisition and a strategic partnership with Datang Telecom could further increase Equinix’s global presence and strengthen its competitive advantage, in our view. Further, we believe Equinix remains an asset with robust upside to its revenues and free cash flows, as it balances organic growth, low leverage and a sound capital structure. That said, as Equinix increased in size, we decided to sell the position, taking profits, and invest in what we considered to be relatively higher growth and more appropriately-sized companies for the Fund’s portfolio.

During the Reporting Period, Xylem reported strong quarterly results, and toward the end of the Reporting Period, announced the purchase of Sensus, a smart water meter company, for approximately $1.7 billion in cash. The acquisition was viewed positively by investors, as it further bolsters Xylem’s product offering and technological advantage. Xylem was a new purchase for the Fund during the Reporting Period. In our view, Xylem is poised to benefit from secular growth and the cyclical recovery of water utility spending. The company’s exposure to oil is minimal, and we believe there are merger and acquisition opportunities to move up the water technology curve if needed. At the end of the Reporting Period, we remained optimistic on Xylem’s margin expansion prospects and believed its management team has done well to position the company for sustainable long-term growth.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	In addition to those purchases already mentioned, we initiated a Fund position in VCA, an animal health care company that operates in the U.S. and Canada. We believe there is positive momentum in the U.S. veterinary market, as VCA’s numbers have strengthened since last year and its same-store revenue growth has continued. Overall, we believe VCA is a company that makes strategic, high value acquisitions in an accelerating market. We also believe VCA was at an attractive valuation at the time of purchase, and we are optimistic on its long-term growth potential.

Conversely, in addition to those sales already mentioned, we exited the Fund’s position in automotive wholesaler LKQ. The stock had performed well since its lows in early 2016, and we decided to allocate the capital to other ideas where we saw a more compelling risk/reward profile.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A

In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the

PORTFOLIO RESULTS

Reporting Period, the Fund’s exposure to consumer staples, health care, materials and telecommunication services increased and its allocations to financials, industrials and information technology decreased relative to the Russell Index. The Fund’s position in cash also decreased during the Reporting Period.

Q	How was the Fund positioned relative to its benchmark index at the end of August 2016?

A	At the end of August 2016, the Fund had overweighted positions relative to the Russell Index in the consumer staples, telecommunication services, health care and materials sectors. On the same date, the Fund had underweighted positions compared to the Russell Index in industrials, information technology and real estate. The Fund was rather neutrally weighted to the Index in consumer discretionary, financials and energy and had no position at all in utilities at the end of the Reporting Period.

FUND BASICS

Small/Mid Cap Growth Fund

as of August 31, 2016

PERFORMANCE REVIEW
September 1, 2015–August 31, 2016	Fund Total Return (based on NAV)[1]	Russell 2500® Growth Index[2]
Class A	-0.56%	4.64%
Class C	-1.34	4.64
Institutional	-0.21	4.64
Service	-0.67	4.64
Class IR	-0.31	4.64
Class R	-0.83	4.64
Class R6	-0.21	4.64

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The Russell 2500® Growth Index is an unmanaged index that measures the performance of the small- to mid-cap growth segment of the US equity universe. The Russell 2500® Growth Index is constructed to provide a comprehensive and unbiased barometer of the small- to mid-cap growth market. Based on ongoing empirical research of investment manager behavior, the methodology used to determine growth probability approximates the aggregate small- to mid-cap growth manager’s opportunity set. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 6/30/16	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-15.13%	8.97%	9.14%	9.07%	6/30/05
Class C	-11.75	9.38	8.93	8.77	6/30/05
Institutional	-9.82	10.65	10.18	10.03	6/30/05
Service	-10.28	10.09	9.63	9.48	6/30/05
Class IR	-9.96	10.48	N/A	8.51	11/30/07
Class R	-10.38	9.93	N/A	7.98	11/30/07
Class R6	N/A	N/A	N/A	-11.26	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Service, Class IR, Class R, and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.30%	1.45%
Class C	2.05	2.20
Institutional	0.93	1.05
Service	1.42	1.55
Class IR	1.05	1.20
Class R	1.55	1.70
Class R6	0.91	1.03

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2016, and prior to such date the Investment Adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 8/31/16[5]
Holding	% of Net Assets	Line of Business
The Middleby Corp.	2.8%	Machinery
Eagle Bancorp, Inc.	2.5	Banks
Xylem, Inc.	2.5	Machinery
Avery Dennison Corp.	2.4	Containers & Packaging
Panera Bread Co. Class A	2.3	Hotels, Restaurants & Leisure
RPM International, Inc.	2.3	Chemicals
VCA, Inc.	2.3	Health Care Providers & Services
Electronics for Imaging, Inc.	2.3	Technology Hardware, Storage & Peripherals
TreeHouse Foods, Inc.	2.1	Food Products
SBA Communications Corp. Class A	2.0	Diversified Telecommunication Services

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of August 31, 2016

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. Short-term investments represent repurchase agreements. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS SMALL/MID CAP GROWTH FUND

Performance Summary

August 31, 2016

The following graph shows the value, as of August 31, 2016, of a $1,000,000 investment made on September 1, 2006 in Institutional Shares at NAV. For comparative purposes, the performance of the Fund’s benchmark, the Russell 2500 Growth Index (with dividends reinvested), is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations may cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown and in their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class C, Service, Class IR, Class R and Class R6 Shares will vary from Institutional Shares due to differences in class specific fees and any applicable sales charges. In addition to the Investment Adviser’s decisions regarding issuer/industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover and subscription and redemption cash flows affecting the Fund.

Small/Mid Cap Growth Fund’s 10 Year Performance

Performance of a $1,000,000 Investment, including any applicable sales charges, with distributions reinvested, from September 1, 2006 through August 31, 2016.

Average Annual Total Return through August 31, 2016	One Year	Five Years	Ten Years	Since Inception
Class A (Commenced June 30, 2005)
Excluding sales charges	-0.56%	13.64%	10.50%	9.85%
Including sales charges	-6.04%	12.36%	9.87%	9.30%

Class C (Commenced June 30, 2005)
Excluding contingent deferred sales charges	-1.34%	12.77%	9.66%	8.99%
Including contingent deferred sales charges	-2.32%	12.77%	9.66%	8.99%

Institutional Class (Commenced June 30, 2005)	-0.21%	14.09%	10.93%	10.26%

Service Class (Commenced June 30, 2005)	-0.67%	13.52%	10.38%	9.70%

Class IR (Commenced November 30, 2007)	-0.31%	13.92%	N/A	8.83%

Class R (Commenced November 30, 2007)	-0.83%	13.36%	N/A	8.29%

Class R6 (Commenced July 31, 2015)	-0.21%	N/A	N/A	-7.16%

PORTFOLIO RESULTS

Goldman Sachs Strategic Growth Fund

Portfolio Composition

The Fund invests primarily in U.S. equity investments. The Fund is more selective and focused than many mutual funds and there are typically 50 to 70 holdings in the portfolio. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team has focused on several key investment criteria that it believes can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Team strives to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Strategic Growth Fund’s (the “Fund”) performance and positioning for the 12-month period ended August 31, 2016 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, Service, IR, R and R6 Shares generated average annual total returns, without sales charges, of 6.48%, 5.70%, 6.89%, 6.40%, 6.69%, 6.18% and 6.83%, respectively. These returns compare to the 10.51% average annual total return of the Fund’s benchmark, the Russell 1000® Growth Index (with dividends reinvested) (the “Russell Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund posted solid absolute gains, but stock selection overall detracted from the Fund’s performance relative to the Russell Index during the Reporting Period. Sector allocation as a whole also detracted, albeit more modestly.

Q	Which equity market sectors most significantly affected Fund performance?

A	Challenging stock selection in health care, consumer staples and information technology detracted from the Fund’s relative results most during the Reporting Period. The only two sectors to contribute positively to the Fund’s relative performance during the Reporting Period were financials and industrials, wherein effective stock selection drove results.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Detracting most from the Fund’s results relative to the Russell Index were positions in online professional network provider LinkedIn, global pharmaceutical company Allergan and biotechnology firm Vertex Pharmaceuticals.

LinkedIn reported solid fourth quarter 2015 results, with revenues and earnings ahead of market estimates, and healthy user engagement. Of note, however, was top and bottom line guidance below market expectations, which led to a stock price decline. Specifically, its management attributed the slowdown to macroeconomic pressures in the Europe, Middle East and Africa (“EMEA”) and Asia-Pacific (“APAC”) regions, and it indicated its plans to shut down its acquired Bizo asset. We believe these factors have led investors to question the company’s growth outlook, which is additionally affected by foreign exchange headwinds. We were optimistic on the company’s competitive positioning and unique offering, but our concerns around its long-term business model — as well as its lower guidance — led us to exit the Fund’s position and invest in higher conviction ideas.

Allergan was among the Fund’s biggest detractors during the Reporting Period. Volatility related to mergers and acquisitions the company has been involved in as well as market concerns around drug pricing pressures weighed on Allergan’s stock during the Reporting Period. Despite the near-term volatility and underperformance, we continued to believe at the end of the Reporting Period that Allergan was

PORTFOLIO RESULTS

a high quality growth business, trading at an attractive valuation with meaningful financial flexibility going forward.

Vertex Pharmaceuticals was a top detractor from the Fund’s performance during the Reporting Period. Early in 2016, its shares came under pressure following a disappointing fiscal fourth quarter that fell short of consensus expectations. Additionally, lowered expectations surrounding the launch of Vertex Pharmaceuticals’ new cystic fibrosis treatment, orkambi, caused shares to decline. Despite this weakness, at the end of the Reporting Period, we believed Vertex Pharmaceuticals had strong underlying fundamentals, a promising product pipeline with significant short-term and long-term catalysts and an attractive valuation. We further believed the company, led by what we consider to be a capable management team, could continue to see growth given its dominant market share in its space and given geographic expansionary efforts that have contributed to meaningful profitability.

Q	What were some of the Fund’s best-performing individual stocks?

A	The Fund benefited most relative to the Russell Index from positions in data center real estate investment trust (“REIT”) Equinix, online social media platform Facebook and e-commerce retailer Amazon.com.

Equinix was the strongest contributor to the Fund’s performance during the Reporting Period. The company reported solid quarterly results, positively beating market expectations for its organic revenue growth and earnings growth. The company also benefited from a move down in U.S. Treasury yields, which generally favors REITs given their attractive yield and growth potential relative to bonds. At the end of the Reporting Period, we thought that Equinix continued to have substantial pipeline opportunities, particularly with enterprise customers willing to pay a higher price. Continued integration with the company’s Telecity acquisition and a strategic partnership with Datang Telecom could further increase Equinix’s global presence and strengthen its competitive advantage, in our view. Further, we believe Equinix remains an asset with robust upside to its revenues and free cash flows, as it balances organic growth, low leverage and a sound capital structure.

Facebook was a top positive contributor to the Fund’s relative results during the Reporting Period. The company reported strong quarterly results during the Reporting Period, underpinned by advertisement revenue growth well above market expectations. Demand from advertisers was robust across most segments and geographies, and the company benefited from its three key levers — user growth, time spent and ad load. At the end of the Reporting Period, we remained positive on Facebook’s high operating expenditures, at what we consider to be manageable levels, which should allow the company to invest aggressively in substantial growth opportunities and simultaneously increase earnings. We think additional tailwinds in the form of lower and decreasing tax rates — and video-driven growth — may further benefit the company in coming years. In our view, Facebook’s strong fundamentals, high barriers to entry and robust contribution from Instagram warrant a constructive outlook on its long- term growth prospects.

Amazon.com reported strong third quarter 2015 results and solid first quarter 2016 results, with revenues and earnings well ahead of market expectations. Fundamentals were robust, and its management’s guidance implied continued strength. At the end of the Reporting Period, we believed the business remained strong in retail and Amazon Web Services (“AWS”) and that Amazon Prime’s membership growth could potentially position Amazon.com as a long-term outperformer in the retail industry. We continued to view Amazon.com’s business favorably and believed the company could well be the beneficiary of its scale and competitive advantages over the long term.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	We initiated a Fund position in fast-food retail giant McDonald’s. We believe improving sales and reductions in costs should lead to earnings upside and margin expansion. We further think that McDonald’s reduction in capital expenditures and further refranchising could lead to improving return on invested capital and free up additional capital to repurchase stock. In our view, McDonald’s is a high quality franchise with a proficient management team and what we consider to be attractive opportunities to drive top-line growth and earnings.

We established a Fund position in Eli Lilly, a leading pharmaceutical company with a history of innovation and a strong drug pipeline. The company appears to be aiming to

PORTFOLIO RESULTS

improve its financial profile through a combination of cost savings and revenue growth by reducing its research and development and marketing costs over time. Shares of the company had been weak in early 2016, and we took the opportunity to initiate a position in what we believe to be a high quality company, with a leading franchise, strong growth prospects and a strong and improving financial profile.

Conversely, in addition to those sales already mentioned, we sold the Fund’s position in biotechnology company Biogen. Like most companies within the health care sector, Biogen faced headwinds from increased U.S. regulation and felt increasing pressure after announcing a divestiture of its hemophilia business. At the beginning of June 2016, Biogen saw a notable decline in its share price after opicinumab, a drug for multiple sclerosis, missed an essential endpoint of its Phase II clinical trial. We sold the Fund’s position in Biogen, as we believe the stock is in deceleration mode.

We eliminated the Fund’s position in information storage company EMC. We believed that any complications with respect to its acquisition by Dell could add negative pressure to its stock, thus making the risk/reward profile less compelling, in our view. The stock had performed relatively well in the recent downturn, and so we took the opportunity to exit the Fund’s position to allocate the proceeds to other ideas with what we considered to have more compelling upside.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to health care and industrials increased and its allocations to consumer discretionary, energy, financials and materials decreased relative to the Russell Index.

Q	How was the Fund positioned relative to its benchmark index at the end of August 2016?

A	At the end of August 2016, the Fund had an overweighted position relative to the Russell Index in the real estate sector. On the same date, the Fund had underweighted positions compared to the Russell Index in materials and consumer discretionary. The Fund was rather neutrally weighted to the Russell Index in financials, consumer staples, energy, health care, industrials and information technology and had no positions at all in utilities and telecommunication services at the end of the Reporting Period.

FUND BASICS

Strategic Growth Fund

as of August 31, 2016

PERFORMANCE REVIEW
September 1, 2015–August 31, 2016	Fund Total Return (based on NAV)[1]	Russell 1000® Growth Index[2]
Class A	6.48%	10.51%
Class C	5.70	10.51
Institutional	6.89	10.51
Service	6.40	10.51
Class IR	6.69	10.51
Class R	6.18	10.51
Class R6	6.83	10.51

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The Russell 1000® Growth Index is an unmanaged market capitalization weighted index that measures the performance of those Russell 1000® companies with higher price-to-book ratios and higher forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 6/30/16	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-6.31%	9.93%	6.69%	3.13%	5/24/99
Class C	-2.59	10.37	6.49	2.71	5/24/99
Institutional	-0.50	11.62	7.72	3.89	5/24/99
Service	-1.00	11.09	7.23	3.46	5/24/99
Class IR	-0.61	11.44	N/A	14.02	1/06/09
Class R	-1.07	10.97	N/A	13.52	1/06/09
Class R6	N/A	N/A	N/A	-3.83	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Service, Class IR, Class R and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.15%	1.52%
Class C	1.90	2.27
Institutional	0.75	1.12
Service	1.25	1.62
Class IR	0.90	1.27
Class R	1.40	1.76
Class R6	0.73	1.10

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2016, and prior to such date the Investment Adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 8/31/16[5]
Holding	% of Net Assets	Line of Business

Apple, Inc.	6.8%	Technology Hardware, Storage & Peripherals
Facebook, Inc. Class A	3.8	Internet Software & Services
Amazon.com, Inc.	3.7	Internet & Direct Marketing Retail
Microsoft Corp.	3.2	Software
Alphabet, Inc. Class A	3.1	Internet Software & Services
Costco Wholesale Corp.	2.6	Food & Staples Retailing
American Tower Corp.	2.6	Equity Real Estate Investment Trusts (REITs)
Comcast Corp. Class A	2.4	Media
Alphabet, Inc. Class C	2.3	Internet Software & Services
3M Co.	2.3	Industrial Conglomerates

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of August 31, 2016

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. Short-term investments represent repurchase agreements. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS STRATEGIC GROWTH FUND

Performance Summary

August 31, 2016

The following graph shows the value, as of August 31, 2016, of a $1,000,000 investment made on September 1, 2006 in Institutional Shares at NAV. For comparative purposes, the performance of the Fund’s benchmark, the Russell 1000 Growth Index (with dividends reinvested), is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations may cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown and in their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class C, Service, Class IR, Class R and Class R6 Shares will vary from Institutional Shares due to differences in class specific fees and any applicable sales charges. In addition to the Investment Adviser’s decisions regarding issuer/industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting the Fund.

Strategic Growth Fund’s 10 Year Performance

Performance of a $1,000,000 Investment, including any applicable sales charges, with distributions reinvested, from September 1, 2006 through August 31, 2016.

Average Annual Total Return through August 31, 2016	One Year	Five Years	Ten Years	Since Inception
Class A (Commenced May 24, 1999)
Excluding sales charges	6.48%	13.74%	7.53%	3.69%
Including sales charges	0.64%	12.46%	6.92%	3.35%

Class C (Commenced May 24, 1999)
Excluding contingent deferred sales charges	5.70%	12.91%	6.72%	2.92%
Including contingent deferred sales charges	4.65%	12.91%	6.72%	2.92%

Institutional Class (Commenced May 24, 1999)	6.89%	14.20%	7.96%	4.10%

Service Class (Commenced May 24, 1999)	6.40%	13.65%	7.47%	3.67%

Class IR (Commenced January 6, 2009)	6.69%	14.02%	N/A	14.30%

Class R (Commenced January 6, 2009)	6.18%	13.51%	N/A	13.80%

Class R6 (Commenced July 31, 2015)	6.83%	N/A	N/A	0.20%

PORTFOLIO RESULTS

Goldman Sachs Technology Opportunities Fund

Portfolio Composition

The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowing for investment purposes (measured at time of purchase) in equity investments in technology companies. The Fund seeks to achieve its investment objective by investing, under normal circumstances, in approximately 30-40 companies that are considered by the Investment Adviser to benefit from the proliferation of technology. Although the Fund invests primarily in publicly traded U.S. securities, it may invest up to 25% of its total assets measured at the time of purchase in foreign securities, including securities of issuers in countries with emerging markets or economies and securities quoted in foreign currencies. The Fund may also invest in privately held companies and companies that only recently began to trade publicly.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Technology Opportunities Fund’s (the “Fund”) performance and positioning for the 12-month period ended August 31, 2016 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, Service and IR Shares generated average annual total returns, without sales charges, of 13.71%, 12.87%, 14.22%, 13.61% and 14.00%, respectively. These returns compare to the 20.11% average annual total return of the Fund’s benchmark, the S&P North American Technology Sector Index (the “S&P Technology Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	While the Fund posted robust absolute gains, stock selection overall detracted from the Fund’s performance relative to the S&P Technology Index during the Reporting Period. Sector allocation as a whole did not have a material effect on Fund results during the Reporting Period.

Q	Which equity market sectors most significantly affected Fund performance?

A	As both the Fund and the S&P Technology Index have the majority of their respective assets allocated to the information technology sector, broad equity market sector performance generally does not have a meaningful impact on relative performance. That said, detracting most from the Fund’s relative results was weak stock selection in information technology and having exposure to the telecommunication services sector, which is not a component of the S&P Technology Index but which lagged the S&P Technology Index during the Reporting Period. Having exposure to the financials sector, which is not a component of the S&P Technology Index but which outperformed the S&P Technology Index during the Reporting Period, buoyed the Fund’s relative results most. Effective stock selection in the consumer discretionary sector also added value.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Detracting most from the Fund’s results relative to its benchmark index were positions in software giant Microsoft, cloud-based digital commerce solutions provider Demandware and data software provider Splunk.

Microsoft was a new purchase for the Fund during the Reporting Period. Share price weakness on the back of challenging quarterly results had created an opportunity, in our view, to initiate a position, and we believe the company presents good risk/reward potential. During the Reporting Period, Microsoft’s stock performed strongly in absolute returns, but an underweight in the Fund compared to the Russell Index led to it being a detractor from relative returns. Microsoft reported fiscal fourth quarter results that meaningfully exceeded market expectations, with solid revenue trends. Its management also guided down for the following quarter, although the downward revision was more muted that what we have seen in some other quarters. At the end of the Reporting Period, we were optimistic on what we believe are some solid growth and improved profitability focus areas, including Azure, Office 365 and Xbox. We also believed Microsoft was attractively valued with a strong balance sheet, high free cash flow yield and a management that we believe is moving the company in the right direction.

PORTFOLIO RESULTS

Demandware reported earnings results with higher revenues, margins and free cash flow, than the company has expected, but guidance for bookings widened to account for large deal risk, macroeconomic concerns and exposure to consumers through its vertical. (The term “vertical” in business refers to a vertical market. Basically, a vertical market is one where businesses and marketers cater to the needs of a specific group of people within an industry. This concept is in contrast to a horizontal market, where the focus is diverted to a large amount of people regardless of industry.) Going into 2016, we were optimistic on the company given what we considered to be its attractive valuation and top-line growth. However, the broader technology sector pullback during the Reporting Period led us to reassess our position in Demandware, and we believed its continued pace of investment may weigh on its near-term visibility. As a result, we exited the Fund’s position to invest in what we viewed as better risk/reward ideas.

Splunk was a top detractor from the Fund’s relative returns during the Reporting Period. Broader market and secular volatility, alongside competition concerns, which we think are near term, led to a stock price decline despite the company’s accelerating growth during the Reporting Period. In August 2016, the company reported solid fiscal second quarter 2016 results with top- and bottom-line metrics ahead of market expectations. Splunk also offered conservative but slightly higher guidance for fiscal year 2017. Despite beating market expectations, market concerns about slower license revenue growth, relative to historic levels, impacted Splunk’s stock price. Looking at historical data, we believe price volatility is common with Splunk following earnings announcements. Ultimately, we think market concerns are short-term, and, at the end of the Reporting Period, we remained optimistic on Splunk as one of the best secular platforms in technology. Our view is driven by what we see as the strength of Splunk’s partnerships with Amazon Web Services (“AWS”) and a growing global presence with service integrators like Accenture. Further, at the end of the Reporting Period, we believed Splunk was well positioned to benefit from growing demand in web analytics and cybersecurity.

Q	What were some of the Fund’s best-performing individual stocks?

A	The Fund benefited most relative to the S&P Technology Index from positions in data center real estate investment trust (“REIT”) Equinix and semiconductor companies Applied Materials and Cavium.

Equinix was the strongest contributor to the Fund’s performance during the Reporting Period. The company reported solid quarterly results, positively beating market expectations for its organic revenue growth and earnings growth. The company also benefited from a move down in U.S. Treasury yields, which generally favors REITs given their attractive yield and growth potential relative to bonds. At the end of the Reporting Period, we thought that Equinix continued to have substantial pipeline opportunities, particularly with enterprise customers willing to pay a higher price. Continued integration with the company’s Telecity acquisition and a strategic partnership with Datang Telecom could further increase Equinix’s global presence and strengthen its competitive advantage, in our view. Further, we believe Equinix remains an asset with robust upside to its revenues and free cash flows, as it balances organic growth, low leverage and a sound capital structure.

Applied Materials reported strong fiscal third quarter 2015 results, with orders well above market estimates. The company continued to gain share in its respective markets, and its management issued a better than expected outlook, which was well received. In our view, Applied Materials is one of the largest and most dominant semiconductor companies in its space. At the end of the Reporting Period, we saw significant revenue opportunities in the form of its organic light-emitting diode (“OLED”) expansion, robust investments in NAND technology and demand from China. We were also positive on the company’s proficient management team, which has aggressively returned capital. We believed Applied Materials continued to trade at a reasonable valuation, and we remained optimistic on its longer-term growth potential.

Cavium is a designer, developer and marketer of semiconductor processors for secure networks in the U.S. and abroad. Cavium’s share price fell toward the end of the Reporting Period, as it announced acquisition plans for QLogic, a provider of computer data communication products. We took advantage of the price drop to initiate a position in what we believed was a high quality company. Cavium’s stock price subsequently recovered, as the market grew more comfortable with the deal. The company also reported solid second quarter 2016 results, with broad growth across new product categories. In our view, Cavium had an attractive valuation at the end of the Reporting Period and a solid core growth opportunity, benefitting from a product cycle ramp.

PORTFOLIO RESULTS

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	In addition to those purchases already mentioned, we initiated a Fund position in MasterCard. We believe current macroeconomic trends are supportive of financial services and that MasterCard could be a key beneficiary. In particular, the company has deep exposure to emerging markets, where consumer card spending has seen recovery and is supported by promotional government efforts. Given what we consider to be a favorable industry backdrop, a high quality business franchise and an attractive valuation of MasterCard, we sought to take advantage of what we view as a favorable risk/ reward opportunity.

Conversely, in addition to those sales already mentioned, we exited the Fund’s position in information storage company EMC. We believed that any complications with respect to its acquisition by Dell could add negative pressure to its stock, thus making the risk/reward profile less compelling, in our view. The stock had performed relatively well in the recent downturn, and so we took the opportunity to exit the Fund’s position to allocate the proceeds to other ideas with what we considered to have more compelling upside.

We eliminated the Fund’s position in Sabre, a technology solutions provider to the travel and tourism industry. While we continue to like the company, we believed the fundamentals of Sabre were weakening and less strong macroeconomic conditions made it more difficult for the company to perform well.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to consumer discretionary increased and its exposure to information technology decreased relative to the S&P Technology Index. The Fund’s position in cash also increased during the Reporting Period, and its exposure to financials decreased.

Q	How was the Fund positioned relative to its benchmark index at the end of August 2016?

A	At the end of August 2016, the Fund’s was underweighted relative to the S&P Technology Index in the information technology sector and was rather neutrally weighted to the S&P Technology Index in the consumer discretionary sector, the only other component of the S&P Technology Index. On the same date, the Fund had exposure to the financials, real estate and telecommunication services sectors.

FUND BASICS

Technology Opportunities Fund

as of August 31, 2016

PERFORMANCE REVIEW
September 1, 2015–August 31, 2016	Fund Total Return (based on NAV)[1]	S&P North American Technology Sector Index[2]
Class A	13.71%	20.11%
Class C	12.87	20.11
Institutional	14.22	20.11
Service	13.61	20.11
Class IR	14.00	20.11

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The S&P North American Technology Sector Index provides investors with a benchmark that represents U.S. securities classified under the Global Industry Classification Standard (“GICS”)® technology sector and Internet retail sub-industry

STANDARDIZED TOTAL RETURNS[3]
For the period ended 6/30/16	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-2.56%	8.29%	9.55%	4.22%	10/1/99
Class C	1.29	8.71	9.35	3.78	10/1/99
Institutional	3.51	9.96	10.62	4.99	10/1/99
Service	2.96	9.42	10.08	4.49	10/1/99
Class IR	3.32	9.79	N/A	10.71	9/30/10

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Service and Class IR do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.47%	1.54%
Class C	2.22	2.29
Institutional	1.07	1.14
Service	1.57	1.64
Class IR	1.22	1.29

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2016, and prior to such date the Investment Adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 8/31/16[5]
Holding	% of Net Assets	Line of Business
Apple, Inc.	7.4%	Technology Hardware, Storage & Peripherals
Amazon.com, Inc.	5.7	Internet & Direct Marketing Retail
Facebook, Inc. Class A	5.7	Internet Software & Services
Alphabet, Inc. Class A	4.4	Internet Software & Services
NXP Semiconductors NV	4.1	Semiconductors & Semiconductor Equipment
Alphabet, Inc. Class C	4.0	Internet Software & Services
Oracle Corp.	4.0	Software
American Tower Corp.	3.4	Equity Real Estate Investment Trusts (REITs)
Amphenol Corp. Class A	3.4	Electronic Equipment, Instruments & Components
SBA Communications Corp. Class A	3.1	Diversified Telecommunication Services

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of August 31, 2016

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. Short-term investments represent repurchase agreements. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS TECHNOLOGY OPPORTUNITIES FUND

Performance Summary

August 31, 2016

The following graph shows the value as of August 31, 2016, of a $10,000 investment made on September 1, 2006 in Class A Shares (with the maximum sales charge of 5.5%). For comparative purposes, the performance of the Fund’s benchmark, the S&P North American Technology Sector Index, is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations may cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown and in their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class C, Institutional, Service and IR Shares will vary from Class A Shares due to differences in class specific fees and any applicable sales charges. In addition to the Investment Adviser’s decisions regarding issuer/industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover and subscription and redemption cash flows affecting the Fund.

Technology Opportunities Fund’s 10 Year Performance

Performance of a $10,000 Investment, including any applicable sales charges, with distributions reinvested, from September 1, 2006 through August 31, 2016.

Average Annual Total Return through August 31, 2016	One Year	Five Years	Ten Years	Since Inception
Class A (Commenced October 1, 1999)
Excluding sales charges	13.71%	14.21%	10.77%	4.97%
Including sales charges	7.49%	12.93%	10.15%	4.62%

Class C (Commenced October 1, 1999)
Excluding contingent deferred sales charges	12.87%	13.36%	9.93%	4.18%
Including contingent deferred sales charges	11.77%	13.36%	9.93%	4.18%

Institutional Class (Commenced October 1, 1999)	14.22%	14.67%	11.20%	5.39%

Service Class (Commenced October 1, 1999)	13.61%	14.11%	10.67%	4.89%

Class IR (Commenced September 30, 2010)	14.00%	14.49%	N/A	11.74%

GOLDMAN SACHS CAPITAL GROWTH FUND

Schedule of Investments

August 31, 2016

Shares	Description	Value
Common Stocks – 98.8%
Aerospace & Defense – 2.5%
24,327	Lockheed Martin Corp.	$5,910,731
15,388	Northrop Grumman Corp.	3,263,333
92,627	The Boeing Co.	11,990,565

		21,164,629

Air Freight & Logistics – 0.6%
29,252	FedEx Corp.	4,824,532

Auto Components – 0.3%
87,768	BorgWarner, Inc.	3,018,341

Banks – 0.3%
32,256	First Republic Bank	2,482,422

Beverages – 3.8%
153,279	Brown-Forman Corp. Class B	7,441,695
56,806	Molson Coors Brewing Co. Class B	5,812,390
17,494	Monster Beverage Corp.*	2,692,152
371,455	The Coca-Cola Co.	16,132,291

		32,078,528

Biotechnology – 3.6%
44,772	Alexion Pharmaceuticals, Inc.*	5,635,004
30,216	Alkermes PLC*	1,322,554
72,220	Celgene Corp.*	7,708,763
42,676	Cepheid, Inc.*	1,464,640
106,228	Gilead Sciences, Inc.	8,326,151
66,460	Vertex Pharmaceuticals, Inc.*	6,281,135

		30,738,247

Building Products – 1.0%
128,593	Fortune Brands Home & Security, Inc.	8,173,371

Capital Markets – 3.2%
54,952	Affiliated Managers Group, Inc.*	7,805,932
43,776	Intercontinental Exchange, Inc.	12,345,707
39,444	Lazard Ltd. Class A	1,460,611
48,661	S&P Global, Inc.	6,011,580

		27,623,830

Chemicals – 3.3%
64,879	Ashland, Inc.	7,596,033
123,720	Axalta Coating Systems Ltd.*	3,540,866
93,109	RPM International, Inc.	5,077,234
41,352	The Sherwin-Williams Co.	11,731,976

		27,946,109

Containers & Packaging – 0.5%
56,624	Avery Dennison Corp.	4,384,963

Distributors* – 0.3%
71,232	LKQ Corp.	2,570,763

Electrical Equipment* – 0.5%
113,264	Sensata Technologies Holding NV	4,313,093

Electronic Equipment, Instruments & Components – 0.7%
91,235	Amphenol Corp. Class A	5,684,853

Common Stocks – (continued)
Energy Equipment & Services – 0.2%
24,872	Schlumberger Ltd.	$1,964,888

Equity Real Estate Investment Trusts (REITs) – 2.1%
89,581	American Tower Corp.	10,156,694
19,929	Equinix, Inc.	7,346,826

		17,503,520

Food & Staples Retailing – 2.6%
81,771	Costco Wholesale Corp.	13,254,261
93,152	Walgreens Boots Alliance, Inc.	7,518,298
37,700	Whole Foods Market, Inc.	1,145,326

		21,917,885

Food Products – 2.1%
59,556	Blue Buffalo Pet Products, Inc.*	1,535,354
79,004	McCormick & Co., Inc.	8,055,248
40,924	Mead Johnson Nutrition Co.	3,481,405
28,816	The Hain Celestial Group, Inc.*	1,058,988
40,932	TreeHouse Foods, Inc.*	3,877,488

		18,008,483

Health Care Equipment & Supplies – 4.4%
149,632	Abbott Laboratories	6,287,537
384,108	Boston Scientific Corp.*	9,149,453
29,416	C.R. Bard, Inc.	6,496,229
50,250	Danaher Corp.	4,090,852
5,781	Intuitive Surgical, Inc.*	3,968,194
66,812	Stryker Corp.	7,727,476

		37,719,741

Health Care Providers & Services – 2.2%
32,768	Aetna, Inc.	3,837,788
40,313	Cardinal Health, Inc.	3,211,737
18,249	Henry Schein, Inc.*	2,989,004
32,336	McKesson Corp.	5,969,872
21,340	UnitedHealth Group, Inc.	2,903,307

		18,911,708

Health Care Technology* – 0.4%
52,228	Cerner Corp.	3,370,795

Hotels, Restaurants & Leisure – 3.5%
10,824	Chipotle Mexican Grill, Inc.*	4,478,214
66,597	Hilton Worldwide Holdings, Inc.	1,589,670
140,481	McDonald’s Corp.	16,248,033
13,579	Panera Bread Co. Class A*	2,948,680
78,806	Starbucks Corp.	4,431,261

		29,695,858

Household Durables – 0.7%
116,564	Newell Brands, Inc.	6,187,217

Industrial Conglomerates – 2.8%
14,904	3M Co.	2,671,393
154,419	Honeywell International, Inc.	18,022,242
15,428	Roper Technologies, Inc.	2,739,241

		23,432,876

The accompanying notes are an integral part of these financial statements.	69

GOLDMAN SACHS CAPITAL GROWTH FUND

Schedule of Investments (continued)

August 31, 2016

Shares	Description	Value
Common Stocks – (continued)
Internet & Direct Marketing Retail – 4.8%
31,433	Amazon.com, Inc.*	$24,177,006
16,528	Expedia, Inc.	1,803,535
66,652	Netflix, Inc.*	6,495,237
5,865	The Priceline Group, Inc.*	8,309,122

		40,784,900

Internet Software & Services* – 7.8%
23,521	Alphabet, Inc. Class A	18,578,062
24,062	Alphabet, Inc. Class C	18,456,757
85,244	eBay, Inc.	2,741,447
194,990	Facebook, Inc. Class A	24,592,139
10,676	LinkedIn Corp. Class A	2,057,799

		66,426,204

IT Services – 7.3%
51,550	Accenture PLC Class A	5,928,250
8,220	Alliance Data Systems Corp.*	1,681,647
146,916	Black Knight Financial Services, Inc. Class A*	5,732,662
23,920	Cognizant Technology Solutions Corp. Class A*	1,373,965
39,028	Fidelity National Information Services, Inc.	3,096,091
30,790	Fiserv, Inc.*	3,172,909
19,644	FleetCor Technologies, Inc.*	3,225,545
23,985	Global Payments, Inc.	1,821,661
50,086	International Business Machines Corp.	7,957,664
245,803	MasterCard, Inc. Class A	23,751,944
98,705	PayPal Holdings, Inc.*	3,666,891
25,784	Sabre Corp.	725,820

		62,135,049

Life Sciences Tools & Services – 0.9%
82,855	Agilent Technologies, Inc.	3,892,528
20,268	Illumina, Inc.*	3,411,915

		7,304,443

Machinery – 1.6%
25,161	Fortive Corp.	1,325,230
43,218	The Middleby Corp.*	5,538,387
139,164	Xylem, Inc.	7,077,881

		13,941,498

Media – 4.4%
304,946	Comcast Corp. Class A	19,900,776
184,524	The Walt Disney Co.	17,430,137

		37,330,913

Oil, Gas & Consumable Fuels* – 0.2%
15,252	Concho Resources, Inc.	1,970,558

Pharmaceuticals – 3.9%
33,960	Allergan PLC*	7,964,979
72,584	Bristol-Myers Squibb Co.	4,165,596
184,892	Eli Lilly & Co.	14,375,353
127,024	Zoetis, Inc.	6,490,926

		32,996,854

Common Stocks – (continued)
Real Estate Management & Development – 0.1%
26,876	HFF, Inc. Class A	720,546

Road & Rail – 0.6%
50,748	Kansas City Southern	4,908,347

Semiconductors & Semiconductor Equipment – 1.7%
99,762	Applied Materials, Inc.	2,976,898
81,874	NXP Semiconductors NV*	7,206,549
35,316	Qorvo, Inc.*	2,028,198
33,420	Texas Instruments, Inc.	2,324,027

		14,535,672

Software – 8.0%
42,348	Electronic Arts, Inc.*	3,439,928
49,131	Intuit, Inc.	5,475,650
436,592	Microsoft Corp.	25,086,576
61,080	Mobileye NV*	2,986,201
324,629	Oracle Corp.	13,381,208
59,200	salesforce.com, Inc.*	4,701,664
73,580	ServiceNow, Inc.*	5,347,059
89,680	Splunk, Inc.*	5,222,963
41,476	Tableau Software, Inc. Class A*	2,406,852

		68,048,101

Specialty Retail – 5.8%
7,975	Advance Auto Parts, Inc.	1,255,105
24,964	O’Reilly Automotive, Inc.*	6,988,672
141,441	Ross Stores, Inc.	8,803,288
123,492	The Home Depot, Inc.	16,562,747
81,468	Tractor Supply Co.	6,839,239
34,664	Ulta Salon, Cosmetics & Fragrance, Inc.*	8,569,287

		49,018,338

Technology Hardware, Storage & Peripherals – 6.1%
486,122	Apple, Inc.	51,577,544

Textiles, Apparel & Luxury Goods – 1.9%
269,296	Kate Spade & Co.*	5,025,063
153,301	NIKE, Inc. Class B	8,836,270
23,936	PVH Corp.	2,579,343

		16,440,676

Tobacco – 2.1%
66,316	Altria Group, Inc.	4,382,825
45,740	Philip Morris International, Inc.	4,570,798
172,355	Reynolds American, Inc.	8,543,637

		17,497,260

TOTAL COMMON STOCKS
(Cost $611,255,339)		$839,353,555

70	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CAPITAL GROWTH FUND

Shares	Distribution Rate	Value
Investment Company(a)(b) – 0.9%
Goldman Sachs Financial Square Government Fund – Institutional Shares
7,550,880	0.270%	$7,550,880
(Cost $7,550,880)

TOTAL INVESTMENTS – 99.7%
(Cost $618,806,219)		$846,904,435

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.3%		2,906,497

NET ASSETS – 100.0%		$849,810,932

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Represents an Affiliated fund.
(b)	Variable rate security. Interest rate or distribution rate disclosed is that which is in effect on August 31, 2016.

Investment Abbreviations:
PLC	—Public Limited Company

The accompanying notes are an integral part of these financial statements.	71

GOLDMAN SACHS CONCENTRATED GROWTH FUND

Schedule of Investments

August 31, 2016

Shares	Description	Value
Common Stocks – 98.5%
Biotechnology* – 3.0%
19,549	Alexion Pharmaceuticals, Inc.	$2,460,437
19,421	Vertex Pharmaceuticals, Inc.	1,835,479

		4,295,916

Capital Markets – 2.4%
12,192	Intercontinental Exchange, Inc.	3,438,388

Chemicals – 1.9%
9,583	The Sherwin-Williams Co.	2,718,793

Equity Real Estate Investment Trusts (REITs) – 6.7%
50,554	American Tower Corp.	5,731,813
10,554	Equinix, Inc.	3,890,732

		9,622,545

Food & Staples Retailing – 5.9%
33,564	Costco Wholesale Corp.	5,440,389
37,220	Walgreens Boots Alliance, Inc.	3,004,026

		8,444,415

Food Products – 1.9%
26,923	McCormick & Co., Inc.	2,745,069

Health Care Equipment & Supplies – 6.7%
58,533	Abbott Laboratories	2,459,557
97,128	Boston Scientific Corp.*	2,313,589
30,418	Danaher Corp.	2,476,329
21,270	Stryker Corp.	2,460,088

		9,709,563

Health Care Providers & Services – 1.7%
13,214	McKesson Corp.	2,439,569

Health Care Technology* – 1.2%
26,079	Cerner Corp.	1,683,139

Hotels, Restaurants & Leisure – 3.8%
4,408	Chipotle Mexican Grill, Inc.*	1,823,722
31,824	McDonald’s Corp.	3,680,764

		5,504,486

Industrial Conglomerates – 6.5%
21,457	3M Co.	3,845,953
35,959	Honeywell International, Inc.	4,196,775
7,843	Roper Technologies, Inc.	1,392,524

		9,435,252

Internet & Direct Marketing Retail* – 5.7%
7,733	Amazon.com, Inc.	5,947,914
1,561	The Priceline Group, Inc.	2,211,516

		8,159,430

Internet Software & Services* – 10.7%
7,417	Alphabet, Inc. Class A	5,858,317
3,504	Alphabet, Inc. Class C	2,687,743
54,671	Facebook, Inc. Class A	6,895,107

		15,441,167

Common Stocks – (continued)
IT Services – 4.6%
30,588	Fidelity National Information Services, Inc.	2,426,546
44,024	MasterCard, Inc. Class A	4,254,039

		6,680,585

Machinery – 1.4%
37,331	Fortive Corp.	1,966,224

Media – 2.9%
64,783	Comcast Corp. Class A	4,227,738

Pharmaceuticals – 4.2%
14,193	Allergan PLC*	3,328,826
34,476	Eli Lilly & Co.	2,680,509

		6,009,335

Road & Rail – 1.1%
17,102	Kansas City Southern	1,654,105

Semiconductors & Semiconductor Equipment* – 1.8%
30,316	NXP Semiconductors NV	2,668,414

Software – 9.5%
29,471	Electronic Arts, Inc.*	2,393,929
20,546	Intuit, Inc.	2,289,852
68,351	Microsoft Corp.	3,927,448
70,331	Oracle Corp.	2,899,044
27,085	salesforce.com, Inc.*	2,151,091

		13,661,364

Specialty Retail – 2.1%
48,295	Ross Stores, Inc.	3,005,881

Technology Hardware, Storage & Peripherals – 7.5%
101,729	Apple, Inc.	10,793,447

Textiles, Apparel & Luxury Goods – 3.3%
61,284	Kate Spade & Co.*	1,143,559
62,028	NIKE, Inc. Class B	3,575,294

		4,718,853

Tobacco – 2.0%
57,289	Reynolds American, Inc.	2,839,816

TOTAL COMMON STOCKS
(Cost $104,981,794)		$141,863,494

72	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CONCENTRATED GROWTH FUND

Principal Amount	Interest Rate	Maturity Date	Value
Short-term Investment(a) – 2.5%
Repurchase Agreements – 2.5%
Joint Repurchase Agreement Account II
$3,700,000	0.334%	09/01/16	$3,700,000
(Cost $3,700,000)

TOTAL INVESTMENTS – 101.0%
(Cost $108,681,794)			$145,563,494

LIABILITIES IN EXCESS OF OTHER ASSETS – (1.0)%			(1,497,377)

NET ASSETS – 100.0%			$144,066,117

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Joint repurchase agreement was entered into on August 31, 2016. Additional information appears on pages 84-85.

Investment Abbreviations:
PLC	—Public Limited Company

The accompanying notes are an integral part of these financial statements.	73

GOLDMAN SACHS DYNAMIC U.S. EQUITY FUND

Schedule of Investments

August 31, 2016

Shares	Description	Value
Common Stocks – 99.9%
Banks – 8.6%
23,371	Bank of America Corp.	$377,208
3,667	JPMorgan Chase & Co.	247,522

		624,730

Capital Markets – 4.0%
679	Intercontinental Exchange, Inc.	191,492
3,151	Morgan Stanley	101,021

		292,513

Chemicals – 4.2%
2,302	E.I. du Pont de Nemours & Co.	160,219
512	The Sherwin-Williams Co.	145,260

		305,479

Consumer Finance – 1.3%
1,396	American Express Co.	91,550

Electric Utilities – 1.6%
3,496	FirstEnergy Corp.	114,424

Energy Equipment & Services – 1.1%
1,658	Baker Hughes, Inc.	81,458

Equity Real Estate Investment Trusts (REITs) – 5.0%
1,802	American Tower Corp.	204,311
417	Equinix, Inc.	153,727

		358,038

Food & Staples Retailing – 7.8%
1,162	Costco Wholesale Corp.	188,348
2,129	Walgreens Boots Alliance, Inc.	171,832
6,716	Whole Foods Market, Inc.	204,032

		564,212

Health Care Equipment & Supplies – 3.1%
5,321	Abbott Laboratories	223,588

Health Care Providers & Services – 3.2%
1,265	McKesson Corp.	233,544

Hotels, Restaurants & Leisure – 2.3%
1,460	McDonald’s Corp.	168,864

Household Products – 2.0%
1,681	The Procter & Gamble Co.	146,768

Industrial Conglomerates – 6.9%
895	3M Co.	160,420
7,168	General Electric Co.	223,928
1,005	Honeywell International, Inc.	117,294

		501,642

Internet & Direct Marketing Retail* – 7.2%
478	Amazon.com, Inc.	367,658
108	The Priceline Group, Inc.	153,007

		520,665

Internet Software & Services* – 11.5%
262	Alphabet, Inc. Class A	206,941
185	Alphabet, Inc. Class C	141,904

Common Stocks – (continued)
Internet Software & Services* – (continued)
6,399	eBay, Inc.	$205,792
2,207	Facebook, Inc. Class A	278,347

		832,984

IT Services – 3.5%
2,636	MasterCard, Inc. Class A	254,717

Media – 2.3%
4,108	Viacom, Inc. Class B	165,717

Oil, Gas & Consumable Fuels – 6.7%
1,859	Chevron Corp.	186,978
1,817	Exxon Mobil Corp.	158,333
10,036	Southwestern Energy Co.*	139,601

		484,912

Pharmaceuticals – 6.8%
796	Allergan PLC*	186,694
8,842	Pfizer, Inc.	307,701

		494,395

Road & Rail – 1.2%
917	Union Pacific Corp.	87,601

Specialty Retail – 1.6%
2,232	Williams-Sonoma, Inc.	117,492

Technology Hardware, Storage & Peripherals – 3.9%
2,674	Apple, Inc.	283,711

Textiles, Apparel & Luxury Goods – 2.6%
3,287	NIKE, Inc. Class B	189,463

Tobacco – 1.5%
2,210	Reynolds American, Inc.	109,550

TOTAL COMMON STOCKS
(Cost $5,697,314)		$7,248,017

TOTAL INVESTMENTS – 99.9%
(Cost $5,697,314)		$7,248,017

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.1%		10,439

NET ASSETS – 100.0%		$7,258,456

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.

Investment Abbreviations:
PLC	—Public Limited Company

74	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FLEXIBLE CAP GROWTH FUND

Schedule of Investments

August 31, 2016

Shares	Description	Value
Common Stocks – 98.1%
Auto Components – 0.9%
4,360	BorgWarner, Inc.	$149,940

Banks – 1.5%
2,697	Eagle Bancorp, Inc.*	139,597
1,444	First Republic Bank	111,130

		250,727

Beverages – 1.8%
7,003	The Coca-Cola Co.	304,140

Biotechnology – 3.6%
1,478	ACADIA Pharmaceuticals, Inc.*	47,488
732	Alexion Pharmaceuticals, Inc.*	92,130
1,469	Alkermes PLC*	64,298
1,216	Celgene Corp.*	129,796
1,888	Cepheid, Inc.*	64,796
1,595	Gilead Sciences, Inc.	125,016
982	Vertex Pharmaceuticals, Inc.*	92,809

		616,333

Building Products – 0.5%
1,478	Fortune Brands Home & Security, Inc.	93,942

Capital Markets – 2.2%
661	Affiliated Managers Group, Inc.*	93,895
969	Intercontinental Exchange, Inc.	273,277

		367,172

Chemicals – 2.6%
1,486	Ashland, Inc.	173,981
1,373	RPM International, Inc.	74,869
687	The Sherwin-Williams Co.	194,909

		443,759

Commercial Services & Supplies – 1.0%
4,094	Healthcare Services Group, Inc.	165,275

Diversified Telecommunication Services* – 1.9%
2,520	Level 3 Communications, Inc.	125,068
1,696	SBA Communications Corp. Class A	193,598

		318,666

Electrical Equipment – 2.0%
2,297	AMETEK, Inc.	111,979
5,951	Sensata Technologies Holding NV*	226,614

		338,593

Electronic Equipment, Instruments & Components – 1.2%
3,351	Amphenol Corp. Class A	208,801

Equity Real Estate Investment Trusts (REITs) – 3.3%
2,536	American Tower Corp.	287,532
744	Equinix, Inc.	274,275

		561,807

Food & Staples Retailing – 4.4%
1,986	Costco Wholesale Corp.	321,911
3,241	Walgreens Boots Alliance, Inc.	261,581

Common Stocks – (continued)
Food & Staples Retailing – (continued)
5,567	Whole Foods Market, Inc.	$169,125

		752,617

Food Products – 3.2%
3,330	Blue Buffalo Pet Products, Inc.*	85,847
1,645	McCormick & Co., Inc.	167,724
1,149	Mead Johnson Nutrition Co.	97,746
2,119	TreeHouse Foods, Inc.*	200,733

		552,050

Health Care Equipment & Supplies – 5.6%
5,289	Abbott Laboratories	222,244
5,387	Boston Scientific Corp.*	128,318
989	C.R. Bard, Inc.	218,410
1,846	Danaher Corp.	150,283
1,183	Stryker Corp.	136,826
521	Teleflex, Inc.	95,390

		951,471

Health Care Providers & Services – 2.7%
1,287	Acadia Healthcare Co., Inc.*	65,882
557	Adeptus Health, Inc. Class A*	23,706
838	Aetna, Inc.	98,147
790	Henry Schein, Inc.*	129,394
775	McKesson Corp.	143,080

		460,209

Health Care Technology* – 0.5%
1,362	Cerner Corp.	87,903

Hotels, Restaurants & Leisure – 3.6%
318	Chipotle Mexican Grill, Inc.*	131,566
2,150	McDonald’s Corp.	248,669
1,029	Panera Bread Co. Class A*	223,447

		603,682

Household Durables – 0.6%
1,907	Newell Brands, Inc.	101,224

Industrial Conglomerates – 4.1%
1,210	3M Co.	216,881
3,216	Honeywell International, Inc.	375,339
616	Roper Technologies, Inc.	109,371

		701,591

Internet & Direct Marketing Retail* – 4.5%
795	Amazon.com, Inc.	611,482
109	The Priceline Group, Inc.	154,424

		765,906

Internet Software & Services* – 9.1%
605	Alphabet, Inc. Class A	477,859
541	Alphabet, Inc. Class C	414,974
5,191	Facebook, Inc. Class A	654,689

		1,547,522

The accompanying notes are an integral part of these financial statements.	75

GOLDMAN SACHS FLEXIBLE CAP GROWTH FUND

Schedule of Investments (continued)

August 31, 2016

Shares	Description	Value
Common Stocks – (continued)
IT Services – 5.1%
3,729	Black Knight Financial Services, Inc. Class A*	$145,506
1,944	Fidelity National Information Services, Inc.	154,217
727	FleetCor Technologies, Inc.*	119,373
1,026	Global Payments, Inc.	77,925
3,768	MasterCard, Inc. Class A	364,102

		861,123

Life Sciences Tools & Services – 1.3%
2,598	Agilent Technologies, Inc.	122,054
266	Mettler-Toledo International, Inc.*	107,217

		229,271

Machinery – 2.8%
1,345	Fortive Corp.	70,841
688	Graco, Inc.	50,685
1,270	The Middleby Corp.*	162,751
3,650	Xylem, Inc.	185,639

		469,916

Media – 1.9%
5,026	Comcast Corp. Class A	327,997

Oil, Gas & Consumable Fuels* – 0.2%
235	Concho Resources, Inc.	30,362

Pharmaceuticals – 2.2%
1,009	Allergan PLC*	236,651
2,688	Zoetis, Inc.	137,357

		374,008

Road & Rail – 0.5%
888	Kansas City Southern	85,887

Semiconductors & Semiconductor Equipment* – 0.7%
772	NXP Semiconductors NV	67,951
841	Qorvo, Inc.	48,299

		116,250

Software – 8.7%
1,762	Electronic Arts, Inc.*	143,127
1,423	Intuit, Inc.	158,593
8,039	Microsoft Corp.	461,921
1,793	Mobileye NV*	87,660
7,757	Oracle Corp.	319,744
1,189	Red Hat, Inc.*	86,773
2,014	salesforce.com, Inc.*	159,952
958	Splunk, Inc.*	55,794

		1,473,564

Specialty Retail – 4.8%
305	Advance Auto Parts, Inc.	48,001
696	Burlington Stores, Inc.*	56,529
3,427	Ross Stores, Inc.	213,297
1,368	The Home Depot, Inc.	183,476
1,753	Tractor Supply Co.	147,164
643	Ulta Salon, Cosmetics & Fragrance, Inc.*	158,956

		807,423

Common Stocks – (continued)
Technology Hardware, Storage & Peripherals – 5.8%
9,319	Apple, Inc.	$988,746

Textiles, Apparel & Luxury Goods – 2.2%
4,086	Kate Spade & Co.*	76,245
5,053	NIKE, Inc. Class B	291,255

		367,500

Tobacco – 0.7%
2,535	Reynolds American, Inc.	125,660

Trading Companies & Distributors – 0.4%
269	W.W. Grainger, Inc.	62,047

TOTAL COMMON STOCKS
(Cost $12,163,097)		$16,663,084

Principal Amount	Interest Rate	Maturity Date	Value
Short-term Investment(a) – 1.8%
Repurchase Agreements – 1.8%
Joint Repurchase Agreement Account II
$300,000	0.334%	09/01/16	$300,000
(Cost $300,000)

TOTAL INVESTMENTS – 99.9%
(Cost $12,463,097)			$16,963,084

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.1%			12,804

NET ASSETS – 100.0%			$16,975,888

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Joint repurchase agreement was entered into on August 31, 2016. Additional information appears on pages 84-85.

Investment Abbreviations:
PLC	—Public Limited Company

76	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FOCUSED GROWTH FUND

Schedule of Investments

August 31, 2016

Shares	Description	Value
Common Stocks – 99.3%
Biotechnology* – 2.2%
4,345	Alexion Pharmaceuticals, Inc.	$546,862

Capital Markets – 4.5%
3,945	Intercontinental Exchange, Inc.	1,112,569

Chemicals – 3.9%
3,373	The Sherwin-Williams Co.	956,954

Equity Real Estate Investment Trusts (REITs) – 9.9%
13,230	American Tower Corp.	1,500,017
2,563	Equinix, Inc.	944,850

		2,444,867

Food & Staples Retailing – 9.5%
9,222	Costco Wholesale Corp.	1,494,794
10,515	Walgreens Boots Alliance, Inc.	848,666

		2,343,460

Health Care Equipment & Supplies – 7.8%
27,347	Abbott Laboratories	1,149,121
6,731	Stryker Corp.	778,507

		1,927,628

Hotels, Restaurants & Leisure – 3.9%
8,191	McDonald’s Corp.	947,371

Industrial Conglomerates – 7.9%
4,118	3M Co.	738,110
10,354	Honeywell International, Inc.	1,208,416

		1,946,526

Internet & Direct Marketing Retail* – 4.9%
1,576	Amazon.com, Inc.	1,212,196

Internet Software & Services* – 11.2%
1,696	Alphabet, Inc. Class A	1,339,586
11,241	Facebook, Inc. Class A	1,417,715

		2,757,301

IT Services – 5.4%
13,718	MasterCard, Inc. Class A	1,325,570

Pharmaceuticals* – 3.5%
3,667	Allergan PLC	860,058

Road & Rail – 2.3%
5,909	Kansas City Southern	571,518

Software – 2.7%
16,104	Oracle Corp.	663,807

Specialty Retail – 2.9%
11,216	Ross Stores, Inc.	698,084

Technology Hardware, Storage & Peripherals – 10.2%
23,633	Apple, Inc.	2,507,461

Textiles, Apparel & Luxury Goods – 3.6%
15,110	NIKE, Inc. Class B	870,940

Common Stocks – (continued)
Tobacco – 3.0%
14,908	Reynolds American, Inc.	$738,990

TOTAL COMMON STOCKS
(Cost $20,754,587)		$24,432,162

Principal Amount	Interest Rate	Maturity Date	Value
Short-term Investment(a) – 0.8%
Repurchase Agreements – 0.8%
Joint Repurchase Agreement Account II
$200,000	0.334%	09/01/16	$200,000
(Cost $200,000)

TOTAL INVESTMENTS – 100.1%
(Cost $20,954,587)			$24,632,162

LIABILITIES IN EXCESS OF OTHER ASSETS – (0.1)%			(19,941)

NET ASSETS – 100.0%			$24,612,221

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Joint repurchase agreement was entered into on August 31, 2016. Additional information appears on pages 84-85.

Investment Abbreviations:
PLC	—Public Limited Company

The accompanying notes are an integral part of these financial statements.	77

GOLDMAN SACHS GROWTH OPPORTUNITIES FUND

Schedule of Investments

August 31, 2016

Shares	Description	Value
Common Stocks – 98.6%
Banks – 2.3%
748,691	Eagle Bancorp, Inc.*	$38,752,246
456,004	First Republic Bank	35,094,068

		73,846,314

Beverages – 2.2%
801,565	Brown-Forman Corp. Class B	38,915,981
207,306	Monster Beverage Corp.*	31,902,320

		70,818,301

Biotechnology* – 2.3%
101,315	Alexion Pharmaceuticals, Inc.	12,751,506
551,257	Alkermes PLC	24,128,519
393,828	Cepheid, Inc.	13,516,177
260,995	Vertex Pharmaceuticals, Inc.	24,666,637

		75,062,839

Building Products – 1.2%
612,046	Fortune Brands Home & Security, Inc.	38,901,644

Capital Markets – 3.7%
374,432	Affiliated Managers Group, Inc.*	53,188,066
236,575	Intercontinental Exchange, Inc.	66,718,881

		119,906,947

Chemicals – 5.8%
470,725	Ashland, Inc.	55,112,483
638,890	Axalta Coating Systems Ltd.*	18,285,032
874,251	RPM International, Inc.	47,672,907
230,513	The Sherwin-Williams Co.	65,398,843

		186,469,265

Containers & Packaging – 1.3%
523,200	Avery Dennison Corp.	40,516,608

Diversified Telecommunication Services* – 4.0%
931,576	Level 3 Communications, Inc.	46,234,117
716,998	SBA Communications Corp. Class A	81,845,321

		128,079,438

Electrical Equipment – 3.9%
881,525	AMETEK, Inc.	42,974,344
263,419	Hubbell, Inc.	28,530,912
1,365,126	Sensata Technologies Holding NV*	51,983,998

		123,489,254

Electronic Equipment, Instruments & Components – 2.8%
1,428,972	Amphenol Corp. Class A	89,039,245

Energy Equipment & Services* – 0.4%
204,881	Dril-Quip, Inc.	11,385,237

Equity Real Estate Investment Trusts (REITs) – 2.3%
203,669	Equinix, Inc.	75,082,577

Food & Staples Retailing – 1.2%
1,237,599	Whole Foods Market, Inc.	37,598,258

Common Stocks – (continued)
Food Products – 6.8%
1,741,673	Blue Buffalo Pet Products, Inc.*	$44,900,330
681,667	McCormick & Co., Inc.	69,502,767
508,478	Mead Johnson Nutrition Co.	43,256,224
625,555	TreeHouse Foods, Inc.*	59,258,825

		216,918,146

Health Care Equipment & Supplies – 3.5%
290,479	C.R. Bard, Inc.	64,149,382
133,855	Edwards Lifesciences Corp.*	15,414,742
181,673	Teleflex, Inc.	33,262,510

		112,826,634

Health Care Providers & Services – 3.3%
192,758	Adeptus Health, Inc. Class A*	8,203,781
403,813	Cardinal Health, Inc.	32,171,782
390,193	Henry Schein, Inc.*	63,909,711

		104,285,274

Health Care Technology* – 1.5%
740,205	Cerner Corp.	47,772,831

Hotels, Restaurants & Leisure* – 4.2%
135,433	Chipotle Mexican Grill, Inc.	56,032,695
354,862	Panera Bread Co. Class A	77,058,283

		133,090,978

Household Durables – 2.1%
1,294,922	Newell Brands, Inc.	68,734,460

Industrial Conglomerates – 2.1%
381,707	Roper Technologies, Inc.	67,772,078

Internet & Direct Marketing Retail – 1.6%
485,273	Expedia, Inc.	52,952,990

Internet Software & Services* – 0.4%
719,419	Match Group, Inc.	11,647,394

IT Services – 7.2%
1,238,810	Black Knight Financial Services, Inc. Class A*	48,338,366
1,046,226	Fidelity National Information Services, Inc.	82,997,109
364,561	FleetCor Technologies, Inc.*	59,860,916
506,054	Global Payments, Inc.	38,434,801

		229,631,192

Life Sciences Tools & Services – 3.3%
1,010,897	Agilent Technologies, Inc.	47,491,941
142,635	Mettler-Toledo International, Inc.*	57,491,889

		104,983,830

Machinery – 5.7%
647,550	Fortive Corp.	34,106,458
597,497	The Middleby Corp.*	76,569,241
1,400,916	Xylem, Inc.	71,250,588

		181,926,287

78	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH OPPORTUNITIES FUND

Shares	Description	Value
Common Stocks – (continued)
Oil, Gas & Consumable Fuels* – 0.3%
86,595	Concho Resources, Inc.	$11,188,074

Pharmaceuticals – 2.0%
1,230,383	Zoetis, Inc.	62,872,571

Road & Rail – 0.7%
238,999	Kansas City Southern	23,115,983

Semiconductors & Semiconductor Equipment* – 0.7%
402,488	Qorvo, Inc.	23,114,886

Software – 7.3%
762,026	Electronic Arts, Inc.*	61,899,372
641,314	Intuit, Inc.	71,474,445
421,886	Mobileye NV*	20,626,006
446,305	Red Hat, Inc.*	32,571,339
328,018	ServiceNow, Inc.*	23,837,068
381,707	Splunk, Inc.*	22,230,616

		232,638,846

Specialty Retail – 9.9%
292,688	Advance Auto Parts, Inc.	46,063,237
497,568	Five Below, Inc.*	22,171,630
111,014	O’Reilly Automotive, Inc.*	31,078,369
1,359,522	Ross Stores, Inc.	84,616,649
688,171	Tractor Supply Co.	57,771,956
302,385	Ulta Salon, Cosmetics & Fragrance, Inc.*	74,752,596

		316,454,437

Textiles, Apparel & Luxury Goods – 2.6%
2,130,036	Kate Spade & Co.*	39,746,472
174,400	PVH Corp.	18,793,344
662,097	Under Armour, Inc. Class A*	26,238,904

		84,778,720

TOTAL COMMON STOCKS
(Cost $2,488,640,137)		$3,156,901,538

Shares	Distribution Rate	Value
Investment Companies(a)(b) – 0.0%
Goldman Sachs Financial Square Government Fund – Institutional Shares
651	0.270%	$651
(Cost $651)

TOTAL INVESTMENTS – 98.6%
(Cost $2,488,640,788)		$3,156,902,189

OTHER ASSETS IN EXCESS OF LIABILITIES – 1.4%		44,984,825

NET ASSETS – 100.0%		$3,201,887,014

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Represents an Affiliated fund.
(b)	Variable rate security. Interest rate or distribution rate disclosed is that which is in effect on August 31, 2016.

Investment Abbreviations:
PLC	—Public Limited Company

The accompanying notes are an integral part of these financial statements.	79

GOLDMAN SACHS SMALL/MID CAP GROWTH FUND

Schedule of Investments

August 31, 2016

Shares	Description	Value
Common Stocks – 98.7%
Aerospace & Defense* – 0.9%
1,002,236	Aerovironment, Inc.	$24,795,319

Banks – 3.7%
1,278,161	Eagle Bancorp, Inc.*	66,157,613
398,855	First Republic Bank	30,695,881

		96,853,494

Beverages – 0.9%
563,377	MGP Ingredients, Inc.	22,501,277

Biotechnology* – 7.2%
463,065	ACADIA Pharmaceuticals, Inc.	14,878,278
348,610	Acceleron Pharma, Inc.	10,461,786
721,368	Achillion Pharmaceuticals, Inc.	5,958,500
523,663	Alder Biopharmaceuticals, Inc.	17,265,169
636,408	Alkermes PLC	27,855,578
238,018	Aptevo Therapeutics, Inc.	647,409
443,972	Cepheid, Inc.	15,237,119
328,545	Dynavax Technologies Corp.	5,145,015
476,037	Emergent BioSolutions, Inc.	12,686,386
949,498	Exelixis, Inc.	10,586,903
288,660	Galapagos NV ADR	15,674,238
138,436	Intellia Therapeutics, Inc.	2,692,580
250,811	Ophthotech Corp.	13,245,329
327,069	Otonomy, Inc.	5,380,285
1,235,056	Rigel Pharmaceuticals, Inc.	4,162,139
296,969	Ultragenyx Pharmaceutical, Inc.	19,576,197
572,420	Voyager Therapeutics, Inc.	6,966,351

		188,419,262

Building Products – 1.1%
453,982	Fortune Brands Home & Security, Inc.	28,855,096

Capital Markets – 2.2%
315,929	Affiliated Managers Group, Inc.*	44,877,714
371,561	Lazard Ltd. Class A	13,758,904

		58,636,618

Chemicals – 5.3%
409,356	Ashland, Inc.	47,927,401
1,017,481	Axalta Coating Systems Ltd.*	29,120,306
1,119,672	RPM International, Inc.	61,055,714

		138,103,421

Commercial Services & Supplies – 1.9%
1,221,158	Healthcare Services Group, Inc.	49,298,148

Consumer Finance* – 0.5%
1,867,782	SLM Corp.	13,849,603

Containers & Packaging – 2.4%
818,069	Avery Dennison Corp.	63,351,263

Diversified Telecommunication Services* – 3.6%
852,724	Level 3 Communications, Inc.	42,320,692
455,175	SBA Communications Corp. Class A	51,958,226

		94,278,918

Common Stocks – (continued)
Electrical Equipment – 3.0%
455,001	AMETEK, Inc.	22,181,299
180,898	Hubbell, Inc.	19,593,062
950,120	Sensata Technologies Holding NV*	36,180,570

		77,954,931

Electronic Equipment, Instruments & Components – 1.4%
567,885	Amphenol Corp. Class A	35,384,914

Energy Equipment & Services* – 0.4%
177,315	Dril-Quip, Inc.	9,853,395

Food & Staples Retailing – 0.9%
787,105	Whole Foods Market, Inc.	23,912,250

Food Products – 5.6%
1,262,830	Blue Buffalo Pet Products, Inc.*	32,555,758
380,751	McCormick & Co., Inc.	38,821,372
531,863	The Hain Celestial Group, Inc.*	19,545,965
585,851	TreeHouse Foods, Inc.*	55,497,665

		146,420,760

Health Care Equipment & Supplies – 3.6%
174,170	ABIOMED, Inc.*	20,541,610
185,327	C.R. Bard, Inc.	40,927,615
179,005	Teleflex, Inc.	32,774,025

		94,243,250

Health Care Providers & Services* – 5.3%
477,813	Acadia Healthcare Co., Inc.	24,459,247
424,560	Adeptus Health, Inc. Class A	18,069,274
220,859	Henry Schein, Inc.	36,174,496
853,100	VCA, Inc.	60,408,011

		139,111,028

Health Care Technology* – 0.4%
444,580	Evolent Health, Inc. Class A	11,056,705

Hotels, Restaurants & Leisure – 6.5%
73,905	Chipotle Mexican Grill, Inc.*	30,576,716
392,367	Jack in the Box, Inc.	39,024,822
281,229	Panera Bread Co. Class A*	61,068,877
271,360	Shake Shack, Inc. Class A*	9,579,008
638,667	Wingstop, Inc.	19,345,223
387,077	Zoe’s Kitchen, Inc.*	10,540,107

		170,134,753

Household Durables*(a) – 1.1%
1,249,108	M/I Homes, Inc.	28,904,359

Internet Software & Services* – 1.9%
1,200,781	GoDaddy, Inc. Class A	38,881,289
585,029	Match Group, Inc.	9,471,619

		48,352,908

IT Services – 6.0%
1,156,072	Black Knight Financial Services, Inc. Class A*	45,109,929
195,349	FleetCor Technologies, Inc.*	32,076,306

80	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SMALL/MID CAP GROWTH FUND

Shares	Description	Value
Common Stocks – (continued)
IT Services – (continued)
419,321	Global Payments, Inc.	$31,847,430
1,275,325	InterXion Holding NV*	47,569,623

		156,603,288

Life Sciences Tools & Services – 3.2%
116,598	Mettler-Toledo International, Inc.*	46,997,156
678,089	PerkinElmer, Inc.	36,108,239

		83,105,395

Machinery – 6.8%
339,848	John Bean Technologies Corp.	23,340,761
1,358,559	Kornit Digital Ltd.*	15,324,545
565,876	The Middleby Corp.*	72,517,009
1,292,579	Xylem, Inc.	65,740,568

		176,922,883

Media* – 1.2%
564,247	AMC Networks, Inc. Class A	30,661,182

Oil, Gas & Consumable Fuels* – 0.3%
62,748	Concho Resources, Inc.	8,107,042

Pharmaceuticals* – 1.2%
754,385	Cempra, Inc.	16,551,207
1,551,906	Corium International, Inc.(a)	9,218,322
390,235	Revance Therapeutics, Inc.	5,482,802

		31,252,331

Real Estate Management & Development – 1.5%
1,434,786	HFF, Inc. Class A	38,466,613

Road & Rail – 0.5%
137,815	Kansas City Southern	13,329,467

Semiconductors & Semiconductor Equipment* – 1.7%
444,710	Cavium, Inc.	24,761,453
326,482	Qorvo, Inc.	18,749,860

		43,511,313

Software* – 5.3%
356,324	Guidewire Software, Inc.	21,924,616
391,379	Mobileye NV	19,134,519
241,594	Red Hat, Inc.	17,631,530
272,323	ServiceNow, Inc.	19,789,712
215,299	Splunk, Inc.	12,539,014
349,920	Tableau Software, Inc. Class A	20,305,858
163,484	Tyler Technologies, Inc.	26,803,202

		138,128,451

Specialty Retail – 6.4%
86,924	Advance Auto Parts, Inc.	13,680,099
584,076	Burlington Stores, Inc.*	47,438,653
610,015	Five Below, Inc.*	27,182,268
431,331	Tractor Supply Co.	36,210,237
169,098	Ulta Salon, Cosmetics & Fragrance, Inc.*	41,802,717

		166,313,974

Common Stocks – (continued)
Technology Hardware, Storage & Peripherals* – 2.3%
1,254,972	Electronics for Imaging, Inc.	59,084,082

Textiles, Apparel & Luxury Goods – 2.5%
2,181,351	Kate Spade & Co.*	40,704,010
126,390	PVH Corp.	13,619,786
287,570	Under Armour, Inc. Class A*	11,396,399

		65,720,195

TOTAL COMMON STOCKS
(Cost $2,169,739,897)		$2,575,477,888

Principal Amount	Interest Rate	Maturity Date	Value
Short-term Investment(b) – 1.2%
Repurchase Agreements – 1.2%
Joint Repurchase Agreement Account II
$30,400,000	0.334%	09/01/16	$30,400,000
(Cost $30,400,000)

TOTAL INVESTMENTS – 99.9%
(Cost $2,200,139,897)			$2,605,877,888

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.1%			2,953,334

NET ASSETS – 100.0%			$2,608,831,222

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Represents an affiliated issuer.
(b)	Joint repurchase agreement was entered into on August 31, 2016. Additional information appears on pages 84-85.

Investment Abbreviations:
ADR	—American Depositary Receipt
PLC	—Public Limited Company

The accompanying notes are an integral part of these financial statements.	81

GOLDMAN SACHS STRATEGIC GROWTH FUND

Schedule of Investments

August 31, 2016

Shares	Description	Value
Common Stocks – 97.3%
Aerospace & Defense – 1.0%
8,062	Northrop Grumman Corp.	$1,709,708
13,500	The Boeing Co.	1,747,575

		3,457,283

Banks – 0.5%
25,054	First Republic Bank	1,928,156

Beverages – 3.0%
34,350	Molson Coors Brewing Co. Class B	3,514,692
164,791	The Coca-Cola Co.	7,156,873

		10,671,565

Biotechnology – 4.0%
35,340	Alexion Pharmaceuticals, Inc.*	4,447,892
33,253	Celgene Corp.*	3,549,425
32,283	Gilead Sciences, Inc.	2,530,342
36,484	Vertex Pharmaceuticals, Inc.*	3,448,103

		13,975,762

Building Products – 0.9%
52,242	Fortune Brands Home & Security, Inc.	3,320,502

Capital Markets – 1.6%
20,005	Intercontinental Exchange, Inc.	5,641,810

Chemicals – 2.1%
20,267	Ashland, Inc.	2,372,860
17,381	The Sherwin-Williams Co.	4,931,164

		7,304,024

Energy Equipment & Services – 1.0%
80,052	Halliburton Co.	3,443,036

Equity Real Estate Investment Trusts (REITs) – 4.7%
79,620	American Tower Corp.	9,027,316
20,707	Equinix, Inc.	7,633,635

		16,660,951

Food & Staples Retailing – 4.3%
57,562	Costco Wholesale Corp.	9,330,225
55,467	Walgreens Boots Alliance, Inc.	4,476,742
50,896	Whole Foods Market, Inc.	1,546,220

		15,353,187

Food Products – 1.2%
41,641	McCormick & Co., Inc.	4,245,716

Health Care Equipment & Supplies – 5.0%
137,029	Abbott Laboratories	5,757,959
145,154	Boston Scientific Corp.*	3,457,568
50,635	Danaher Corp.	4,122,195
37,437	Stryker Corp.	4,329,964

		17,667,686

Health Care Providers & Services – 2.1%
21,928	Aetna, Inc.	2,568,208
25,457	McKesson Corp.	4,699,871

		7,268,079

Common Stocks – (continued)
Health Care Technology* – 1.3%
70,723	Cerner Corp.	$4,564,462

Hotels, Restaurants & Leisure – 4.4%
7,259	Chipotle Mexican Grill, Inc.*	3,003,266
67,572	McDonald’s Corp.	7,815,377
83,511	Starbucks Corp.	4,695,824

		15,514,467

Industrial Conglomerates – 5.1%
44,383	3M Co.	7,955,209
64,843	Honeywell International, Inc.	7,567,826
14,361	Roper Technologies, Inc.	2,549,796

		18,072,831

Internet & Direct Marketing Retail* – 5.9%
17,087	Amazon.com, Inc.	13,142,637
34,681	Netflix, Inc.	3,379,663
3,113	The Priceline Group, Inc.	4,410,281

		20,932,581

Internet Software & Services* – 9.2%
13,802	Alphabet, Inc. Class A	10,901,510
10,493	Alphabet, Inc. Class C	8,048,656
107,512	Facebook, Inc. Class A	13,559,413

		32,509,579

IT Services – 4.4%
52,168	Fidelity National Information Services, Inc.	4,138,487
22,168	FleetCor Technologies, Inc.*	3,639,986
79,594	MasterCard, Inc. Class A	7,691,168

		15,469,641

Life Sciences Tools & Services – 0.7%
51,122	Agilent Technologies, Inc.	2,401,712

Machinery – 1.9%
41,868	Fortive Corp.	2,205,188
85,712	Xylem, Inc.	4,359,312

		6,564,500

Media – 2.4%
131,725	Comcast Corp. Class A	8,596,373

Pharmaceuticals – 4.5%
27,876	Allergan PLC*	6,538,037
80,938	Eli Lilly & Co.	6,292,930
61,610	Zoetis, Inc.	3,148,271

		15,979,238

Road & Rail – 1.0%
35,944	Kansas City Southern	3,476,504

Semiconductors & Semiconductor Equipment* – 1.1%
46,246	NXP Semiconductors NV	4,070,573

Software – 8.9%
60,925	Electronic Arts, Inc.*	4,948,938
44,623	Intuit, Inc.	4,973,233

82	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS STRATEGIC GROWTH FUND

Shares	Description	Value
Common Stocks – (continued)
Software – (continued)
199,180	Microsoft Corp.	$11,444,883
29,225	Mobileye NV*	1,428,810
125,014	Oracle Corp.	5,153,077
45,936	salesforce.com, Inc.*	3,648,237

		31,597,178

Specialty Retail – 3.5%
92,446	Ross Stores, Inc.	5,753,839
41,910	The Home Depot, Inc.	5,620,969
12,560	Tractor Supply Co.	1,054,412

		12,429,220

Technology Hardware, Storage & Peripherals – 6.8%
225,361	Apple, Inc.	23,910,802

Textiles, Apparel & Luxury Goods – 2.9%
111,863	Kate Spade & Co.*	2,087,364
105,513	NIKE, Inc. Class B	6,081,769
18,350	PVH Corp.	1,977,396

		10,146,529

Tobacco – 1.9%
20,113	Philip Morris International, Inc.	2,009,892
92,851	Reynolds American, Inc.	4,602,624

		6,612,516

TOTAL COMMON STOCKS
(Cost $238,600,576)		$343,786,463

Principal Amount	Interest Rate	Maturity Date	Value
Short-term Investment(a) – 2.1%
Repurchase Agreements – 2.1%
Joint Repurchase Agreement Account II
$7,400,000	0.334%	09/01/16	$7,400,000
(Cost $7,400,000)

TOTAL INVESTMENTS – 99.4%
(Cost $246,000,576)			$351,186,463

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.6%			2,153,645

NET ASSETS – 100.0%			$353,340,108

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Joint repurchase agreement was entered into on August 31, 2016. Additional information appears on pages 84-85.

Investment Abbreviations:
PLC	—Public Limited Company

The accompanying notes are an integral part of these financial statements.	83

GOLDMAN SACHS TECHNOLOGY OPPORTUNITIES FUND

Schedule of Investments

August 31, 2016

Shares	Description	Value
Common Stocks – 96.5%
Capital Markets – 1.5%
21,294	Intercontinental Exchange, Inc.	$6,005,334

Diversified Telecommunication Services* – 5.5%
187,491	Level 3 Communications, Inc.	9,305,178
103,974	SBA Communications Corp. Class A	11,868,632

		21,173,810

Electronic Equipment, Instruments & Components – 3.4%
212,348	Amphenol Corp. Class A	13,231,404

Equity Real Estate Investment Trusts (REITs) – 5.9%
117,924	American Tower Corp.	13,370,223
26,181	Equinix, Inc.	9,651,626

		23,021,849

Internet & Direct Marketing Retail – 9.2%
28,918	Amazon.com, Inc.*	22,242,569
52,233	Expedia, Inc.	5,699,665
5,473	The Priceline Group, Inc.*	7,753,763

		35,695,997

Internet Software & Services* – 16.0%
21,476	Alphabet, Inc. Class A	16,962,819
20,401	Alphabet, Inc. Class C	15,648,587
175,477	Facebook, Inc. Class A	22,131,159
30,938	LinkedIn Corp. Class A	5,963,299
72,122	Match Group, Inc.	1,167,655

		61,873,519

IT Services – 11.8%
17,587	Alliance Data Systems Corp.*	3,597,948
190,379	Black Knight Financial Services, Inc. Class A*	7,428,589
97,677	Cognizant Technology Solutions Corp. Class A*	5,610,567
134,047	Fidelity National Information Services, Inc.	10,633,948
40,474	FleetCor Technologies, Inc.*	6,645,831
121,581	MasterCard, Inc. Class A	11,748,372

		45,665,255

Semiconductors & Semiconductor Equipment – 11.4%
311,439	Applied Materials, Inc.	9,293,340
92,671	Cavium, Inc.*	5,159,921
180,865	NXP Semiconductors NV*	15,919,737
101,262	Qorvo, Inc.*	5,815,477
113,070	Texas Instruments, Inc.	7,862,888

		44,051,363

Software – 22.4%
20,095	Adobe Systems, Inc.*	2,055,919
116,917	Electronic Arts, Inc.*	9,497,168
86,458	Intuit, Inc.	9,635,744
179,503	Microsoft Corp.	10,314,242
375,489	Oracle Corp.	15,477,657
63,199	Red Hat, Inc.*	4,612,263
124,117	Salesforce.com, Inc.*	9,857,372

Common Stocks – (continued)
Software – (continued)
148,070	ServiceNow, Inc.*	10,760,247
165,646	Splunk, Inc.*	9,647,223
60,621	Workday, Inc. Class A*	5,140,055

		86,997,890

Technology Hardware, Storage & Peripherals – 9.4%
270,955	Apple, Inc.	28,748,326
159,989	Electronics for Imaging, Inc.*	7,532,282

		36,280,608

TOTAL COMMON STOCKS
(Cost $227,619,544)		$373,997,029

Principal Amount	Interest Rate	Maturity Date	Value
Short-term Investment(a) – 3.7%
Repurchase Agreements – 3.7%
Joint Repurchase Agreement Account II
$14,500,000	0.334%	09/01/16	$14,500,000
(Cost $14,500,000)

TOTAL INVESTMENTS – 100.2%
(Cost $242,119,544)			$388,497,029

LIABILITIES IN EXCESS OF OTHER ASSETS – (0.2)%			(884,727)

NET ASSETS – 100.0%			$387,612,302

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Joint repurchase agreement was entered into on August 31, 2016. Additional information appears on pages 84-85.

84	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Schedule of Investments

August 31, 2016 (Unaudited)

ADDITIONAL INVESTMENT INFORMATION

JOINT REPURCHASE AGREEMENT ACCOUNT II — At August 31, 2016, certain Funds had undivided interests in the Joint Repurchase Agreement Account II, with a maturity date of September 1, 2016, as follows:

Fund	Principal Amount	Maturity Value	Collateral Allocation Value
Concentrated Growth	$3,700,000	$3,700,034	$3,774,000
Flexible Cap Growth	300,000	300,003	306,000
Focused Growth	200,000	200,002	204,000
Small/Mid Cap Growth	30,400,000	30,400,282	31,008,004
Strategic Growth	7,400,000	7,400,069	7,548,001
Technology Opportunities	14,500,000	14,500,135	14,790,002

REPURCHASE AGREEMENTS — At August 31, 2016, the Principal Amounts of certain Funds’ interest in the Joint Repurchase Agreement Account II were as follows:

Counterparty	Interest Rate	Concentrated Growth	Flexible Cap Growth	Focused Growth	Small/Mid Cap Growth	Strategic Growth	Technology Opportunities
BNP Paribas Securities Co.	0.330%	$8,612	$698	$466	$70,760	$17,225	$33,751
Citigroup Global Markets, Inc.	0.340	509,355	41,299	27,533	4,184,970	1,018,710	1,996,121
Merrill Lynch & Co., Inc.	0.340	2,141,587	173,643	115,761	17,595,744	4,283,174	8,392,706
Merrill Lynch & Co., Inc.	0.320	1,040,446	84,360	56,240	8,548,526	2,080,891	4,077,422
TOTAL		$3,700,000	$300,000	$200,000	$30,400,000	$7,400,000	$14,500,000

At August 31, 2016, the Joint Repurchase Agreement Account II was fully collateralized by:

Issuer	Interest Rates	Maturity Dates
Federal Home Loan Mortgage Corp.	3.000% to 5.000%	12/01/29 to 01/01/46
Federal National Mortgage Association	2.500 to 5.630	07/01/19 to 09/01/46
Government National Mortgage Association	3.000 to 5.500	02/15/39 to 04/20/44
United States Treasury Bills	0.000	09/08/16 to 03/02/17
United States Treasury Notes	0.750 to 1.750	01/15/18 to 05/15/23

The accompanying notes are an integral part of these financial statements.	85

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statements of Assets and Liabilities

August 31, 2016

	Capital Growth Fund
Assets:
Investments of unaffiliated issuers, at value (cost $611,255,339, $108,681,794, $5,697,314, $12,463,097, $20,954,587, $2,488,640,137, $2,161,574,466, $246,000,576 and $242,119,544)	$839,353,555
Investments of affiliated issuers, at value (cost $7,550,880, $0, $0, $0, $0, $651, $38,565,431, $0 and $0)	7,550,880
Cash	3,275,698
Receivables:
Investments sold	1,392,725
Dividends and interest	1,116,734
Reimbursement from investment adviser	62,749
Fund shares sold	49,277
Foreign tax reclaims	44,457
Prepaid Expenses	—
Other assets	9,402
Total assets	852,855,477

Liabilities:
Due to custodian	—
Payables:
Investments purchased	1,341,071
Fund shares redeemed	644,597
Management fees	516,589
Distribution and Service fees and Transfer Agency fees	316,235
Payable to investment advisor	—
Accrued expenses	226,053
Total liabilities	3,044,545

Net Assets:
Paid-in capital	612,524,260
Undistributed (distributions in excess of) net investment income	979,312
Accumulated net realized gain (loss)	8,209,144
Net unrealized gain	228,098,216
NET ASSETS	$849,810,932
Net Assets:
Class A	$630,090,754
Class C	68,959,604
Institutional	141,442,039
Service	1,561,313
Class IR	4,297,004
Class R	3,450,346
Class R6	9,872
Total Net Assets	$849,810,932
Shares Outstanding $0.001 par value (unlimited number of shares authorized):
Class A	26,093,835
Class C	3,691,584
Institutional	5,368,364
Service	66,725
Class IR	175,556
Class R	147,169
Class R6	375
Net asset value, offering and redemption price per share:(a)
Class A	$24.15
Class C	18.68
Institutional	26.35
Service	23.40
Class IR	24.48
Class R	23.44
Class R6	26.34	(b)

(a)	Maximum public offering price per share for Class A Shares of the Capital Growth, Concentrated Growth, Dynamic U.S. Equity, Flexible Cap Growth, Focused Growth, Growth Opportunities, Small/Mid Cap Growth, Strategic Growth and Technology Opportunities Funds is $25.56, $15.94, $13.84, $12.42, $14.89, $22.96, $21.01, $12.60 and $19.82, respectively. At redemption, Class C Shares may be subject to a contingent deferred sales charge, assessed on the amount equal to the lesser of the current net asset value (“NAV”) or the original purchase price of the shares.
(b)	Net asset value per share is calculated using unrounded outstanding shares.

86	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Concentrated Growth Fund	Dynamic U.S. Equity Fund	Flexible Cap Growth Fund	Focused Growth Fund	Growth Opportunities Fund	Small/Mid Cap Growth Fund	Strategic Growth Fund		Technology Opportunities Fund

$145,563,494	$7,248,017	$16,963,084	$24,632,162	$3,156,901,538	$2,567,755,207	$351,186,463		$388,497,029
—	—	—	—	651	38,122,681	—		—
33,447	30,285	75,762	55,384	—	16,815	17,275		2,678

—	—	—	—	82,375,704	11,258,409	22,463,145		—
170,267	15,710	16,671	31,384	2,042,825	880,105	479,595		155,297
32,700	—	26,645	—	15,986	—	56,148		29,205
148,609	—	215	90,000	2,723,430	2,537,671	393,924		110,073
2,361	233	—	—	—	—	31,343		—
—	69,533	—	—	—	—	—		—
791	3,218	3,505	2,919	7,321	5,996	876		869
145,951,669	7,366,996	17,085,882	24,811,849	3,244,067,455	2,620,576,884	374,628,769		388,795,151

—	—	—	—	225,486	—	—		—

388,507	—	—	93,818	27,620,572	4,335,047	568,581		—
1,282,283	4,148	5,878	8,803	10,935,530	4,555,375	20,328,851		541,852
97,470	4,363	11,323	16,291	2,525,170	1,896,628	228,026		328,346
9,469	1,218	4,175	1,126	807,936	908,809	39,919		144,818
—	8,228	—	—	—	—	—		—
107,823	90,583	88,618	79,590	65,747	49,803	123,284		167,833
1,885,552	108,540	109,994	199,628	42,180,441	11,745,662	21,288,661		1,182,849

109,100,950	6,071,860	12,567,116	22,379,420	2,504,201,198	2,162,413,824	246,772,242		226,798,265
609,650	55,441	(5,278)	162,001	(7,887,321)	(10,953,820)	2,008,192		(1,944,623)
(2,526,183)	(419,548)	(85,937)	(1,606,775)	37,311,736	51,633,227	(626,213)		16,381,175
36,881,700	1,550,703	4,499,987	3,677,575	668,261,401	405,737,991	105,185,887		146,377,485
$144,066,117	$7,258,456	$16,975,888	$24,612,221	$3,201,887,014	$2,608,831,222	$353,340,108		$387,612,302

$6,572,708	$2,124,227	$5,927,472	$243,058	$631,053,234	$736,220,654	$46,092,957		$233,096,763
2,191,960	195,241	1,474,268	169,261	128,788,311	265,282,356	11,102,681		52,842,516
134,817,537	4,754,382	9,329,741	24,115,560	2,160,713,725	1,235,282,198	294,952,120		83,745,917
—	—	—	—	37,431,658	13,955,808	271,961		11,186,033
451,584	155,801	197,454	57,600	135,929,951	313,812,480	829,037		6,741,073
22,453	19,035	37,159	16,885	63,105,291	34,492,660	81,328		—
9,875	9,770	9,794	9,857	44,864,844	9,785,066	10,024		—
$144,066,117	$7,258,456	$16,975,888	$24,612,221	$3,201,887,014	$2,608,831,222	$353,340,108		$387,612,302

436,501	162,410	504,881	17,280	29,080,532	37,093,950	3,871,619		12,444,901
170,700	15,385	137,664	12,437	7,797,797	14,949,628	1,110,673		3,287,935
8,456,328	361,032	755,217	1,691,348	87,252,201	59,139,007	23,336,767		4,128,218
—	—	—	—	1,789,098	717,226	22,952		606,717
29,550	11,843	16,236	4,048	6,050,848	15,393,619	65,637		335,727
1,533	1,454	3,254	1,209	3,005,779	1,783,865	6,919		—
619	742	793	691	1,811,428	468,334	793		—

$15.06	$13.08	$11.74	$14.07	$21.70	$19.85	$11.91		$18.73
12.84	12.69	10.71	13.61	16.52	17.75	10.00		16.07
15.94	13.17	12.35	14.26	24.76	20.89	12.64		20.29
—	—	—	—	20.92	19.46	11.85		18.44
15.28	13.16	12.16	14.23	22.46	20.39	12.63		20.08
14.65	13.09	11.42	13.97	20.99	19.34	11.75		—
15.95	13.17	12.35	14.26	24.77	20.89	12.63	(b)	—

The accompanying notes are an integral part of these financial statements.	87

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statements of Operations

For the Fiscal Year Ended August 31, 2016

Capital Growth Fund
Investment income:
Dividends — unaffiliated issuers (net of foreign withholding taxes of $0, $0, $0, $0, $0, $0, $9,043, $0 and $0)	$11,000,185
Dividends — affiliated issuers	2,704
Interest	13,644
Total investment income	11,016,533

Expenses:
Management fees	8,743,651
Distribution and Service fees(a)	2,334,201
Transfer Agency fees(a)	1,431,105
Printing and mailing costs	204,553
Registration fees	124,266
Custody, accounting and administrative services	103,868
Professional fees	96,949
Trustee fees	25,671
Service Share fees — Service Plan	4,259
Service Share fees — Shareholder Administration Plan	4,259
Other	32,189
Total expenses	13,104,971
Less — expense reductions	(3,089,666)
Net expenses	10,015,305
NET INVESTMENT INCOME (LOSS)	1,001,228

Realized and unrealized gain (loss):
Net realized gain from:
Investments — unaffiliated issuers (including commission recapture of $24,192, $10,166, $112, $462, $1,379, $249,082, $1,714, $13,681 and $8,964)	12,702,788
Investments — affiliated issuers	—
Net change in unrealized gain on:
Investments — unaffiliated issuers	32,983,438
Investments — affiliated issuers	—
Net realized and unrealized gain (loss)	45,686,226
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$46,687,454

(a)	Class specific Distribution and Service and Transfer Agency fees were as follows:

	Distribution and Service Fees			Transfer Agency Fees
Fund	Class A	Class C	Class R	Class A	Class C	Institutional	Service	Class IR	Class R	Class R6
Capital Growth	$1,604,636	$710,688	$18,877	$1,219,523	$135,031	$60,698	$682	$7,995	$7,173	$3
Concentrated Growth	17,420	27,695	148	13,239	5,262	58,140	—	649	57	3
Dynamic U.S. Equity	6,799	3,143	318	5,167	597	2,981	—	843	121	3
Flexible Cap Growth	16,860	17,127	190	12,814	3,254	3,463	—	300	72	3
Focused Growth	627	1,824	82	477	347	11,575	—	48	31	3
Growth Opportunities	1,839,002	1,420,837	345,943	1,397,641	269,959	1,028,486	16,595	286,533	131,458	3,615
Small/Mid Cap Growth	2,104,138	2,621,808	169,643	1,599,145	498,144	509,892	5,129	524,086	64,464	692
Strategic Growth	114,651	112,334	368	87,135	21,343	136,327	95	1,551	140	3
Technology Opportunities	594,121	520,635	—	451,532	98,921	34,051	4,367	11,749	—	—

88	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Concentrated Growth Fund	Dynamic U.S. Equity Fund	Flexible Cap Growth Fund	Focused Growth Fund	Growth Opportunities Fund	Small/Mid Cap Growth Fund	Strategic Growth Fund	Technology Opportunities Fund

$1,934,864	$209,888	$176,168	$403,304	$31,456,983	$15,450,411	$5,336,599	$3,117,201
—	—	—	—	74,156	—	—	—
7,430	720	601	2,110	—	151,170	28,247	10,409
1,942,294	210,608	176,769	405,414	31,531,139	15,601,581	5,364,846	3,127,610

1,554,684	77,022	173,197	294,220	35,556,108	26,341,537	3,990,481	3,919,399
45,263	10,260	34,177	2,533	3,605,782	4,895,589	227,353	1,114,756
77,350	9,712	19,906	12,481	3,134,287	3,201,552	246,594	600,620
44,034	35,032	34,634	29,697	436,564	373,366	66,888	160,563
91,421	60,005	76,110	72,042	191,083	268,551	121,736	88,453
42,017	36,037	52,186	43,889	223,213	203,052	71,947	66,067
82,913	107,603	89,663	84,116	88,651	41,074	104,834	81,702
22,797	23,080	23,081	23,165	34,475	30,992	24,253	24,267
—	—	—	—	103,718	32,055	592	27,292
—	—	—	—	103,718	32,055	592	27,292
10,396	6,294	6,916	3,853	103,737	130,855	15,262	13,302
1,970,875	365,045	509,870	565,996	43,581,336	35,550,678	4,870,532	6,123,713
(629,389)	(258,810)	(320,002)	(321,714)	(2,954,658)	(3,631,882)	(1,546,198)	(301,094)
1,341,486	106,235	189,868	244,282	40,626,678	31,918,796	3,324,334	5,822,619
600,808	104,373	(13,099)	161,132	(9,095,539)	(16,317,215)	2,040,512	(2,695,009)

(2,449,540)	(63,632)	193,770	(1,517,766)	143,274,021	53,483,445	1,548,451	18,604,630
—	—	—	—	—	(1,228,406)	—	—

9,687,706	332,852	596,395	2,432,571	(51,072,627)	(67,135,629)	21,597,125	31,771,257
—	—	—	—	—	(4,499,189)	—	—
7,238,166	269,220	790,165	914,805	92,201,394	(19,379,779)	23,145,576	50,375,887
$7,838,974	$373,593	$777,066	$1,075,937	$83,105,855	$(35,696,994)	$25,186,088	$47,680,878

The accompanying notes are an integral part of these financial statements.	89

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statements of Changes in Net Assets

	Capital Growth Fund
	For the Fiscal Year Ended August 31, 2016	For the Fiscal Year Ended August 31, 2015
From operations:
Net investment income (loss)	$1,001,228	$424,086
Net realized gain (loss)	12,702,788	106,908,367
Net change in unrealized gain (loss)	32,983,438	(73,811,938)
Net increase (decrease) in net assets resulting from operations	46,687,454	33,520,515

Distributions to shareholders:
From net investment income
Class A Shares	—	—
Class C Shares	—	—
Institutional Shares	(262,248)	—
Service Shares	—	—
Class IR Shares	(3,425)	—
Class R Shares	—	—
Class R6 Shares(a)	(18)	—
From net realized gains
Class A Shares	(53,960,173)	(109,107,619)
Class C Shares	(7,608,296)	(14,781,808)
Institutional Shares	(13,105,149)	(22,936,412)
Service Shares	(152,819)	(181,082)
Class IR Shares	(374,339)	(451,620)
Class R Shares	(304,242)	(557,137)
Class R6 Shares(a)	(712)	—
Total distributions to shareholders	(75,771,421)	(148,015,678)

From share transactions:
Proceeds from sales of shares	34,992,956	82,471,266
Reinvestment of distributions	71,646,769	140,089,222
Cost of shares redeemed	(155,817,837)	(134,901,119)
Net increase (decrease) in net assets resulting from share transactions	(49,178,112)	87,659,369
TOTAL INCREASE (DECREASE)	(78,262,079)	(26,835,794)

Net assets:
Beginning of year	928,073,011	954,908,805
End of year	$849,810,932	$928,073,011
Undistributed net investment income	$979,312	$285,471

(a)	Commenced operations on July 31, 2015.

90	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Concentrated Growth Fund		Dynamic U.S. Equity Fund
For the Fiscal Year Ended August 31, 2016	For the Fiscal Year Ended August 31, 2015	For the Fiscal Year Ended August 31, 2016	For the Fiscal Year Ended August 31, 2015

$600,808	$686,366	$104,373	$109,603
(2,449,540)	20,209,855	(63,632)	1,495,944
9,687,706	(14,930,145)	332,852	(1,792,239)
7,838,974	5,966,076	373,593	(186,692)

—	—	(17,622)	(22,274)
—	—	—	—
(373,404)	(366,604)	(103,664)	(71,169)
—	—	—	—
(483)	(283)	(2,981)	(1,481)
—	—	—	(255)
(26)	—	(102)	—

(842,410)	(1,407,056)	(290,672)	(745,006)
(395,561)	(700,153)	(33,918)	(46,987)
(16,282,694)	(28,939,818)	(976,319)	(1,330,442)
—	—	—	—
(36,485)	(67,917)	(40,105)	(33,295)
(3,308)	(2,664)	(5,478)	(17,289)
(1,002)	—	(901)	—
(17,935,373)	(31,484,495)	(1,471,762)	(2,268,198)

6,131,931	10,807,640	1,218,198	4,955,313
17,572,644	30,851,758	1,161,930	2,266,646
(36,526,581)	(30,269,597)	(9,246,741)	(3,643,418)
(12,822,006)	11,389,801	(6,866,613)	3,578,541
(22,918,405)	(14,128,618)	(7,964,782)	1,123,651

166,984,522	181,113,140	15,223,238	14,099,587
$144,066,117	$166,984,522	$7,258,456	$15,223,238
$609,650	$379,267	$55,441	$75,674

The accompanying notes are an integral part of these financial statements.	91

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statements of Changes in Net Assets (continued)

	Flexible Cap Growth Fund
	For the Fiscal Year Ended August 31, 2016	For the Fiscal Year Ended August 31, 2015
From operations:
Net investment income (loss)	$(13,099)	$(29,361)
Net realized gain (loss)	193,770	1,341,552
Net change in unrealized gain (loss)	596,395	(561,111)
Net increase (decrease) in net assets resulting from operations	777,066	751,080

Distributions to shareholders:
From net investment income
Class A Shares	—	—
Class C Shares	—	—
Institutional Shares	—	—
Service Shares	—	—
Class IR Shares	—	—
Class R Shares	—	—
Class R6 Shares(a)	—	—
From net realized gains
Class A Shares	(458,035)	(897,010)
Class C Shares	(116,932)	(182,809)
Institutional Shares	(497,675)	(1,118,730)
Service Shares	—	—
Class IR Shares	(13,475)	(32,793)
Class R Shares	(2,254)	(8,089)
Class R6 Shares(a)	(544)	—
Total distributions to shareholders	(1,088,915)	(2,239,431)

From share transactions:
Proceeds from sales of shares	3,195,796	5,135,583
Reinvestment of distributions	1,088,915	2,237,814
Cost of shares redeemed	(4,728,552)	(3,380,014)
Net increase (decrease) in net assets resulting from share transactions	(443,841)	3,993,383
TOTAL INCREASE (DECREASE)	(755,690)	2,505,032

Net assets:
Beginning of year	17,731,578	15,226,546
End of year	$16,975,888	$17,731,578
Undistributed (distributions in excess of) net investment income (loss)	$(5,278)	$(16,820)

(a)	Commenced operations on July 31, 2015.

92	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Focused Growth Fund		Growth Opportunities Fund
For the Fiscal Year Ended August 31, 2016	For the Fiscal Year Ended August 31, 2015	For the Fiscal Year Ended August 31, 2016	For the Fiscal Year Ended August 31, 2015

$161,132	$136,615	$(9,095,539)	$(19,979,892)
(1,517,766)	1,794,517	143,274,021	540,219,024
2,432,571	(809,233)	(51,072,627)	(555,005,131)
1,075,937	1,121,899	83,105,855	(34,765,999)

(451)	—	—	—
(262)	—	—	—
(76,800)	(76,654)	—	—
—	—	—	—
(21)	(18)	—	—
—	—	—	—
(24)	—	—	—

(14,231)	(3,858)	(97,819,695)	(213,956,510)
(14,215)	(2,722)	(23,532,032)	(45,806,967)
(1,744,722)	(1,977,313)	(309,058,207)	(674,995,963)
—	—	(5,746,888)	(11,651,811)
(872)	(1,099)	(18,674,509)	(30,389,606)
(868)	(1,094)	(9,066,946)	(17,292,249)
(495)	—	(1,081,229)	—
(1,852,961)	(2,062,758)	(464,979,506)	(994,093,106)

2,465,625	12,758,032	664,433,721	1,354,546,446
1,852,961	2,062,758	390,089,513	802,333,312
(12,507,765)	(4,759,978)	(2,055,513,321)	(1,884,231,470)
(8,189,179)	10,060,812	(1,000,990,087)	272,648,288
(8,966,203)	9,119,953	(1,382,863,738)	(756,210,817)

33,578,424	24,458,471	4,584,750,752	5,340,961,569
$24,612,221	$33,578,424	$3,201,887,014	$4,584,750,752
$162,001	$77,136	$(7,887,321)	$(16,360,233)

The accompanying notes are an integral part of these financial statements.	93

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statements of Changes in Net Assets (continued)

	Small/Mid Cap Growth Fund
	For the Fiscal Year Ended August 31, 2016	For the Fiscal Year Ended August 31, 2015
From operations:
Net investment income (loss)	$(16,317,215)	$(18,094,472)
Net realized gain (loss)	52,255,039	158,512,531
Net change in unrealized gain (loss)	(71,634,818)	23,699,445
Net increase (decrease) in net assets resulting from operations	(35,696,994)	164,117,504

Distributions to shareholders:
From net investment income
Class A Shares	—	—
Class C Shares	—	—
Institutional Shares	—	—
Service Shares	—	—
Class IR Shares	—	—
Class R Shares	—	—
Class R6 Shares(a)	—	—
From net realized gains
Class A Shares	(33,875,139)	(59,422,373)
Class C Shares	(10,986,288)	(19,729,913)
Institutional Shares	(47,806,278)	(89,205,827)
Service Shares	(475,742)	(662,911)
Class IR Shares	(10,051,807)	(13,778,175)
Class R Shares	(1,254,158)	(2,780,547)
Class R6 Shares(a)	(313)	—
Total distributions to shareholders	(104,449,725)	(185,579,746)

From share transactions:
Proceeds from sales of shares	1,008,705,061	1,088,106,213
Reinvestment of distributions	93,324,637	164,354,586
Cost of shares redeemed	(1,151,579,076)	(691,041,765)
Net increase (decrease) in net assets resulting from share transactions	(49,549,378)	561,419,034
TOTAL INCREASE (DECREASE)	(189,696,097)	539,956,792

Net assets:
Beginning of year	2,798,527,319	2,258,570,527
End of year	$2,608,831,222	$2,798,527,319
Undistributed (distributions in excess of) net investment income (loss)	$(10,953,820)	$570,667

(a)	Commenced operations on July 31, 2015.

94	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Strategic Growth Fund		Technology Opportunities Fund
For the Fiscal Year Ended August 31, 2016	For the Fiscal Year Ended August 31, 2015	For the Fiscal Year Ended August 31, 2016	For the Fiscal Year Ended August 31, 2015

$2,040,512	$1,796,891	$(2,695,009)	$(3,232,312)
1,548,451	29,207,245	18,604,630	45,968,161
21,597,125	(15,744,519)	31,771,257	(33,789,050)
25,186,088	15,259,617	47,680,878	8,946,799

(72,760)	—	—	—
—	—	—	—
(1,396,604)	(991,937)	—	—
(299)	—	—	—
(2,572)	(1,531)	—	—
(106)	—	—	—
(42)	—	—	—

(2,662,084)	(7,853,382)	(21,931,579)	(19,398,872)
(747,201)	(2,031,017)	(5,298,231)	(4,987,729)
(18,504,227)	(47,665,788)	(6,969,643)	(7,490,876)
(12,976)	(26,879)	(975,553)	(853,327)
(47,249)	(147,162)	(511,029)	(226,844)
(4,036)	(2,673)	—	—
(516)	—	—	—
(23,450,672)	(58,720,369)	(35,686,035)	(32,957,648)

110,866,442	85,773,465	64,248,588	106,814,338
22,818,629	56,900,752	32,420,710	29,561,009
(166,077,206)	(112,960,044)	(133,609,474)	(136,669,644)
(32,392,135)	29,714,173	(36,940,176)	(294,297)
(30,656,719)	(13,746,579)	(24,945,333)	(24,305,146)

383,996,827	397,743,406	412,557,635	436,862,781
$353,340,108	$383,996,827	$387,612,302	$412,557,635
$2,008,192	$1,482,021	$(1,944,623)	$(1,463,830)

The accompanying notes are an integral part of these financial statements.	95

GOLDMAN SACHS CAPITAL GROWTH FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from investment operations				Distributions to shareholders
Year - Share Class	Net asset value, beginning of year	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	$24.80	$0.03		$1.37	$1.40	$—	$(2.05)	$(2.05)
2016 - C	19.77	(0.12)		1.08	0.96	—	(2.05)	(2.05)
2016 - Institutional	26.82	0.13		1.49	1.62	(0.04)	(2.05)	(2.09)
2016 - Service	24.12	—	(d)	1.33	1.33	—	(2.05)	(2.05)
2016 - IR	25.07	0.08		1.40	1.48	(0.02)	(2.05)	(2.07)
2016 - R	24.19	(0.03)		1.33	1.30	—	(2.05)	(2.05)
2016 - R6	26.82	0.13		1.49	1.62	(0.05)	(2.05)	(2.10)
2015 - A	28.16	0.01		1.00	1.01	—	(4.37)	(4.37)
2015 - C	23.45	(0.15)		0.84	0.69	—	(4.37)	(4.37)
2015 - Institutional	30.01	0.12		1.06	1.18	—	(4.37)	(4.37)
2015 - Service	27.53	(0.02)		0.98	0.96	—	(4.37)	(4.37)
2015 - IR	28.36	0.07		1.01	1.08	—	(4.37)	(4.37)
2015 - R	27.64	(0.06)		0.98	0.92	—	(4.37)	(4.37)
2015 - R6 (Commenced July 31, 2015)	28.86	0.01		(2.05)	(2.04)	—	—	—
2014 - A	28.13	(0.01)		6.41	6.40	(0.08)	(6.29)	(6.37)
2014 - C	24.46	(0.18)		5.46	5.28	—	(6.29)	(6.29)
2014 - Institutional	29.57	0.10		6.79	6.89	(0.16)	(6.29)	(6.45)
2014 - Service	27.62	(0.04)		6.29	6.25	(0.05)	(6.29)	(6.34)
2014 - IR	28.28	0.06		6.44	6.50	(0.13)	(6.29)	(6.42)
2014 - R	27.75	(0.08)		6.31	6.23	(0.05)	(6.29)	(6.34)
2013 - A	24.40	0.10	(f)	3.66	3.76	(0.03)	—	(0.03)
2013 - C	21.35	(0.08	)(f)	3.19	3.11	—	—	—
2013 - Institutional	25.64	0.21	(f)	3.84	4.05	(0.12)	—	(0.12)
2013 - Service	23.96	0.07	(f)	3.60	3.67	(0.01)	—	(0.01)
2013 - IR	24.53	0.18	(f)	3.67	3.85	(0.10)	—	(0.10)
2013 - R	24.14	0.03	(f)	3.62	3.65	(0.04)	—	(0.04)
2012 - A	20.49	0.02		3.93	3.95	(0.04)	—	(0.04)
2012 - C	18.03	(0.13)		3.45	3.32	—	—	—
2012 - Institutional	21.54	0.10		4.12	4.22	(0.12)	—	(0.12)
2012 - Service	20.13	—	(d)	3.85	3.85	(0.02)	—	(0.02)
2012 - IR	20.66	0.08		3.93	4.01	(0.14)	—	(0.14)
2012 - R	20.31	(0.03)		3.88	3.85	(0.02)	—	(0.02)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the year and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Amount is less than $0.005 per share.
(e)	Annualized.
(f)	Reflects income recognized from special dividends which amounted to $0.06 per share and 0.21% of average net assets.

96	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CAPITAL GROWTH FUND

Net asset value, end of year	Total return(b)	Net assets, end of year (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$24.15	5.79%	$630,091	1.15%		1.51%		0.11%		45%
18.68	4.98	68,960	1.90		2.26		(0.64)		45
26.35	6.19	141,442	0.75		1.11		0.50		45
23.40	5.66	1,561	1.25		1.61		0.01		45
24.48	6.05	4,297	0.90		1.26		0.35		45
23.44	5.51	3,450	1.40		1.76		(0.15)		45
26.34	6.19	10	0.74		1.09		0.52		45
24.80	3.34	669,345	1.15		1.49		0.04		55
19.77	2.55	75,941	1.90		2.25		(0.71)		55
26.82	3.75	173,539	0.75		1.09		0.44		55
24.12	3.23	1,917	1.25		1.60		(0.08)		55
25.07	3.59	3,823	0.90		1.24		0.28		55
24.19	3.05	3,500	1.40		1.74		(0.21)		55
26.82	(7.07)	9	0.76	(e)	1.11	(e)	0.54	(e)	55
28.16	25.50	702,534	1.16		1.51		(0.05)		75
23.45	24.57	81,954	1.91		2.26		(0.80)		75
30.01	26.03	147,642	0.76		1.11		0.35		75
27.53	25.39	1,135	1.26		1.61		(0.15)		75
28.36	25.80	2,951	0.91		1.26		0.20		75
27.64	25.18	3,571	1.41		1.76		(0.30)		75
28.13	15.41	630,495	1.14		1.50		0.38	(f)	52
24.46	14.57	75,375	1.89		2.25		(0.37	)(f)	52
29.57	15.89	124,795	0.74		1.10		0.75	(f)	52
27.62	15.32	980	1.24		1.60		0.27	(f)	52
28.28	15.75	2,112	0.89		1.25		0.67	(f)	52
27.75	15.15	2,480	1.39		1.75		0.13	(f)	52
24.40	19.24	662,127	1.14		1.48		0.09		55
21.35	18.36	73,162	1.89		2.23		(0.66)		55
25.64	19.64	83,466	0.74		1.08		0.42		55
23.96	19.08	1,072	1.24		1.58		(0.02)		55
24.53	19.48	2,415	0.89		1.23		0.36		55
24.14	18.92	1,475	1.39		1.73		(0.12)		55

The accompanying notes are an integral part of these financial statements.	97

GOLDMAN SACHS CONCENTRATED GROWTH FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from investment operations				Distributions to shareholders
Year - Share Class	Net asset value, beginning of year	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	$16.06	$—	(d)	$0.81	$0.81	$—	$(1.81)	$(1.81)
2016 - C	14.05	(0.09	)(d)	0.69	0.60	—	(1.81)	(1.81)
2016 - Institutional	16.88	0.07	(d)	0.84	0.91	(0.04)	(1.81)	(1.85)
2016 - IR	16.26	0.04	(d)	0.81	0.85	(0.02)	(1.81)	(1.83)
2016 - R	15.71	(0.04	)(d)	0.79	0.75	—	(1.81)	(1.81)
2016 - R6	16.88	0.07	(d)	0.85	0.92	(0.04)	(1.81)	(1.85)
2015 - A	18.94	—	(e)(f)	0.55	0.55	—	(3.43)	(3.43)
2015 - C	17.09	(0.11	)(e)	0.50	0.39	—	(3.43)	(3.43)
2015 - Institutional	19.71	0.08	(e)	0.57	0.65	(0.05)	(3.43)	(3.48)
2015 - IR	19.10	0.05	(e)	0.56	0.61	(0.02)	(3.43)	(3.45)
2015 - R	18.64	(0.05	)(e)	0.55	0.50	—	(3.43)	(3.43)
2015 - R6 (Commenced July 31, 2015)	18.04	0.01	(e)	(1.17)	(1.16)	—	—	—
2014 - A	17.05	(0.06)		3.78	3.72	—	(1.83)	(1.83)
2014 - C	15.65	(0.17)		3.44	3.27	—	(1.83)	(1.83)
2014 - Institutional	17.63	0.02		3.92	3.94	(0.03)	(1.83)	(1.86)
2014 - IR	17.15	(0.01)		3.81	3.80	(0.02)	(1.83)	(1.85)
2014 - R	16.84	(0.10)		3.73	3.63	—	(1.83)	(1.83)
2013 - A	14.97	0.11	(h)	2.03	2.14	(0.06)	—	(0.06)
2013 - C	13.79	(0.06	)(h)	1.93	1.87	(0.01)	—	(0.01)
2013 - Institutional	15.48	0.09	(h)	2.18	2.27	(0.12)	—	(0.12)
2013 - IR	15.07	0.12	(h)	2.07	2.19	(0.11)	—	(0.11)
2013 - R	14.80	0.01	(h)	2.06	2.07	(0.03)	—	(0.03)
2012 - A	12.64	—	(f)	2.33	2.33	—	—	—
2012 - C	11.73	(0.09)		2.15	2.06	—	—	—
2012 - Institutional	13.07	0.05		2.41	2.46	(0.05)	—	(0.05)
2012 - IR	12.73	0.04		2.34	2.38	(0.04)	—	(0.04)
2012 - R	12.52	(0.03)		2.31	2.28	—	—	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the year and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Reflects income recognized from a special dividend which amounted to $0.03 per share and 0.19% of average net assets.
(e)	Reflects income recognized from a special dividend which amounted to $0.05 per share and 0.30% of average net assets.
(f)	Amount is less than $0.005 per share.
(g)	Annualized.
(h)	Reflects income recognized from a special dividend which amounted to $0.06 per share and 0.35% of average net assets.

98	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CONCENTRATED GROWTH FUND

Net asset value, end of year	Total return(b)	Net assets, end of year (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$15.06	5.10%	$6,573	1.22%		1.63%		0.03	%(d)	55%
12.84	4.27	2,192	1.98		2.38		(0.71	)(d)	55
15.94	5.47	134,818	0.82		1.23		0.43	(d)	55
15.28	5.31	452	0.97		1.38		0.27	(d)	55
14.65	4.81	22	1.48		1.89		(0.25	)(d)	55
15.95	5.56	10	0.81		1.21		0.44	(d)	55
16.06	2.54	7,350	1.24		1.60		0.02	(e)	47
14.05	1.78	3,604	1.99		2.35		(0.74	)(e)	47
16.88	2.97	155,652	0.84		1.20		0.42	(e)	47
16.26	2.84	342	0.99		1.35		0.29	(e)	47
15.71	2.28	27	1.49		1.87		(0.31	)(e)	47
16.88	(6.43)	9	0.77	(g)	1.48	(g)	0.46	(e)(g)	47
18.94	22.88	7,564	1.27		1.60		(0.32)		60
17.09	21.98	3,460	2.02		2.35		(1.06)		60
19.71	23.44	169,387	0.87		1.20		0.09		60
19.10	23.20	385	1.02		1.35		(0.06)		60
18.64	22.61	14	1.50		1.84		(0.55)		60
17.05	14.36	8,476	1.26		1.62		0.69	(h)	57
15.65	13.57	2,561	2.01		2.37		(0.39	)(h)	57
17.63	14.81	146,183	0.86		1.23		0.56	(h)	57
17.15	14.61	346	1.01		1.38		0.76	(h)	57
16.84	14.13	12	1.51		1.87		0.09	(h)	57
14.97	18.38	92,207	1.26		1.57		0.01		33
13.79	17.51	2,877	2.01		2.32		(0.72)		33
15.48	18.80	56,118	0.86		1.17		0.39		33
15.07	18.69	584	1.01		1.32		0.28		33
14.80	18.08	10	1.51		1.82		(0.22)		33

The accompanying notes are an integral part of these financial statements.	99

GOLDMAN SACHS DYNAMIC U.S. EQUITY FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from investment operations			Distributions to shareholders
Year - Share Class	Net asset value, beginning of year	Net investment income (loss)(a)	Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	$13.92	$0.09	$0.50	$0.59	$(0.07)	$(1.36)	$(1.43)
2016 - C	13.56	(0.01)	0.50	0.49	—	(1.36)	(1.36)
2016 - Institutional	14.01	0.14	0.51	0.65	(0.13)	(1.36)	(1.49)
2016 - IR	13.98	0.13	0.50	0.63	(0.09)	(1.36)	(1.45)
2016 - R	13.88	0.07	0.50	0.57	—	(1.36)	(1.36)
2016 - R6	14.01	0.14	0.51	0.65	(0.13)	(1.36)	(1.49)
2015 - A	16.66	0.09	(0.17)	(0.08)	(0.07)	(2.59)	(2.66)
2015 - C	16.33	(0.03)	(0.15)	(0.18)	—	(2.59)	(2.59)
2015 - Institutional	16.75	0.14	(0.16)	(0.02)	(0.13)	(2.59)	(2.72)
2015 - IR	16.72	0.11	(0.15)	(0.04)	(0.11)	(2.59)	(2.70)
2015 - R	16.62	0.04	(0.16)	(0.12)	(0.03)	(2.59)	(2.62)
2015 - R6 (Commenced July 31, 2015)	15.04	0.01	(1.04)	(1.03)	—	—	—
2014 - A	14.79	0.06	3.23	3.29	(0.05)	(1.37)	(1.42)
2014 - C	14.58	(0.06)	3.18	3.12	—	(1.37)	(1.37)
2014 - Institutional	14.85	0.12	3.25	3.37	(0.10)	(1.37)	(1.47)
2014 - IR	14.83	0.10	3.24	3.34	(0.08)	(1.37)	(1.45)
2014 - R	14.78	0.02	3.23	3.25	(0.04)	(1.37)	(1.41)
2013 - A	12.30	0.09	2.48	2.57	(0.08)	—	(0.08)
2013 - C	12.13	(0.01)	2.46	2.45	—	—	—
2013 - Institutional	12.35	0.14	2.50	2.64	(0.14)	—	(0.14)
2013 - IR	12.34	0.12	2.50	2.62	(0.13)	—	(0.13)
2013 - R	12.29	0.04	2.51	2.55	(0.06)	—	(0.06)
2012 - A	10.71	0.08	1.66	1.74	(0.04)	(0.11)	(0.15)
2012 - C	10.61	(0.01)	1.64	1.63	—	(0.11)	(0.11)
2012 - Institutional	10.76	0.13	1.65	1.78	(0.08)	(0.11)	(0.19)
2012 - IR	10.73	0.11	1.65	1.76	(0.04)	(0.11)	(0.15)
2012 - R	10.70	0.05	1.65	1.70	— (e)	(0.11)	(0.11)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the year and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Annualized.
(e)	Amount is less than $0.005 per share.

100	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS DYNAMIC U.S. EQUITY FUND

Net asset value, end of year	Total return(b)	Net assets, end of year (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets	Portfolio turnover rate(c)

$13.08	4.39%	$2,124	1.22%		3.60%		0.67%	49%
12.69	3.66	195	1.97		4.33		(0.10)	49
13.17	4.84	4,754	0.82		3.16		1.10	49
13.16	4.67	156	0.97		3.54		0.97	49
13.09	4.18	19	1.47		3.70		0.49	49
13.17	4.86	10	0.81		3.14		1.09	49
13.92	(1.22)	3,086	1.21		2.81		0.57	67
13.56	(1.96)	355	1.97		3.56		(0.21)	67
14.01	(0.82)	10,855	0.81		2.42		0.93	67
13.98	(0.98)	800	0.96		1.06		0.73	67
13.88	(1.48)	118	1.46		3.10		0.28	67
14.01	(6.85)	9	0.76	(d)	1.65	(d)	1.08 (d)	67
16.66	23.41	4,542	1.20		3.04		0.37	67
16.33	22.44	247	1.95		3.78		(0.37)	67
16.75	23.92	8,995	0.80		2.65		0.76	67
16.72	23.71	205	0.95		2.80		0.61	67
16.62	23.06	110	1.45		3.30		0.11	67
14.79	21.05	2,869	1.18		3.66		0.68	61
14.58	20.20	126	1.93		4.41		(0.09)	61
14.85	21.56	8,646	0.78		3.24		1.06	61
14.83	21.39	174	0.93		3.39		0.90	61
14.78	20.83	51	1.43		3.80		0.29	61
12.30	16.37	3,331	1.18		3.63		0.69	76
12.13	15.45	158	1.93		4.38		(0.05)	76
12.35	16.71	7,142	0.78		3.23		1.11	76
12.34	16.52	70	0.93		3.38		0.97	76
12.29	16.02	12	1.43		3.88		0.45	76

The accompanying notes are an integral part of these financial statements.	101

GOLDMAN SACHS FLEXIBLE CAP GROWTH FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from investment operations				Distributions to shareholders
Year - Share Class	Net asset value, beginning of year	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	$11.90	$(0.02)		$0.59	$0.57	$—	$(0.73)	$(0.73)
2016 - C	11.00	(0.10)		0.54	0.44	—	(0.73)	(0.73)
2016 - Institutional	12.44	0.02		0.62	0.64	—	(0.73)	(0.73)
2016 - IR	12.27	—	(d)	0.62	0.62	—	(0.73)	(0.73)
2016 - R	11.63	(0.05)		0.57	0.52	—	(0.73)	(0.73)
2016 - R6	12.44	0.03		0.61	0.64	—	(0.73)	(0.73)
2015 - A	13.21	(0.04	)(e)	0.63	0.59	—	(1.90)	(1.90)
2015 - C	12.43	(0.12	)(e)	0.59	0.47	—	(1.90)	(1.90)
2015 - Institutional	13.68	0.01	(e)	0.65	0.66	—	(1.90)	(1.90)
2015 - IR	13.53	—	(e)(d)	0.64	0.64	—	(1.90)	(1.90)
2015 - R	12.97	(0.07	)(e)	0.63	0.56	—	(1.90)	(1.90)
2015 - R6 (Commenced July 31,2015)	13.38	—	(e)(d)	(0.94)	(0.94)	—	—	—
2014 - A	11.83	(0.05)		3.01	2.96	—	(1.58)	(1.58)
2014 - C	11.29	(0.14)		2.86	2.72	—	(1.58)	(1.58)
2014 - Institutional	12.17	—	(d)	3.11	3.11	(0.02)	(1.58)	(1.60)
2014 - IR	12.05	(0.02)		3.08	3.06	—	(1.58)	(1.58)
2014 - R	11.66	(0.08)		2.97	2.89	—	(1.58)	(1.58)
2013 - A	11.48	—	(d)(h)	1.71	1.71	—	(1.36)	(1.36)
2013 - C	11.09	(0.08	)(h)	1.64	1.56	—	(1.36)	(1.36)
2013 - Institutional	11.73	0.04	(h)	1.76	1.80	—	(1.36)	(1.36)
2013 - IR	11.64	0.03	(h)	1.74	1.77	—	(1.36)	(1.36)
2013 - R	11.36	(0.02	)(h)	1.68	1.66	—	(1.36)	(1.36)
2012 - A	10.38	(0.02)		1.71	1.69	—	(0.59)	(0.59)
2012 - C	10.12	(0.10)		1.66	1.56	—	(0.59)	(0.59)
2012 - Institutional	10.55	0.02		1.75	1.77	—	(0.59)	(0.59)
2012 - IR	10.49	0.01		1.73	1.74	—	(0.59)	(0.59)
2012 - R	10.30	(0.05)		1.70	1.65	—	(0.59)	(0.59)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the year and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Amount is less than $0.005 per share.
(e)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.13% of average net assets.
(f)	Annualized.
(g)	Amount is less than 0.005% of average net assets.
(h)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.20% of average net assets.

102	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FLEXIBLE CAP GROWTH FUND

Net asset value, end of year	Total return(b)	Net assets, end of year (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$11.74	4.93%	$5,927	1.22%		3.07%		(0.21)%		46%
10.71	4.12	1,474	1.97		3.82		(0.96)		46
12.35	5.29	9,330	0.82		2.68		0.20		46
12.16	5.20	197	0.97		2.76		0.03		46
11.42	4.61	37	1.47		3.33		(0.45)		46
12.35	5.29	10	0.81		2.66		0.22		46
11.90	4.59	7,048	1.24		2.97		(0.30	)(e)	41
11.00	3.83	1,802	1.98		3.71		(1.04	)(e)	41
12.44	4.99	8,586	0.84		2.57		0.09	(e)	41
12.27	4.88	253	0.98		2.66		(0.03	)(e)	41
11.63	4.43	33	1.49		3.24		(0.55	)(e)	41
12.44	(7.03)	9	0.84	(f)	4.34	(f)	0.24	(e)(f)	41
13.21	26.62	5,665	1.28		3.32		(0.40)		56
12.43	25.68	1,119	2.03		4.09		(1.15)		56
13.68	27.21	8,262	0.88		2.92		—	(g)	56
13.53	26.98	126	1.03		3.04		(0.17)		56
12.97	26.38	55	1.53		3.56		(0.65)		56
11.83	16.78	4,584	1.26		3.62		0.03	(h)	40
11.29	15.94	1,005	2.01		4.32		(0.75	)(h)	40
12.17	17.23	6,215	0.86		3.18		0.37	(h)	40
12.05	17.08	167	1.01		3.35		0.26	(h)	40
11.66	16.50	41	1.51		3.91		(0.19	)(h)	40
11.48	17.11	7,423	1.26		3.14		(0.22)		32
11.09	16.23	975	2.01		3.89		(0.95)		32
11.73	17.61	4,640	0.86		2.74		0.21		32
11.64	17.41	179	1.01		2.89		0.06		32
11.36	16.84	63	1.51		3.39		(0.43)		32

The accompanying notes are an integral part of these financial statements.	103

GOLDMAN SACHS FOCUSED GROWTH FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from investment operations				Distributions to shareholders
Year - Share Class	Net asset value, beginning of year	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	$14.36	$0.01	(d)	$0.48	$0.49	$(0.02)	$(0.76)	$(0.78)
2016 - C	14.01	(0.09	)(d)	0.46	0.37	(0.01)	(0.76)	(0.77)
2016 - Institutional	14.50	0.08	(d)	0.47	0.55	(0.03)	(0.76)	(0.79)
2016 - IR	14.47	0.06	(d)	0.47	0.53	(0.01)	(0.76)	(0.77)
2016 - R	14.28	(0.01	)(d)	0.46	0.45	—	(0.76)	(0.76)
2016 - R6	14.50	0.08	(d)	0.47	0.55	(0.03)	(0.76)	(0.79)
2015 - A	14.74	(0.01	)(e)	0.65	0.64	—	(1.02)	(1.02)
2015 - C	14.51	(0.10	)(e)	0.62	0.52	—	(1.02)	(1.02)
2015 - Institutional	14.85	0.07	(e)	0.64	0.71	(0.04)	(1.02)	(1.06)
2015 - IR	14.83	0.04	(e)	0.64	0.68	(0.02)	(1.02)	(1.04)
2015 - R	14.70	(0.03	)(e)	0.63	0.60	—	(1.02)	(1.02)
2015 - R6 (Commenced July 31, 2015)	15.27	—	(e)(f)	(0.77)	(0.77)	—	—	—
2014 - A	12.95	(0.05)		2.77	2.72	—	(0.93)	(0.93)
2014 - C	12.85	(0.15)		2.74	2.59	—	(0.93)	(0.93)
2014 - Institutional	13.02	0.01		2.78	2.79	(0.03)	(0.93)	(0.96)
2014 - IR	13.01	(0.01)		2.77	2.76	(0.01)	(0.93)	(0.94)
2014 - R	12.95	(0.08)		2.76	2.68	—	(0.93)	(0.93)
2013 - A	11.35	0.01	(h)	1.66	1.67	(0.05)	(0.02)	(0.07)
2013 - C	11.31	(0.06	)(h)	1.63	1.57	(0.01)	(0.02)	(0.03)
2013 - Institutional	11.38	0.07	(h)	1.66	1.73	(0.07)	(0.02)	(0.09)
2013 - IR	11.38	0.06	(h)	1.65	1.71	(0.06)	(0.02)	(0.08)
2013 - R	11.34	—	(f)(h)	1.64	1.64	(0.01)	(0.02)	(0.03)

FOR THE PERIOD ENDED AUGUST 31,
2012 - A (Commenced January 31, 2012)	10.00	—	(f)	1.35	1.35	—	—	—
2012 - C (Commenced January 31, 2012)	10.00	(0.05)		1.36	1.31	—	—	—
2012 - Institutional (Commenced January 31, 2012)	10.00	0.02		1.36	1.38	—	—	—
2012 - IR (Commenced January 31, 2012)	10.00	0.01		1.37	1.38	—	—	—
2012 - R (Commenced January 31, 2012)	10.00	(0.02)		1.36	1.34	—	—	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at NAV at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the year and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Reflects income recognized from special dividends which amounted to $0.04 per share and 0.25% of average net assets.
(e)	Reflects income recognized from special dividends which amounted to $0.05 per share and 0.31% of average net assets.
(f)	Amount is less than $0.005 per share.
(g)	Annualized.
(h)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.18% of average net assets.

104	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FOCUSED GROWTH FUND

Net asset value, end of year	Total return(b)	Net assets, end of year (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$14.07	3.36%	$243	1.21%		2.35%		0.10	%(d)	55%
13.61	2.56	169	1.96		3.14		(0.69	)(d)	55
14.26	3.75	24,116	0.82		1.91		0.56	(d)	55
14.23	3.65	58	0.96		1.90		0.40	(d)	55
13.97	3.07	17	1.47		2.56		(0.10	)(d)	55
14.26	3.77	10	0.78		1.87		0.59	(d)	55
14.36	4.27	148	1.24		2.22		(0.05	)(e)	67
14.01	3.47	53	1.99		3.00		(0.70	)(e)	67
14.50	4.72	33,335	0.84		1.85		0.45	(e)	67
14.47	4.50	17	1.01		2.02		0.30	(e)	67
14.28	3.99	16	1.49		2.50		(0.19	)(e)	67
14.50	(5.04)	9	0.81	(g)	2.05	(g)	0.24	(e)(g)	67
14.74	21.60	42	1.26		2.83		(0.37)		97
14.51	20.71	39	2.01		3.49		(1.05)		97
14.85	22.00	24,346	0.86		2.31		0.10		97
14.83	21.83	16	1.01		2.51		(0.08)		97
14.70	21.28	16	1.51		3.01		(0.58)		97
12.95	14.79	56	1.24		6.12		0.08	(h)	87
12.85	13.94	23	1.99		6.91		(0.52	)(h)	87
13.02	15.33	12,838	0.84		4.59		0.53	(h)	87
13.01	15.08	13	1.00		6.58		0.52	(h)	87
12.95	14.53	13	1.49		7.08		0.02	(h)	87

11.35	13.50	35	1.24	(g)	17.07	(g)	0.04	(g)	23
11.31	13.10	11	1.99	(g)	17.82	(g)	(0.81	)(g)	23
11.38	13.80	3,417	0.84	(g)	16.67	(g)	0.36	(g)	23
11.38	13.80	11	0.99	(g)	16.82	(g)	0.22	(g)	23
11.34	13.40	11	1.49	(g)	17.32	(g)	(0.30	)(g)	23

The accompanying notes are an integral part of these financial statements.	105

GOLDMAN SACHS GROWTH OPPORTUNITIES FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from investment operations
Year - Share Class	Net asset value, beginning of year	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	Distribution to shareholders from net realized gains
FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	$23.84	$(0.10	)(d)	$0.77	$0.67	$(2.81)
2016 - C	18.95	(0.20	)(d)	0.58	0.38	(2.81)
2016 - Institutional	26.71	(0.03	)(d)	0.89	0.86	(2.81)
2016 - Service	23.11	(0.13	)(d)	0.75	0.62	(2.81)
2016 - IR	24.52	(0.05	)(d)	0.80	0.75	(2.81)
2016 - R	23.21	(0.15	)(d)	0.74	0.59	(2.81)
2016 - R6	26.71	(0.04	)(d)	0.91	0.87	(2.81)
2015 - A	30.22	(0.17	)(e)	(0.05)	(0.22)	(6.16)
2015 - C	25.42	(0.30	)(e)	(0.01)	(0.31)	(6.16)
2015 - Institutional	33.02	(0.07	)(e)	(0.08)	(0.15)	(6.16)
2015 - Service	29.51	(0.19	)(e)	(0.05)	(0.24)	(6.16)
2015 - IR	30.85	(0.11	)(e)	(0.06)	(0.17)	(6.16)
2015 - R	29.65	(0.23	)(e)	(0.05)	(0.28)	(6.16)
2015 - R6 (Commenced July 31, 2015)	28.49	(0.01	)(e)	(1.77)	(1.78)	—
2014 - A	26.65	(0.19)		5.95	5.76	(2.19)
2014 - C	22.89	(0.34)		5.06	4.72	(2.19)
2014 - Institutional	28.83	(0.08)		6.46	6.38	(2.19)
2014 - Service	26.10	(0.21)		5.81	5.60	(2.19)
2014 - IR	27.10	(0.12)		6.06	5.94	(2.19)
2014 - R	26.25	(0.25)		5.84	5.59	(2.19)
2013 - A	23.88	(0.11	)(g)	4.53	4.42	(1.65)
2013 - C	20.89	(0.26	)(g)	3.91	3.65	(1.65)
2013 - Institutional	25.59	(0.01	)(g)	4.90	4.89	(1.65)
2013 - Service	23.44	(0.13	)(g)	4.44	4.31	(1.65)
2013 - IR	24.19	(0.05	)(g)	4.61	4.56	(1.65)
2013 - R	23.59	(0.17	)(g)	4.48	4.31	(1.65)
2012 - A	21.36	(0.15)		4.06	3.91	(1.39)
2012 - C	18.99	(0.28)		3.57	3.29	(1.39)
2012 - Institutional	22.71	(0.06)		4.33	4.27	(1.39)
2012 - Service	21.01	(0.17)		3.99	3.82	(1.39)
2012 - IR	21.57	(0.09)		4.10	4.01	(1.39)
2012 - R	21.17	(0.20)		4.01	3.81	(1.39)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the year and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Reflects income recognized from special dividends which amounted to $0.04 per share and 0.16% of average net assets.
(e)	Reflects income recognized from special dividends which amounted to $0.03 per share and 0.10% of average net assets.
(f)	Annualized.
(g)	Reflects income recognized from special dividends which amounted to $0.04 per share and 0.17% of average net assets.

106	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH OPPORTUNITIES FUND

Net asset value, end of year	Total return(b)	Net assets, end of year (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$21.70	3.39%	$631,053	1.32%		1.42%		(0.47	)%(d)	55%
16.52	2.66	128,788	2.07		2.17		(1.23	)(d)	55
24.76	3.76	2,160,714	0.95		1.02		(0.11	)(d)	55
20.92	3.27	37,432	1.45		1.52		(0.61	)(d)	55
22.46	3.64	135,930	1.07		1.17		(0.23	)(d)	55
20.99	3.12	63,105	1.57		1.67		(0.73	)(d)	55
24.77	3.81	44,865	0.93		1.01		(0.19	)(d)	55
23.84	(1.47)	946,463	1.35		1.40		(0.65	)(e)	51
18.95	(2.23)	168,461	2.10		2.15		(1.40	)(e)	51
26.71	(1.08)	3,171,058	0.95		1.00		(0.24	)(e)	51
23.11	(1.59)	49,105	1.45		1.50		(0.75	)(e)	51
24.52	(1.25)	171,980	1.10		1.15		(0.41	)(e)	51
23.21	(1.74)	77,673	1.60		1.65		(0.90	)(e)	51
26.71	(6.25)	9	0.97	(f)	1.02	(f)	(0.32	)(e)(f)	51
30.22	22.57	1,110,320	1.36		1.40		(0.66)		59
25.42	21.67	191,125	2.11		2.15		(1.41)		59
33.02	23.04	3,750,790	0.96		1.00		(0.26)		59
29.51	22.42	57,643	1.46		1.50		(0.76)		59
30.85	22.87	143,249	1.11		1.15		(0.41)		59
29.65	22.25	80,542	1.61		1.65		(0.91)		59
26.65	19.84	1,130,449	1.35		1.41		(0.44	)(g)	41
22.89	18.94	172,010	2.10		2.16		(1.19	)(g)	41
28.83	20.38	3,207,925	0.95		1.01		(0.05	)(g)	41
26.10	19.74	60,977	1.45		1.51		(0.54	)(g)	41
27.10	20.18	91,093	1.10		1.16		(0.21	)(g)	41
26.25	19.61	71,263	1.60		1.66		(0.71	)(g)	41
23.88	19.15	1,068,187	1.35		1.41		(0.67)		59
20.89	18.24	157,901	2.10		2.16		(1.42)		59
25.59	19.61	2,710,810	0.95		1.01		(0.27)		59
23.44	19.03	59,834	1.45		1.51		(0.77)		59
24.19	19.43	75,702	1.10		1.16		(0.42)		59
23.59	18.83	54,071	1.60		1.66		(0.91)		59

The accompanying notes are an integral part of these financial statements.	107

GOLDMAN SACHS SMALL/MID CAP GROWTH FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from investment operations
Year - Share Class	Net asset value, beginning of year	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	Distributions to shareholders from net realized gains
FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	$20.72	$(0.14	)(d)	$—	$(0.14)	$(0.73)
2016 - C	18.74	(0.25	)(d)	(0.01)	(0.26)	(0.73)
2016 - Institutional	21.69	(0.07	)(d)	—	(0.07)	(0.73)
2016 - Service	20.35	(0.16	)(d)	—	(0.16)	(0.73)
2016 - IR	21.21	(0.09	)(d)	—	(0.09)	(0.73)
2016 - R	20.26	(0.18	)(d)	(0.01)	(0.19)	(0.73)
2016 - R6	21.69	(0.06	)(d)	(0.01)	(0.07)	(0.73)
2015 - A	20.90	(0.18	)(e)	1.71	1.53	(1.71)
2015 - C	19.20	(0.31	)(e)	1.56	1.25	(1.71)
2015 - Institutional	21.71	(0.10	)(e)	1.79	1.69	(1.71)
2015 - Service	20.58	(0.20	)(e)	1.68	1.48	(1.71)
2015 - IR	21.30	(0.13	)(e)	1.75	1.62	(1.71)
2015 - R	20.51	(0.23	)(e)	1.69	1.46	(1.71)
2015 - R6 (Commenced July 31, 2015)	23.47	(0.01	)(e)	(1.77)	(1.78)	—
2014 - A	18.63	(0.16	)(g)	3.43	3.27	(1.00)
2014 - C	17.31	(0.29	)(g)	3.18	2.89	(1.00)
2014 - Institutional	19.25	(0.09	)(g)	3.55	3.46	(1.00)
2014 - Service	18.38	(0.18	)(g)	3.38	3.20	(1.00)
2014 - IR	18.93	(0.12	)(g)	3.49	3.37	(1.00)
2014 - R	18.35	(0.21	)(g)	3.37	3.16	(1.00)
2013 - A	15.52	(0.11	)(h)	3.99	3.88	(0.77)
2013 - C	14.58	(0.23	)(h)	3.73	3.50	(0.77)
2013 - Institutional	15.95	(0.06	)(h)	4.13	4.07	(0.77)
2013 - Service	15.34	(0.13	)(h)	3.94	3.81	(0.77)
2013 - IR	15.72	(0.08	)(h)	4.06	3.98	(0.77)
2013 - R	15.34	(0.15	)(h)	3.93	3.78	(0.77)
2012 - A	13.67	(0.12)		2.63	2.51	(0.66)
2012 - C	12.98	(0.21)		2.47	2.26	(0.66)
2012 - Institutional	13.98	(0.06)		2.69	2.63	(0.66)
2012 - Service	13.53	(0.13)		2.60	2.47	(0.66)
2012 - IR	13.81	(0.08)		2.65	2.57	(0.66)
2012 - R	13.55	(0.15)		2.60	2.45	(0.66)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the year and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Reflects income recognized from special dividends which amounted to $0.03 per share and 0.15% of average net assets.
(e)	Reflects income recognized from special dividends which amounted to $0.01 per share and 0.05% of average net assets.
(f)	Annualized.
(g)	Reflects income recognized from special dividends which amounted to $0.01 per share and 0.12% of average net assets.
(h)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.14% of average net assets.

108	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SMALL/MID CAP GROWTH FUND

Net asset value, end of year	Total return(b)	Net assets, end of year (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$19.85	(0.56)%	$736,221	1.31%		1.45%		(0.73	)%(d)	67%
17.75	(1.34)	265,282	2.06		2.20		(1.48	)(d)	67
20.89	(0.21)	1,235,282	0.93		1.05		(0.35	)(d)	67
19.46	(0.67)	13,956	1.43		1.55		(0.85	)(d)	67
20.39	(0.31)	313,812	1.06		1.20		(0.48	)(d)	67
19.34	(0.83)	34,493	1.56		1.70		(0.98	)(d)	67
20.89	(0.21)	9,785	0.92		1.04		(0.28	)(d)	67
20.72	7.67	906,362	1.33		1.45		(0.85	)(e)	47
18.74	6.84	268,384	2.08		2.20		(1.60	)(e)	47
21.69	8.15	1,355,322	0.93		1.05		(0.45	)(e)	47
20.35	7.54	12,695	1.42		1.55		(0.95	)(e)	47
21.21	7.97	221,058	1.08		1.20		(0.60	)(e)	47
20.26	7.46	34,697	1.58		1.70		(1.10	)(e)	47
21.69	(7.58)	9	0.92	(f)	1.05	(f)	(0.34	)(e)(f)	47
20.90	17.97	741,254	1.33		1.48		(0.82	)(g)	43
19.20	17.11	221,451	2.08		2.23		(1.57	)(g)	43
21.71	18.39	1,077,769	0.93		1.08		(0.42	)(g)	43
20.58	17.83	8,692	1.43		1.58		(0.92	)(g)	43
21.30	18.22	171,779	1.08		1.23		(0.57	)(g)	43
20.51	17.63	34,118	1.58		1.73		(1.07	)(g)	43
18.63	26.18	592,798	1.34		1.49		(0.68	)(h)	37
17.31	25.23	150,744	2.09		2.24		(1.44	)(h)	37
19.25	26.68	725,662	0.94		1.09		(0.32	)(h)	37
18.38	26.02	8,495	1.44		1.59		(0.77	)(h)	37
18.93	26.49	93,255	1.09		1.24		(0.45	)(h)	37
18.35	25.82	24,420	1.59		1.74		(0.93	)(h)	37
15.52	18.97	393,284	1.35		1.50		(0.83)		51
14.58	18.03	87,185	2.10		2.25		(1.58)		51
15.95	19.42	291,636	0.95		1.10		(0.43)		51
15.34	18.87	6,774	1.45		1.60		(0.92)		51
15.72	19.22	46,777	1.10		1.25		(0.57)		51
15.34	18.69	19,156	1.60		1.75		(1.07)		51

The accompanying notes are an integral part of these financial statements.	109

GOLDMAN SACHS STRATEGIC GROWTH FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from investment operations				Distributions to shareholders
Year - Share Class	Net asset value, beginning of year	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	$11.86	$0.02		$0.74	$0.76	$(0.02)	$(0.69)	$(0.71)
2016 - C	10.12	(0.05)		0.62	0.57	—	(0.69)	(0.69)
2016 - Institutional	12.53	0.07		0.78	0.85	(0.05)	(0.69)	(0.74)
2016 - Service	11.81	0.01		0.73	0.74	(0.01)	(0.69)	(0.70)
2016 - IR	12.53	0.05		0.78	0.83	(0.04)	(0.69)	(0.73)
2016 - R	11.74	(0.01)		0.73	0.72	(0.02)	(0.69)	(0.71)
2016 - R6	12.53	0.07		0.77	0.84	(0.05)	(0.69)	(0.74)
2015 - A	13.50	0.02	(d)	0.42	0.44	—	(2.08)	(2.08)
2015 - C	11.90	(0.07	)(d)	0.37	0.30	—	(2.08)	(2.08)
2015 - Institutional	14.15	0.07	(d)	0.43	0.50	(0.04)	(2.08)	(2.12)
2015 - Service	13.47	—	(e)(d)	0.42	0.42	—	(2.08)	(2.08)
2015 - IR	14.14	0.05	(d)	0.44	0.49	(0.02)	(2.08)	(2.10)
2015 - R	13.42	(0.01	)(d)	0.41	0.40	—	(2.08)	(2.08)
2015 - R6 (Commenced July 31, 2015)	13.36	0.01	(d)	(0.84)	(0.83)	—	—	—
2014 - A	12.29	(0.01)		3.06	3.05	(0.01)	(1.83)	(1.84)
2014 - C	11.09	(0.10)		2.74	2.64	—	(1.83)	(1.83)
2014 - Institutional	12.79	0.04		3.21	3.25	(0.06)	(1.83)	(1.89)
2014 - Service	12.28	(0.02)		3.05	3.03	(0.01)	(1.83)	(1.84)
2014 - IR	12.80	0.02		3.20	3.22	(0.05)	(1.83)	(1.88)
2014 - R	12.26	(0.04)		3.05	3.01	(0.02)	(1.83)	(1.85)
2013 - A	11.57	0.06	(g)	1.58	1.64	(0.05)	(0.87)	(0.92)
2013 - C	10.54	(0.04	)(g)	1.46	1.42	—	(0.87)	(0.87)
2013 - Institutional	12.00	0.10	(g)	1.66	1.76	(0.10)	(0.87)	(0.97)
2013 - Service	11.59	0.03	(g)	1.61	1.64	(0.08)	(0.87)	(0.95)
2013 - IR	12.01	0.07	(g)	1.68	1.75	(0.09)	(0.87)	(0.96)
2013 - R	11.53	0.03	(g)	1.60	1.63	(0.03)	(0.87)	(0.90)
2012 - A	9.77	0.01		1.81	1.82	(0.02)	—	(0.02)
2012 - C	8.95	(0.06)		1.65	1.59	—	—	—
2012 - Institutional	10.14	0.06		1.86	1.92	(0.06)	—	(0.06)
2012 - Service	9.80	0.02		1.79	1.81	(0.02)	—	(0.02)
2012 - IR	10.10	0.04		1.87	1.91	—	—	—
2012 - R	9.74	—	(e)	1.79	1.79	—	—	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the year and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.18% of average net assets.
(e)	Amount is less than $0.005 per share.
(f)	Annualized.
(g)	Reflects income recognized from special dividends which amounted to $0.03 per share and 0.29% of average net assets.

110	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS STRATEGIC GROWTH FUND

Net asset value, end of year	Total return(b)	Net assets, end of year (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$11.91	6.48%	$46,093	1.15%		1.54%		0.19%		56%
10.00	5.70	11,103	1.90		2.29		(0.56)		56
12.64	6.89	294,952	0.75		1.14		0.59		56
11.85	6.40	272	1.25		1.64		0.11		56
12.63	6.69	829	0.90		1.29		0.44		56
11.75	6.18	81	1.40		1.79		(0.05)		56
12.63	6.83	10	0.76		1.15		0.59		56
11.86	3.09	45,046	1.15		1.52		0.13	(d)	52
10.12	2.23	11,175	1.90		2.27		(0.63	)(d)	52
12.53	3.43	326,619	0.75		1.12		0.52	(d)	52
11.81	2.93	254	1.25		1.62		(0.01	)(d)	52
12.53	3.34	817	0.90		1.27		0.37	(d)	52
11.74	2.78	77	1.40		1.76		(0.07	)(d)	52
12.53	(6.21)	9	0.73	(f)	1.06	(f)	0.68	(d)(f)	52
13.50	26.74	51,626	1.16		1.53		(0.10)		64
11.90	25.83	11,717	1.91		2.28		(0.85)		64
14.15	27.32	332,401	0.76		1.13		0.30		64
13.47	26.55	156	1.26		1.63		(0.20)		64
14.14	27.03	994	0.91		1.28		0.15		64
13.42	26.49	15	1.38		1.75		(0.30)		64
12.29	15.53	87,987	1.15		1.54		0.49	(g)	55
11.09	14.68	9,314	1.90		2.29		(0.35	)(g)	55
12.79	15.98	242,865	0.75		1.14		0.81	(g)	55
12.28	15.45	82	1.25		1.64		0.24	(g)	55
12.80	15.80	884	0.90		1.29		0.57	(g)	55
12.26	15.36	6	1.34		1.73		0.22	(g)	55
11.57	18.45	181,257	1.15		1.51		0.14		54
10.54	17.71	8,279	1.90		2.26		(0.61)		54
12.00	18.97	256,389	0.75		1.11		0.54		54
11.59	18.50	52	1.25		1.61		0.18		54
12.01	18.85	321	0.90		1.26		0.38		54
11.53	18.32	4	1.40		1.76		(0.05)		54

The accompanying notes are an integral part of these financial statements.	111

GOLDMAN SACHS TECHNOLOGY OPPORTUNITIES FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from investment operations
Year - Share Class	Net asset value, beginning of year	Net investment income (loss)(a)		Net realized and unrealized gain	Total from investment operations	Distributions to shareholders from net realized gains
FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	$17.93	$(0.12	)(d)	$2.50	$2.38	$(1.58)
2016 - C	15.70	(0.22	)(d)	2.17	1.95	(1.58)
2016 - Institutional	19.22	(0.05	)(d)	2.70	2.65	(1.58)
2016 - Service	17.69	(0.14	)(d)	2.47	2.33	(1.58)
2016 - IR	19.07	(0.08	)(d)	2.67	2.59	(1.58)
2015 - A	18.97	(0.14	)(e)	0.57	0.43	(1.47)
2015 - C	16.91	(0.24	)(e)	0.50	0.26	(1.47)
2015 - Institutional	20.16	(0.07	)(e)	0.60	0.53	(1.47)
2015 - Service	18.76	(0.15	)(e)	0.55	0.40	(1.47)
2015 - IR	20.04	(0.10	)(e)	0.60	0.50	(1.47)
2014 - A	15.20	(0.15)		4.16	4.01	(0.24)
2014 - C	13.68	(0.25)		3.72	3.47	(0.24)
2014 - Institutional	16.08	(0.08)		4.40	4.32	(0.24)
2014 - Service	15.04	(0.16)		4.12	3.96	(0.24)
2014 - IR	16.01	(0.11)		4.38	4.27	(0.24)
2013 - A	13.62	(0.12)		1.70	1.58	—
2013 - C	12.34	(0.20)		1.54	1.34	—
2013 - Institutional	14.34	(0.06)		1.80	1.74	—
2013 - Service	13.49	(0.13)		1.68	1.55	—
2013 - IR	14.30	(0.09)		1.80	1.71	—
2012 - A	11.51	(0.13)		2.24	2.11	—
2012 - C	10.51	(0.21)		2.04	1.83	—
2012 - Institutional	12.08	(0.09)		2.35	2.26	—
2012 - Service	11.41	(0.14)		2.22	2.08	—
2012 - IR	12.06	(0.11)		2.35	2.24	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the year and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.13% of average net assets.
(e)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.10% of average net assets.

112	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS TECHNOLOGY OPPORTUNITIES FUND

Net asset value, end of year	Total return(b)	Net assets, end of year (in 000s)	Ratio of net expenses to average net assets	Ratio of total expenses to average net assets	Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$18.73	13.71%	$233,097	1.47%	1.55%	(0.68	)%(d)	22%
16.07	12.87	52,843	2.22	2.30	(1.43	)(d)	22
20.29	14.22	83,746	1.07	1.15	(0.27	)(d)	22
18.44	13.61	11,186	1.57	1.65	(0.79	)(d)	22
20.08	14.00	6,741	1.22	1.30	(0.43	)(d)	22
17.93	2.31	250,087	1.48	1.54	(0.74	)(e)	41
15.70	1.53	53,556	2.23	2.29	(1.49	)(e)	41
19.22	2.68	92,483	1.08	1.14	(0.33	)(e)	41
17.69	2.17	10,329	1.58	1.64	(0.84	)(e)	41
19.07	2.54	6,103	1.23	1.29	(0.52	)(e)	41
18.97	26.55	260,982	1.51	1.55	(0.85)		39
16.91	25.54	58,602	2.26	2.30	(1.60)		39
20.16	27.03	99,039	1.11	1.15	(0.45)		39
18.76	26.49	10,712	1.61	1.65	(0.96)		39
20.04	26.83	3,228	1.26	1.30	(0.59)		39
15.20	11.60	228,424	1.50	1.55	(0.85)		33
13.68	10.86	50,278	2.25	2.30	(1.59)		33
16.08	12.13	70,416	1.10	1.15	(0.43)		33
15.04	11.49	10,167	1.60	1.65	(0.95)		33
16.01	11.96	2,651	1.25	1.30	(0.59)		33
13.62	18.28	239,355	1.50	1.55	(1.06)		43
12.34	17.36	50,682	2.25	2.30	(1.81)		43
14.34	18.65	49,238	1.10	1.15	(0.66)		43
13.49	18.18	10,977	1.60	1.65	(1.15)		43
14.30	18.52	2,569	1.25	1.30	(0.81)		43

The accompanying notes are an integral part of these financial statements.	113

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements

August 31, 2016

1. ORGANIZATION

Goldman Sachs Trust (the “Trust”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company. The following table lists those series of the Trust that are included in this report (collectively, the “Funds” or individually a “Fund”), along with their corresponding share classes and respective diversification status under the Act:

Fund	Share Classes Offered	Diversified/ Non-diversified
Capital Growth, Growth Opportunities, Small/Mid Cap Growth and Strategic Growth	A, C, Institutional, Service, IR, R and R6	Diversified
Concentrated Growth and Focused Growth	A, C, Institutional, IR, R and R6	Non-diversified
Dynamic U.S. Equity and Flexible Cap Growth	A, C, Institutional, IR, R and R6	Diversified
Technology Opportunities	A, C, Institutional, Service and IR	Diversified

Class A Shares are sold with a front-end sales charge of up to 5.50%. Class C Shares are sold with a contingent deferred sales charge (“CDSC”) of 1.00%, which is imposed on redemptions made within 12 months of purchase. Institutional, Service, Class IR, Class R and Class R6 Shares are not subject to a sales charge.

Goldman Sachs Asset Management, L.P. (“GSAM”), an affiliate of Goldman, Sachs & Co. (“Goldman Sachs”), serves as investment adviser to the Funds pursuant to a management agreement (the “Agreement”) with the Trust.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and require management to make estimates and assumptions that may affect the reported amounts and disclosures. Actual results may differ from those estimates and assumptions.

A.  Investment Valuation — The Funds’ valuation policy is to value investments at fair value.

B.  Investment Income and Investments — Investment income includes interest income, dividend income, net of any foreign withholding taxes, less any amounts reclaimable, and securities lending income. Interest income is accrued daily and adjusted for amortization of premiums and accretion of discounts. Dividend income is recognized on ex-dividend date or, for certain foreign securities, as soon as such information is obtained subsequent to the ex-dividend date. Investment transactions are reflected on trade date. Realized gains and losses are calculated using identified cost. Investment transactions are recorded on the following business day for daily net asset value (“NAV”) calculations. Any foreign capital gains tax is accrued daily based upon net unrealized gains, and is payable upon sale of such investments. Distributions received from the Funds’ investments in U.S. real estate investment trusts (“REITs”) may be characterized as ordinary income, net capital gain or a return of capital. A return of capital is recorded by the Funds as a reduction to the cost basis of the REIT.

C.  Class Allocations and Expenses — Investment income, realized and unrealized gain (loss), and non-class specific expenses of each Fund are allocated daily based upon the proportion of net assets of each class. Non-class specific expenses directly incurred by a Fund are charged to that Fund, while such expenses incurred by the Trust are allocated across the applicable Funds on a straight-line and/or pro-rata basis depending upon the nature of the expenses. Class specific expenses, where applicable, are borne by the respective share classes and include Distribution and Service, Transfer Agency and Service and Shareholder Administration fees.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

D.  Federal Taxes and Distributions to Shareholders — It is each Fund’s policy to comply with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to regulated investment companies (mutual funds) and to distribute each year substantially all of its investment company taxable income and capital gains to its shareholders. Accordingly, the Funds are not required to make any provisions for the payment of federal income tax. Distributions to shareholders are recorded on the ex-dividend date. Income and capital gains distributions, if any, are declared and paid annually.

Net capital losses are carried forward to future fiscal years and may be used to the extent allowed by the Code to offset any future capital gains. Losses that are carried forward will retain their character as either short-term or long-term capital losses. Utilization of capital loss carryforwards will reduce the requirement of future capital gains distributions.

The characterization of distributions to shareholders for financial reporting purposes is determined in accordance with federal income tax rules, which may differ from GAAP. The source of each Fund’s distributions may be shown in the accompanying financial statements as either from net investment income, net realized gain or capital. Certain components of the Funds’ net assets on the Statements of Assets and Liabilities reflect permanent GAAP/tax differences based on the appropriate tax character.

E.  Commission Recapture — GSAM, on behalf of certain Funds, may direct portfolio trades, subject to seeking best execution, to various brokers who have agreed to rebate a portion of the commissions generated. Such rebates are made directly to a Fund as cash payments and are included in net realized gain (loss) from investments on the Statements of Operations.

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). GAAP establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these investments. The three levels of the fair value hierarchy are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices in markets that are not active or financial instruments for which significant inputs are observable (including, but not limited to, quoted prices for similar investments, interest rates, foreign exchange rates, volatility and credit spreads), either directly or indirectly;

Level 3 — Prices or valuations that require significant unobservable inputs (including GSAM’s assumptions in determining fair value measurement).

Changes in valuation techniques may result in transfers into or out of an assigned level within the hierarchy. In accordance with the Funds’ policy, transfers between different levels of the fair value hierarchy resulting from such changes are deemed to have occurred as of the beginning of the reporting period.

The Board of Trustees (“Trustees”) has approved Valuation Procedures that govern the valuation of the portfolio investments held by the Funds, including investments for which market quotations are not readily available. The Trustees have delegated to GSAM day-to-day responsibility for implementing and maintaining internal controls and procedures related to the valuation of the Funds’ portfolio investments. To assess the continuing appropriateness of pricing sources and methodologies, GSAM regularly performs price verification procedures and issues challenges as necessary to third party pricing vendors or brokers, and any differences are reviewed in accordance with the Valuation Procedures.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

August 31, 2016

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

A.  Level 1 and Level 2 Fair Value Investments — The valuation techniques and significant inputs used in determining the fair values for investments classified as Level 1 and Level 2 are as follows:

Equity Securities — Equity securities traded on a United States (“U.S.”) securities exchange or the NASDAQ system, or those located on certain foreign exchanges, including but not limited to the Americas, are valued daily at their last sale price or official closing price on the principal exchange or system on which they are traded. If there is no sale or official closing price or such price is believed by GSAM to not represent fair value, equity securities are valued at the last bid price for long positions and at the last ask price for short positions. To the extent these investments are actively traded, they are classified as Level 1 of the fair value hierarchy, otherwise they are generally classified as Level 2.

Unlisted equity securities for which market quotations are available are valued at the last sale price on the valuation date, or if no sale occurs, at the last bid price. Securities traded on certain foreign securities exchanges are valued daily at fair value determined by an independent fair value service (if available) under Valuation Procedures approved by the Trustees and consistent with applicable regulatory guidance. The independent fair value service takes into account multiple factors including, but not limited to, movements in the securities markets, certain depositary receipts, futures contracts and foreign currency exchange rates that have occurred subsequent to the close of the foreign securities exchange. These investments are generally classified as Level 2 of the fair value hierarchy.

Money Market Funds — Investments in the Goldman Sachs Financial Square Government Fund (“Underlying Fund”) are valued at the NAV of the Institutional Share class on the day of valuation. These investments are generally classified as Level 1 of the fair value hierarchy. For information regarding an Underlying Fund’s accounting policies and investment holdings, please see the Underlying Fund’s shareholder report.

Short Term Investments — Short-term investments having a maturity of 60 days or less are generally valued at amortized cost which approximates fair market value. These investments are classified as Level 2 of the fair value hierarchy.

i. Repurchase Agreements — Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase the securities at a mutually agreed upon date and price, under the terms of a Master Repurchase Agreement (“MRA”). During the term of a repurchase agreement, the value of the underlying securities held as collateral on behalf of a Fund, including accrued interest, is required to exceed the value of the repurchase agreement, including accrued interest. The gross value of repurchase agreements is included in the Statements of Assets and Liabilities for financial reporting purposes. The underlying securities for all repurchase agreements are held at the Funds’ custodian or designated sub-custodians under tri-party repurchase agreements.

An MRA governs transactions between a Fund and select counterparties. An MRA contains provisions for, among other things, initiation of the transaction, income payments, events of default and maintenance of securities for repurchase agreements. An MRA also permits offsetting with collateral to create one single net payment in the event of default or similar events, including the bankruptcy or insolvency of a counterparty.

If the seller defaults, a Fund could suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Fund are less than the repurchase price and the Fund’s costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of default or insolvency of the seller, a court could determine that a Fund’s interest in the collateral is not enforceable, resulting in additional losses to the Fund.

Pursuant to exemptive relief granted by the Securities and Exchange Commission (“SEC”) and terms and conditions contained therein, the Funds, together with other funds of the Trust and registered investment companies having management agreements with GSAM or its affiliates, may transfer uninvested cash into joint accounts, the daily aggregate balance of which is invested in one or more repurchase agreements. Under these joint accounts, the Funds maintain pro-rata credit exposure to the underlying repurchase agreements’ counterparties. With the exception of certain transaction fees, the Funds are not subject to any expenses in relation to these investments.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

B. Level 3 Fair Value Investments — To the extent that significant inputs to valuation models and other alternative pricing sources are unobservable, or if quotations are not readily available, or if GSAM believes that such quotations do not accurately reflect fair value, the fair value of the Funds’ investments may be determined under Valuation Procedures approved by the Trustees. GSAM, consistent with its procedures and applicable regulatory guidance, may make an adjustment to the most recent valuation prices of either domestic or foreign securities in light of significant events to reflect what it believes to be the fair value of the securities at the time of determining a Fund’s NAV. Significant events which could affect a large number of securities in a particular market may include, but are not limited to: significant fluctuations in U.S. or foreign markets; market dislocations; market disruptions; or unscheduled market closings. Significant events which could also affect a single issuer may include, but are not limited to: corporate actions such as reorganizations, mergers and buy-outs; ratings downgrades; and bankruptcies.

C. Fair Value Hierarchy — The following is a summary of the Funds’ investments classified in the fair value hierarchy as of August 31, 2016:

CAPITAL GROWTH

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Asia	$2,986,201	$—	$—
Europe	14,457,353	—	—
North America	821,910,001	—	—
Investment Company	7,550,880	—	—
Total	$846,904,435	$—	$—

CONCENTRATED GROWTH

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Europe	$2,668,414	$—	$—
North America	139,195,080	—	—
Short-term Investments	—	3,700,000	—
Total	$141,863,494	$3,700,000	$—

DYNAMIC U.S. EQUITY

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
North America	$7,248,017	$—	$—

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

August 31, 2016

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

FLEXIBLE CAP GROWTH

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Asia	$87,660	$—	$—
Europe	132,249	—	—
North America	16,443,175	—	—
Short-term Investments	—	300,000	—
Total	$16,663,084	$300,000	$—

FOCUSED GROWTH

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
North America	$24,432,162	$—	$—
Short-term Investments	—	200,000	—
Total	$24,432,162	$200,000	$—

GROWTH OPPORTUNITIES

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Asia	$20,626,006	$—	$—
Europe	24,128,519	—	—
North America	3,112,147,013	—	—
Investment Company	651	—	—
Total	$3,156,902,189	$—	$—

SMALL/MID CAP GROWTH

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Asia	$34,459,064	$—	$—
Europe	91,099,439	—	—
North America	2,449,919,385	—	—
Short-term Investments	—	30,400,000	—
Total	$2,575,477,888	$30,400,000	$—

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

STRATEGIC GROWTH

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Asia	$1,428,810	$—	$—
Europe	4,070,573	—	—
North America	338,287,080	—	—
Short-term Investments	—	7,400,000	—
Total	$343,786,463	$7,400,000	$—

TECHNOLOGY OPPORTUNITIES

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Europe	$15,919,737	$—	$—
North America	358,077,292	—	—
Short-term Investments	—	14,500,000	—
Total	$373,997,029	$14,500,000	$—

(a)	Amounts are disclosed by continent to highlight the impact of time zone differences between local market close and the calculation of net asset value. Security valuations are based on the principle exchange or system on which they are traded, which may differ from country of domicile. The Funds utilize fair value model prices provided by an independent fair value service for certain international equity securities, resulting in a Level 2 classification.

For further information regarding security characteristics, see the Schedules of Investments.

4. AGREEMENTS AND AFFILIATED TRANSACTIONS

A.  Management Agreement — Under the Agreement, GSAM manages the Funds, subject to the general supervision of the Trustees.

As compensation for the services rendered pursuant to the Agreement, the assumption of the expenses related thereto and administration of the Funds’ business affairs, including providing facilities, GSAM is entitled to a management fee, accrued daily and paid monthly, equal to an annual percentage rate of each Fund’s average daily net assets.

For the fiscal year ended August 31, 2016, contractual and effective net management fees with GSAM were at the following rates:

	Contractual Management Rate
Fund	First $1 billion	Next $1 billion	Next $3 billion	Next $3 billion	Over $8 billion	Effective Rate	Effective Net Management Rate
Capital Growth	1.00%	0.90%	0.80%	0.80%	0.80%	1.00%	0.71	%#
Concentrated Growth	1.00	0.90	0.86	0.84	0.82	1.00	0.78	#
Dynamic U.S. Equity	0.70	0.63	0.60	0.59	0.58	0.70	0.70
Flexible Cap Growth	1.00	0.90	0.86	0.84	0.82	1.00	0.78	#

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

August 31, 2016

4. AGREEMENTS AND AFFILIATED TRANSACTIONS (continued)

	Contractual Management Rate
Fund	First $1 billion	Next $1 billion	Next $3 billion	Next $3 billion	Over $8 billion	Effective Rate	Effective Net Management Rate
Focused Growth	1.00%	0.90%	0.86%	0.84%	0.82%	1.00%	0.77	%#^
Growth Opportunities	1.00	1.00	0.90	0.86	0.84	0.95	0.90	#
Small/Mid Cap Growth	1.00	1.00	0.90	0.86	0.84	0.97	0.85	#
Strategic Growth	1.00	0.90	0.86	0.84	0.82	1.00	0.71	#
Technology Opportunities	1.00	0.90	0.86	0.84	0.82	1.00	1.00

#	GSAM agreed to waive a portion of its management fee rates, set forth in the Funds’ most recent prospectuses. In addition, the Effective Net Management Rate includes the impact of management fee waivers of affiliated underlying funds, if any. These waivers will be effective through at least December 29, 2016, and prior to such date GSAM may not terminate the arrangements without the approval of the Trustees.
^	Effective December 29, 2015, GSAM agreed to waive a portion of its management fee in order to achieve an Effective Net Management Rate of 0.76% for Focused Growth Fund. Prior to December 29, 2015, the Effective Net Management Rate was 0.79%.

The Capital Growth and Growth Opportunities Funds invest in the Institutional Shares of the Goldman Sachs Financial Square Government Fund, which is an affiliated Underlying Fund. GSAM has agreed to waive a portion of its management fee payable by the Funds in an amount equal to the management fee it earns as an investment adviser to any of the affiliated Underlying Funds in which the Funds invest. For the fiscal year ended August 31, 2016, GSAM waived $1,486 and $59,418 of the Fund’s management fee for the Capital Growth and Growth Opportunities Funds, respectively.

B.  Distribution and Service Plans — The Trust, on behalf of each Fund, has adopted Distribution and Service Plans (the “Plans”). Under the Plans, Goldman Sachs, which serves as distributor (the “Distributor”), is entitled to a fee accrued daily and paid monthly, for distribution services and personal and account maintenance services, which may then be paid by Goldman Sachs to authorized dealers, at the following annual rates calculated on a Fund’s average daily net assets of each respective share class:

	Distribution and Service Plan Rates
	Class A*	Class C	Class R*
Distribution Plan	0.25%	0.75%	0.50%
Service Plan	—	0.25	—

*	With respect to Class A and Class R Shares, the Distributor at its discretion may use compensation for distribution services paid under the Distribution Plan to compensate service organizations for personal and account maintenance services and expenses as long as such total compensation does not exceed the maximum cap on “service fees” imposed by the Financial Industry Regulatory Authority.

C.  Distribution Agreement — Goldman Sachs, as Distributor of the shares of the Funds pursuant to a Distribution Agreement, may retain a portion of the Class A Shares’ front end sales charge and Class C Shares’ CDSC. During the fiscal year ended August 31, 2016, Goldman Sachs advised that it retained the following amounts:

	Front End Sales Charge	Contingent Deferred Sales Charge
Fund	Class A	Class C
Capital Growth	$23,587	$746
Concentrated Growth	1,219	—
Dynamic U.S. Equity	239	—
Flexible Cap Growth	1,069	—

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

4. AGREEMENTS AND AFFILIATED TRANSACTIONS (continued)

	Front End Sales Charge	Contingent Deferred Sales Charge
Fund	Class A	Class C
Focused Growth	384	—
Growth Opportunities	22,680	936
Small/Mid Cap Growth	108,083	10
Strategic Growth	2,635	11
Technology Opportunities	10,824	743

D.  Service Plan and Shareholder Administration Plan — The Trust, on behalf of each Fund that offers Service Shares, has adopted a Service Plan and a Shareholder Administration Plan. These plans allow for service organizations to provide varying levels of personal and account maintenance and shareholder administration services to their customers who are beneficial owners of such shares. The Service Plan and Shareholder Administration Plan each provide for compensation to the service organizations which is accrued daily and paid monthly at an annual rate of 0.25% (0.50% in aggregate) of the average daily net assets of the Service Shares.

E.  Transfer Agency Agreement — Goldman Sachs also serves as the transfer agent of the Funds for a fee pursuant to the Transfer Agency Agreement. The fees charged for such transfer agency services are accrued daily and paid monthly at annual rates as follows: 0.19% of the average daily net assets of Class A, Class C, Class IR and Class R Shares; 0.02% of the average daily net assets of Class R6 Shares; and 0.04% of the average daily net assets of Institutional and Service Shares.

Effective December 29, 2015, Goldman Sachs agreed to waive a portion of its transfer agency fee equal to 0.05% as an annual percentage rate of the average daily net assets attributable to Class A, Class C, Class IR, and Class R Shares of the Growth Opportunities Fund. As a result of this waiver, a net transfer agency fee equal to 0.14% as an annual percentage rate of the average daily net assets attributable to Class A, Class C, Class IR, and Class R Shares of the Growth Opportunities Fund is being charged to those share classes. This arrangement will remain in effect through at least December 29, 2016, and prior to such date, the Investment Adviser may not terminate the arrangements without the approval of the Board of Trustees.

Effective December 29, 2015, Goldman Sachs agreed to waive a portion of its transfer agency fee equal to 0.03% as an annual percentage rate of the average daily net assets attributable to Class A, Class C, Class IR, and Class R Shares of the Small/Mid Cap Growth Fund. As a result of this waiver, a net transfer agency fee equal to 0.16% as an annual percentage rate of the average daily net assets attributable to Class A, Class C, Class IR, and Class R Shares of the Small/Mid Cap Growth Fund is being charged to those share classes. This arrangement will remain in effect through at least December 29, 2016, and prior to such date, the Investment Adviser may not terminate the arrangements without the approval of the Board of Trustees.

F.  Other Expense Agreements and Affiliated Transactions — GSAM has agreed to limit certain “Other Expenses” of the Funds (excluding acquired fund fees and expenses, transfer agency fees and expenses, service fees and shareholder administration fees (as applicable), taxes, interest, brokerage fees, shareholder meeting, litigation, indemnification and extraordinary expenses) to the extent such expenses exceed, on an annual basis, a percentage rate of the average daily net assets of each Fund. Such Other Expense reimbursements, if any, are accrued daily and paid monthly. In addition, the Funds are not obligated to reimburse GSAM for prior fiscal year expense reimbursements, if any. The Other Expense limitations as an annual percentage rate of average daily net assets for Capital Growth, Concentrated Growth, Dynamic U.S. Equity, Flexible Cap Growth, Focused Growth, Growth Opportunities, Small/Mid Cap Growth, Strategic Growth, and Technology Opportunities Funds are 0.004%, 0.004%, 0.084%, 0.004%, 0.004%, 0.014%, 0.064%, 0.004%, and 0.034% respectively. Prior to December 29, 2015, the Other Expense limitation for Focused Growth Fund was 0.014%. These Other Expense limitations will remain in place through at least December 29, 2016, and prior to such date GSAM may not terminate the arrangements without the approval of the Trustees. In addition, the Funds have entered into certain offset arrangements with the transfer agent, which may result in a reduction of the Funds’ expenses and are received irrespective of the application of the “Other Expense” limitations described above.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

August 31, 2016

4. AGREEMENTS AND AFFILIATED TRANSACTIONS (continued)

For the fiscal year ended August 31, 2016, these expense reductions, including any fee waivers and Other Expense reimbursements, were as follows:

Fund	Management Fee Waiver	Transfer Agency Fee Waiver	Other Expense Reimbursements	Total Expense Reductions
Capital Growth	$2,537,144	$—	$552,522	$3,089,666
Concentrated Growth	342,030	—	287,359	629,389
Dynamic U.S. Equity	—	—	258,810	258,810
Flexible Cap Growth	38,103	—	281,899	320,002
Focused Growth	67,251	—	254,463	321,714
Growth Opportunities	2,059,418	339,500	555,740	2,954,658
Small/Mid Cap Growth	3,352,308	279,574	—	3,631,882
Strategic Growth	1,157,240	—	388,958	1,546,198
Technology Opportunities	—	—	301,094	301,094

G.  Line of Credit Facility — As of August 31, 2016, the Funds participated in a $1,100,000,000 committed, unsecured revolving line of credit facility (the “facility”) together with other funds of the Trust and certain registered investment companies having management agreements with GSAM or its affiliates (“Other Borrowers”). This facility is to be used for temporary emergency purposes, or to allow for an orderly liquidation of securities to meet redemption requests. The interest rate on borrowings is based on the federal funds rate. The facility also requires a fee to be paid by the Funds based on the amount of the commitment that has not been utilized. For the fiscal year ended August 31, 2016, the Funds did not have any borrowings under the facility.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

4. AGREEMENTS AND AFFILIATED TRANSACTIONS (continued)

H.  Other Transactions with Affiliates — For the fiscal year ended August 31, 2016, Goldman Sachs did not earn any brokerage commissions from portfolio transactions, on behalf of the Funds.

An investment by a Fund representing greater than 5% of the voting securities of an issuer makes that issuer an affiliated person (as defined by the Act) of such Fund. The following table provides information about the investment by the Small/Mid Cap Growth Fund in shares of issuers of which the Fund is an affiliate for the fiscal year ended August 31, 2016:

Fund	Name of Affiliated Issuer	Market Value 8/31/15	Purchases at Cost	Proceeds from Sales	Net Realized Gain (Loss)	Net Change in Unrealized Gain (Loss)	Market Value 8/31/16	Dividend Income
Small/Mid Cap Growth	Corium International, Inc.	$12,559,016	$1,784,683	$(177,041)	$(98,602)	$(4,849,734)	$9,218,322	$—
	M/I Homes, Inc.	22,517,671	18,581,981	(11,416,034)	(1,129,804)	350,545	28,904,359	—

The table below shows the transactions in and earnings from investments in an affiliated Fund for the fiscal year ended August 31, 2016:

Fund	Underlying Fund	Market Value 8/31/15	Purchases at Cost	Proceeds from Sales	Market Value 8/31/16	Dividend Income
Capital Growth	Goldman Sachs Financial Square Government Fund	$—	$20,932,054	$(13,381,174)	$7,550,880	$2,704
Growth Opportunities	Goldman Sachs Financial Square Government Fund	13,549,239	1,487,976,748	(1,501,525,336)	651	74,156

As of August 31, 2016, The Goldman Sachs Group, Inc. was the beneficial owner of 5% or more of outstanding Class C, Institutional, Class IR, Class R and Class R6 Shares of the following funds:

Fund	Class C	Institutional	Class IR	Class R	Class R6
Capital Growth	—%	—%	—%	—%	100%
Concentrated Growth	—	—	—	69	100
Dynamic US Equity	9	23	13	100	100
Flexible Cap Growth	—	—	10	53	100
Focused Growth	10	—	30	100	100
Strategic Growth	—	—	—	8	100

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

August 31, 2016

5. PORTFOLIO SECURITIES TRANSACTIONS

The cost of purchases and proceeds from sales and maturities of long-term securities for the fiscal year ended August 31, 2016, were as follows:

Fund	Purchases	Sales and Maturities
Capital Growth	$395,334,036	$521,699,954
Concentrated Growth	83,502,768	115,520,969
Dynamic U.S. Equity	5,324,345	12,978,931
Flexible Cap Growth	7,828,548	9,376,490
Focused Growth	15,707,193	24,799,035
Growth Opportunities	2,019,560,612	3,520,979,460
Small/Mid Cap Growth	1,788,202,746	1,912,088,606
Strategic Growth	214,831,344	270,120,548
Technology Opportunities	84,040,491	163,939,739

6. TAX INFORMATION

The tax character of distributions paid during the fiscal year ended August 31, 2016 was as follows:

	Capital Growth	Concentrated Growth	Dynamic U.S. Equity	Flexible Cap Growth	Focused Growth	Growth Opportunities	Small/Mid Cap Growth	Strategic Growth	Technology Opportunities
Distribution paid from:
Ordinary income	$4,712,785	$3,626,144	$331,071	$183,465	$586,423	$—	$19,672,456	$4,324,429	$—
Net long-term capital gains	71,058,636	14,309,229	1,140,691	905,450	1,266,538	464,979,506	84,777,269	19,126,243	35,686,035
Total taxable distributions	$75,771,421	$17,935,373	$1,471,762	$1,088,915	$1,852,961	$464,979,506	$104,449,725	$23,450,672	$35,686,035

The tax character of distributions paid during the fiscal year ended August 31, 2015 was as follows:

	Capital Growth	Concentrated Growth	Dynamic U.S. Equity	Flexible Cap Growth	Focused Growth	Growth Opportunities	Small/Mid Cap Growth	Strategic Growth	Technology Opportunities
Distribution paid from:
Ordinary income	$27,464,156	$6,969,376	$484,917	$278,075	$778,364	$87,115,344	$7,718,467	$15,005,986	$2,706,434
Net long-term capital gains	120,551,522	24,515,119	1,783,281	1,961,356	1,284,394	906,977,762	177,861,279	43,714,383	30,251,214
Total taxable distributions	$148,015,678	$31,484,495	$2,268,198	$2,239,431	$2,062,758	$994,093,106	$185,579,746	$58,720,369	$32,957,648

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

6. TAX INFORMATION (continued)

As of August 31, 2016, the components of accumulated earnings (losses) on a tax basis were as follows:

	Capital Growth	Concentrated Growth	Dynamic U.S. Equity	Flexible Cap Growth	Focused Growth	Growth Opportunities	Small/Mid Cap Growth	Strategic Growth	Technology Opportunities
Undistributed ordinary income — net	$940,138	$598,985	$55,077	$—	$159,821	$—	$—	$1,986,083	$—
Undistributed long-term capital gains	10,469,079	—	1,151	1,483	—	71,898,785	65,894,887	176,065	16,707,540
Total undistributed earnings	$11,409,217	$598,985	$56,228	$1,483	$159,821	$71,898,785	$65,894,887	$2,162,148	$16,707,540
Capital loss carryforwards:
Perpetual Short-Term	—	(1,011,477)	—	—	(168,628)	—	—	—	—
Total capital loss carryforwards	$—	$(1,011,477)	$—	$—	$(168,628)	$—	$—	$—	$—
Timing differences (Qualified Late Year Deferrals)	$—	$(1,015,284)	$(379,906)	$(34,516)	$(1,254,463)	$(8,092,308)	$(11,095,012)	$—	$(1,972,577)
Unrealized gains (losses) — net	225,877,455	36,392,943	1,510,274	4,441,805	3,496,071	633,879,339	391,617,523	104,405,718	146,079,074
Total accumulated earnings (losses) net	$237,286,672	$34,965,167	$1,186,596	$4,408,772	$2,232,801	$697,685,816	$446,417,398	$106,567,866	$160,814,037

As of August 31, 2016, the Funds’ aggregate security unrealized gains and losses based on cost for U.S. federal income tax purposes were as follows:

	Capital Growth	Concentrated Growth	Dynamic U.S. Equity	Flexible Cap Growth	Focused Growth	Growth Opportunities	Small/Mid Cap Growth	Strategic Growth	Technology Opportunities
Tax Cost	$621,026,980	$109,170,551	$5,737,743	$12,521,279	$21,136,091	$2,523,022,850	$2,214,260,365	$246,780,745	$242,417,955
Gross unrealized gain	242,876,974	38,511,032	1,771,512	4,800,234	3,867,030	710,909,318	475,042,693	107,961,364	150,169,014
Gross unrealized loss	(16,999,519)	(2,118,089)	(261,238)	(358,429)	(370,959)	(77,029,979)	(83,425,170)	(3,555,646)	(4,089,940)
Net unrealized gains	$225,877,455	$36,392,943	$1,510,274	$4,441,805	$3,496,071	$633,879,339	$391,617,523	$104,405,718	$146,079,074

The difference between GAAP-basis and tax-basis unrealized gains (losses) is attributable primarily to wash sales, and differences in tax treatment of underlying fund investments, and partnership investments.

In order to present certain components of the Funds’ capital accounts on a tax-basis, certain reclassifications have been recorded to the Funds’ accounts. These reclassifications have no impact on the net asset value of the Funds and result primarily from dividend redesignations, net operating losses, redemptions utilized as distributions, and differences in the treatment of underlying fund investments.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

August 31, 2016

6. TAX INFORMATION (continued)

Fund	Paid-in Capital	Accumulated Net Realized Gain (Loss)	Accumulated Undistributed Net Investment Income (Loss)
Capital Growth	$—	$41,696	$(41,696)
Concentrated Growth	—	(3,488)	3,488
Dynamic U.S. Equity	—	237	(237)
Flexible Cap Growth	(26,463)	1,822	24,641
Focused Growth	—	(1,291)	1,291
Growth Opportunities	(48,114,250)	30,545,799	17,568,451
Small/Mid Cap Growth	(19,544,492)	14,751,764	4,792,728
Strategic Growth	—	41,958	(41,958)
Technology Opportunities	(2,297,151)	82,935	2,214,216

GSAM has reviewed the Funds’ tax positions for all open tax years (the current and prior three years, as applicable) and has concluded that no provision for income tax is required in the Funds’ financial statements. Such open tax years remain subject to examination and adjustment by tax authorities.

7. OTHER RISKS

The Funds’ risks include, but are not limited to, the following:

Investments in Other Investment Companies — As a shareholder of another investment company, including an exchange-traded fund (“ETF”), a Fund will indirectly bear its proportionate share of any net management fees and other expenses paid by such other investment companies, in addition to the fees and expenses regularly borne by the Fund. ETFs are subject to risks that do not apply to conventional mutual funds, including but not limited to the following: (i) the market price of the ETF’s shares may trade at a premium or a discount to their NAV; and (ii) an active trading market for an ETF’s shares may not develop or be maintained.

Large Shareholder Transactions Risk — A Fund may experience adverse effects when certain large shareholders, such as other funds, institutional investors (including those trading by use of non-discretionary mathematical formulas), financial intermediaries (who may make investment decisions on behalf of underlying clients and/or include a Fund in their investment model), individuals, accounts and Goldman Sachs affiliates, purchase or redeem large amounts of shares of a Fund. Such large shareholder redemptions may cause the Fund to sell portfolio securities at times when it would not otherwise do so, which may negatively impact a Fund’s NAV and liquidity. These transactions may also accelerate the realization of taxable income to shareholders if such sales of investments resulted in gains, and may also increase transaction costs. In addition, a large redemption could result in a Fund’s current expenses being allocated over a smaller asset base, leading to an increase in the Fund’s expense ratio. Similarly, large Fund share purchases may adversely affect a Fund’s performance to the extent that the Fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

7. OTHER RISKS (continued)

Liquidity Risk — The Funds may make investments that are illiquid or that may become less liquid in response to market developments or adverse investor perceptions. Illiquid investments may be more difficult to value. Liquidity risk may also refer to the risk that a Fund will not be able to pay redemption proceeds within the allowable time period because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. To meet redemption requests, a Fund may be forced to sell investments at an unfavorable time and/or under unfavorable conditions.

Market and Credit Risks — In the normal course of business, the Funds trade financial instruments and enter into financial transactions where risk of potential loss exists due to changes in the market (market risk). Additionally, the Funds may also be exposed to credit risk in the event that an issuer or guarantor fails to perform or that an institution or entity with which the Funds have unsettled or open transactions defaults.

Non-Diversification Risk — The Concentrated Growth and Focused Growth Funds are non-diversified, meaning that they are permitted to invest a larger percentage of their assets in fewer issuers than diversified mutual funds. Thus, a Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments.

Industry Concentration Risk — The Technology Opportunities Fund invests primarily in equity investments in high-quality technology, media, or service companies that adopt or use technology to improve their cost structure, revenue opportunities or competitive advantage. Because of its focus on technology, media and service companies, the Technology Opportunities Fund is subject to greater risk of loss as a result of adverse economic, business or other developments than if its investments were diversified across different industry sectors. The Technology Opportunities Fund may also invest in a relatively few number of issuers. Thus, the Technology Opportunities Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio and may be more susceptible to greater losses because of these developments.

8. INDEMNIFICATIONS

Under the Trust’s organizational documents, its Trustees, officers, employees and agents are indemnified, to the extent permitted by the Act and state law, against certain liabilities that may arise out of performance of their duties to the Funds. Additionally, in the course of business, the Funds enter into contracts that contain a variety of indemnification clauses. The Funds’ maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Funds that have not yet occurred. However, GSAM believes the risk of loss under these arrangements to be remote.

9. SUBSEQUENT EVENTS

Subsequent events after the Statements of Assets and Liabilities date have been evaluated and GSAM has concluded that there is no impact requiring adjustment or disclosure in the financial statements.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

August 31, 2016

10. SUMMARY OF SHARE TRANSACTIONS

Share activity is as follows:

	Capital Growth Fund

	For the Fiscal Year Ended August 31, 2016		For the Fiscal Year Ended August 31, 2015

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	664,254	$15,685,065	976,847	$25,917,436
Reinvestment of distributions	2,165,893	51,418,306	4,123,424	103,869,050
Shares converted from Class B(a)	—	—	414,688	12,024,309
Shares redeemed	(3,725,446)	(88,186,013)	(3,471,469)	(91,144,434)
	(895,299)	(21,082,642)	2,043,490	50,666,361
Class B Shares(a)
Shares sold	—	—	46	(927)
Shares converted to Class A	—	—	(498,183)	(12,024,309)
Shares redeemed	—	—	(145,865)	(3,508,408)
	—	—	(644,002)	(15,533,644)
Class C Shares
Shares sold	249,049	4,603,944	341,161	7,154,847
Reinvestment of distributions	372,429	6,878,768	662,843	13,382,800
Shares redeemed	(771,189)	(14,309,764)	(658,000)	(14,020,677)
	(149,711)	(2,827,052)	346,004	6,516,970
Institutional Shares
Shares sold	435,916	11,486,482	1,585,630	45,287,101
Reinvestment of distributions	485,148	12,546,206	799,639	21,718,191
Shares redeemed	(2,024,093)	(49,724,048)	(834,379)	(23,663,917)
	(1,103,029)	(25,691,360)	1,550,890	43,341,375
Service Shares
Shares sold	6,962	162,356	62,182	1,605,801
Reinvestment of distributions	5,946	136,873	4,638	113,688
Shares redeemed	(25,655)	(593,276)	(28,570)	(723,854)
	(12,747)	(294,047)	38,250	995,635
Class IR Shares
Shares sold	53,124	1,326,280	53,066	1,401,921
Reinvestment of distributions	15,717	377,764	17,638	448,370
Shares redeemed	(45,766)	(1,054,398)	(22,265)	(590,653)
	23,075	649,646	48,439	1,259,638
Class R Shares
Shares sold	73,489	1,728,829	42,000	1,095,082
Reinvestment of distributions	12,478	288,122	22,629	557,123
Shares redeemed	(83,452)	(1,950,338)	(49,195)	(1,249,171)
	2,515	66,613	15,434	403,034
Class R6 Shares(b)
Shares sold	—	—	348	10,005
Reinvestment of distributions	28	730	—	—
Shares redeemed	—	—	(1)	(5)
	28	730	347	10,000
NET INCREASE (DECREASE)	(2,135,168)	$(49,178,112)	3,398,852	$87,659,369

(a) Class	B Shares were converted into Class A Shares at the close of business on November 14, 2014.
(b) Commenced	operations on July 31, 2015.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

10. SUMMARY OF SHARE TRANSACTIONS (continued)

Concentrated Growth Fund				Dynamic U.S. Equity Fund
For the Fiscal Year Ended August 31, 2016		For the Fiscal Year Ended August 31, 2015		For the Fiscal Year Ended August 31, 2016		For the Fiscal Year Ended August 31, 2015
Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

52,192	$821,213	55,670	$978,969	12,607	$162,541	52,789	$820,752
45,827	684,660	71,053	1,165,979	23,802	308,204	52,411	765,728
—	—	7,520	147,183	—	—	—	—
(119,056)	(1,736,160)	(76,057)	(1,307,935)	(95,770)	(1,210,967)	(156,061)	(2,319,211)
(21,037)	(230,287)	58,186	984,196	(59,361)	(740,222)	(50,861)	(732,731)

—	—	59	1,022	—	—	—	—
—	—	(8,332)	(147,183)	—	—	—	—
—	—	(9,429)	(164,840)	—	—	—	—
—	—	(17,702)	(311,001)	—	—	—	—

31,025	409,544	58,437	871,637	4,026	49,591	18,945	278,664
20,916	267,936	27,141	391,651	2,696	33,918	3,284	46,987
(137,702)	(1,784,637)	(31,628)	(480,372)	(17,511)	(219,594)	(11,203)	(163,428)
(85,761)	(1,107,157)	53,950	782,916	(10,789)	(136,085)	11,026	162,223

296,640	4,728,852	503,027	8,885,577	48,423	656,390	215,701	3,227,428
1,049,110	16,578,987	1,700,015	29,223,264	59,033	770,241	95,608	1,401,610
(2,109,806)	(32,916,814)	(1,576,937)	(28,212,893)	(521,192)	(6,696,086)	(73,412)	(1,136,708)
(764,056)	(11,608,975)	626,105	9,895,948	(413,736)	(5,269,455)	237,897	3,492,330

—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—

11,110	165,677	2,776	47,194	28,181	344,243	44,085	607,385
2,439	36,968	4,113	68,200	3,311	43,086	2,374	34,777
(5,059)	(76,091)	(5,981)	(103,552)	(76,845)	(1,011,626)	(1,546)	(23,165)
8,490	126,554	908	11,842	(45,353)	(624,297)	44,913	618,997

461	6,645	795	13,236	428	5,433	739	11,079
211	3,065	166	2,664	424	5,478	1,202	17,544
(876)	(12,879)	—	—	(7,899)	(108,468)	(59)	(901)
(204)	(3,169)	961	15,900	(7,047)	(97,557)	1,882	27,722

—	—	555	10,005	—	—	666	10,005
65	1,028	—	—	77	1,003	—	—
—	—	(1)	(5)	—	—	(1)	(5)
65	1,028	554	10,000	77	1,003	665	10,000
(862,503)	$(12,822,006)	722,962	$11,389,801	(536,209)	$(6,866,613)	245,522	$3,578,541

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

August 31, 2016

10. SUMMARY OF SHARE TRANSACTIONS (continued)

Share activity is as follows:

	Flexible Cap Growth Fund

	For the Fiscal Year Ended August 31, 2016		For the Fiscal Year Ended August 31, 2015

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	136,627	$1,598,220	238,465	$2,970,412
Reinvestment of distributions	40,108	458,035	75,889	897,010
Shares converted from Class B(a)	—	—	—	—
Shares redeemed	(263,936)	(2,915,077)	(151,050)	(1,870,489)
	(87,201)	(858,822)	163,304	1,996,933
Class B Shares(a)
Shares sold	—	—	—	—
Shares converted to Class A	—	—	—	—
Shares redeemed	—	—	—	—
	—	—	—	—
Class C Shares
Shares sold	36,060	382,842	74,144	824,538
Reinvestment of distributions	11,168	116,932	16,649	182,809
Shares redeemed	(73,393)	(766,608)	(16,985)	(195,137)
	(26,165)	(266,834)	73,808	812,210
Institutional Shares
Shares sold	93,234	1,069,282	82,904	1,085,506
Reinvestment of distributions	41,542	497,675	90,749	1,117,114
Shares redeemed	(69,689)	(843,461)	(87,600)	(1,156,663)
	65,087	723,496	86,053	1,045,957
Service Shares
Shares sold	—	—	—	—
Reinvestment of distributions	—	—	—	—
Shares redeemed	—	—	—	—
	—	—	—	—
Class IR Shares
Shares sold	11,548	134,523	18,873	242,837
Reinvestment of distributions	1,142	13,475	2,697	32,792
Shares redeemed	(17,043)	(195,238)	(10,280)	(131,753)
	(4,353)	(47,240)	11,290	143,876
Class R Shares
Shares sold	973	10,929	187	2,285
Reinvestment of distributions	203	2,254	700	8,089
Shares redeemed	(749)	(8,168)	(2,268)	(25,967)
	427	5,015	(1,381)	(15,593)
Class R6 Shares(b)
Shares sold	—	—	748	10,005
Reinvestment of distributions	46	544	—	—
Shares redeemed	—	—	(1)	(5)
	46	544	747	10,000
NET INCREASE (DECREASE)	(52,159)	$(443,841)	333,821	$3,993,383

(a) Class	B Shares were converted into Class A Shares at the close of business on November 14, 2014.
(b) Commenced	operations on July 31, 2015.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

10. SUMMARY OF SHARE TRANSACTIONS (continued)

Focused Growth Fund				Growth Opportunities Fund
For the Fiscal Year Ended August 31, 2016		For the Fiscal Year Ended August 31, 2015		For the Fiscal Year Ended August 31, 2016		For the Fiscal Year Ended August 31, 2015
Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

13,514	$196,056	9,436	$140,612	5,188,410	$109,990,949	10,162,774	$263,713,914
1,035	14,681	265	3,858	4,305,749	89,085,946	7,862,988	194,608,943
—	—	—	—	—	—	34,936	1,073,724
(7,574)	(101,683)	(2,237)	(33,745)	(20,121,034)	(429,709,764)	(15,091,283)	(398,553,720)
6,975	109,054	7,464	110,725	(10,626,875)	(230,632,869)	2,969,415	60,842,861

—	—	—	—	—	—	331	9,731
—	—	—	—	—	—	(41,101)	(1,073,724)
—	—	—	—	—	—	(242,765)	(6,335,557)
—	—	—	—	—	—	(283,535)	(7,399,550)

16,287	237,681	952	13,553	962,529	15,367,206	1,522,314	31,339,481
1,049	14,477	191	2,722	1,130,439	17,894,856	1,727,078	34,161,609
(8,707)	(113,983)	—	—	(3,185,261)	(51,807,187)	(1,878,064)	(39,006,240)
8,629	138,175	1,143	16,275	(1,092,293)	(18,545,125)	1,371,328	26,494,850

141,976	1,993,103	835,824	12,593,862	18,570,813	439,755,390	32,672,439	942,723,382
126,942	1,821,523	140,298	2,053,966	10,632,111	250,386,206	18,723,667	517,709,381
(876,939)	(12,292,099)	(315,947)	(4,726,228)	(60,682,704)	(1,450,641,387)	(46,242,562)	(1,348,789,303)
(608,021)	(8,477,473)	660,175	9,921,600	(31,479,780)	(760,499,791)	5,153,544	111,643,460

—	—	—	—	212,601	4,302,039	416,015	10,428,771
—	—	—	—	224,585	4,484,961	373,257	8,961,890
—	—	—	—	(772,840)	(15,380,698)	(617,666)	(15,639,616)
—	—	—	—	(335,654)	(6,593,698)	171,606	3,751,045

2,834	38,785	—	—	1,654,412	36,014,147	3,125,965	83,299,492
62	893	76	1,117	873,457	18,674,509	1,195,970	30,389,605
—	—	—	—	(3,491,281)	(76,158,982)	(1,951,082)	(52,078,172)
2,896	39,678	76	1,117	(963,412)	(21,470,326)	2,370,853	61,610,925

—	—	—	—	660,335	13,556,973	903,121	23,021,670
62	868	76	1,095	423,033	8,481,806	683,591	16,501,884
—	—	—	—	(1,424,623)	(29,193,359)	(956,401)	(23,828,857)
62	868	76	1,095	(341,255)	(7,154,580)	630,311	15,694,697

—	—	656	10,005	1,874,647	45,447,017	352	10,005
36	519	—	—	45,912	1,081,229	—	—
—	—	(1)	(5)	(109,482)	(2,621,944)	(1)	(5)
36	519	655	10,000	1,811,077	43,906,302	351	10,000
(589,423)	$(8,189,179)	669,589	$10,060,812	(43,028,192)	$(1,000,990,087)	12,383,873	$272,648,288

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

August 31, 2016

10. SUMMARY OF SHARE TRANSACTIONS (continued)

Share activity is as follows:

	Small/Mid Cap Growth Fund

	For the Fiscal Year Ended August 31, 2016		For the Fiscal Year Ended August 31, 2015

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	13,059,932	$248,962,765	16,565,512	$349,968,548
Reinvestment of distributions	1,658,772	32,113,835	2,828,794	56,179,848
Shares converted from Class B(a)	—	—	16,583	355,101
Shares redeemed	(21,364,280)	(402,785,510)	(11,141,305)	(232,471,494)
	(6,645,576)	(121,708,910)	8,269,584	174,032,003
Class B Shares(a)
Shares sold	—	—	429	8,690
Shares converted to Class A	—	—	(18,064)	(355,101)
Shares redeemed	—	—	(165,032)	(3,247,551)
	—	—	(182,667)	(3,593,962)
Class C Shares
Shares sold	3,947,819	67,860,295	4,066,231	78,124,640
Reinvestment of distributions	552,467	9,612,934	939,595	16,969,081
Shares redeemed	(3,869,475)	(65,440,359)	(2,223,521)	(42,496,235)
	630,811	12,032,870	2,782,305	52,597,486
Institutional Shares
Shares sold	23,356,509	467,210,062	25,380,718	558,001,282
Reinvestment of distributions	1,970,711	40,044,852	3,594,511	74,478,267
Shares redeemed	(28,679,407)	(559,510,889)	(16,119,224)	(349,393,249)
	(3,352,187)	(52,255,975)	12,856,005	283,086,300
Service Shares
Shares sold	281,592	5,278,687	419,139	8,644,070
Reinvestment of distributions	20,051	380,769	19,492	380,479
Shares redeemed	(208,125)	(3,881,601)	(237,304)	(4,886,182)
	93,518	1,777,855	201,327	4,138,367
Class IR Shares
Shares sold	10,006,149	196,523,636	3,779,029	81,238,926
Reinvestment of distributions	506,347	10,050,989	679,062	13,778,175
Shares redeemed	(5,540,314)	(106,415,747)	(2,100,230)	(44,705,893)
	4,972,182	100,158,878	2,357,861	50,311,208
Class R Shares
Shares sold	666,389	12,300,998	590,027	12,110,052
Reinvestment of distributions	59,341	1,120,945	132,069	2,568,736
Shares redeemed	(654,691)	(12,142,962)	(672,345)	(13,841,156)
	71,039	1,278,981	49,751	837,632
Class R6 Shares(b)
Shares sold	537,717	10,568,618	427	10,005
Reinvestment of distributions	16	313	—	—
Shares redeemed	(69,825)	(1,402,008)	(1)	(5)
	467,908	9,166,923	426	10,000
NET INCREASE (DECREASE)	(3,762,305)	$(49,549,378)	26,334,592	$561,419,034

(a) Class	B Shares were converted into Class A Shares at the close of business on November 14, 2014.
(b) Commenced	operations on July 31, 2015.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

10. SUMMARY OF SHARE TRANSACTIONS (continued)

Strategic Growth Fund				Technology Opportunities Fund
For the Fiscal Year Ended August 31, 2016		For the Fiscal Year Ended August 31, 2015		For the Fiscal Year Ended August 31, 2016		For the Fiscal Year Ended August 31, 2015
Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

823,979	$9,618,983	931,649	$11,624,508	1,770,746	$31,374,570	3,707,771	$68,710,401
219,495	2,569,040	623,276	7,460,611	1,154,064	20,565,422	1,001,763	17,841,403
—	—	6,679	92,424	—	—	109,463	2,114,732
(970,584)	(11,223,910)	(1,585,906)	(19,961,088)	(4,430,997)	(75,088,065)	(4,623,826)	(84,541,383)
72,890	964,113	(24,302)	(783,545)	(1,506,187)	(23,148,073)	195,171	4,125,153

—	—	—	—	—	—	72	1,203
—	—	(7,606)	(92,424)	—	—	(122,977)	(2,114,732)
—	—	(62,687)	(758,883)	—	—	(131,293)	(2,254,440)
—	—	(70,293)	(851,307)	—	—	(254,198)	(4,367,969)

162,871	1,581,949	155,852	1,661,932	311,683	4,754,165	361,936	5,854,871
55,139	544,217	143,499	1,473,731	282,440	4,341,104	254,225	3,986,258
(211,544)	(2,076,408)	(180,100)	(1,930,524)	(717,473)	(10,769,123)	(669,583)	(10,831,500)
6,466	49,758	119,251	1,205,139	(123,350)	(1,673,854)	(53,422)	(990,371)

8,220,144	99,417,986	5,625,401	72,107,285	1,051,764	19,886,091	1,165,921	22,754,302
1,582,533	19,641,430	3,789,883	47,790,420	318,400	6,126,021	354,531	6,750,272
(12,531,831)	(152,494,532)	(6,845,084)	(89,891,107)	(2,053,226)	(39,107,713)	(1,621,145)	(31,887,600)
(2,729,154)	(33,435,116)	2,570,200	30,006,598	(683,062)	(13,095,601)	(100,693)	(2,383,026)

5,667	65,578	12,295	151,634	378,536	6,613,636	281,564	5,091,170
1,139	13,275	2,064	24,623	49,979	877,134	43,016	756,231
(5,357)	(64,372)	(4,409)	(53,271)	(405,820)	(6,930,197)	(311,692)	(5,657,682)
1,449	14,481	9,950	122,986	22,695	560,573	12,888	189,719

13,080	164,860	10,875	148,776	83,801	1,620,126	223,598	4,402,391
4,008	49,728	11,782	148,694	26,798	511,029	11,996	226,845
(16,658)	(204,493)	(27,752)	(358,927)	(94,969)	(1,714,376)	(76,561)	(1,497,039)
430	10,095	(5,095)	(61,457)	15,630	416,779	159,033	3,132,197

1,497	17,086	5,711	69,325	—	—	—	—
33	381	225	2,673	—	—	—	—
(1,162)	(13,491)	(516)	(6,239)	—	—	—	—
368	3,976	5,420	65,759	—	—	—	—

—	—	750	10,005	—	—	—	—
44	558	—	—	—	—	—	—
—	—	(1)	(5)	—	—	—	—
44	558	749	10,000	—	—	—	—
(2,647,507)	$(32,392,135)	2,605,880	$29,714,173	(2,274,274)	$(36,940,176)	(41,221)	$(294,297)

Report of Independent Registered Public

Accounting Firm

To the Board of Trustees of Goldman Sachs Trust and Shareholders of the

Goldman Sachs Fundamental Equity Growth Funds:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Goldman Sachs Capital Growth Fund, Goldman Sachs Concentrated Growth Fund, Goldman Sachs Dynamic U.S. Equity Fund, Goldman Sachs Flexible Cap Growth Fund, Goldman Sachs Focused Growth Fund, Goldman Sachs Growth Opportunities Fund, Goldman Sachs Small/Mid Cap Growth Fund, Goldman Sachs Strategic Growth Fund, and Goldman Sachs Technology Opportunities Fund (collectively the “Funds”), funds of the Goldman Sachs Trust, at August 31, 2016, and the results of each of their operations, the changes in each of their net assets and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2016 by correspondence with the custodian, brokers, transfer agent of the underlying funds and the application of alternative auditing procedures where securities purchased confirmations had not been received, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Boston, Massachusetts

October 21, 2016

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Fund Expenses — Six Month Period Ended August 31, 2016 (Unaudited)

As a shareholder of Class A, Class C, Institutional, Service, Class IR, Class R and Class R6 Shares of a Fund, you incur two types of costs: (1) transaction costs, including sales charges on purchase payments (with respect to Class A Shares), contingent deferred sales charges on redemptions (with respect to Class C Shares), and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees (with respect to Class A, Class C, Service and Class R Shares); and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in Class A, Class C, Institutional, Service, Class IR, Class R or Class R6 Shares of the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.

The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from March 1, 2016 through August 31, 2016, which represents a period of 184 days in a 366-day year.

Actual Expenses — The first line under each share class in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000=8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes — The second line under each share class in the table below provides information about hypothetical account values and hypothetical expenses based on the Funds’ actual net expense ratios and an assumed rate of return of 5% per year before expenses, which is not the Funds’ actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Capital Growth Fund				Concentrated Growth Fund				Dynamic U.S. Equity Fund				Flexible Cap Growth Fund				Focused Growth Fund
Share Class	Beginning Account Value 3/1/16	Ending Account Value 8/31/16		Expenses Paid for the 6 months ended 8/31/16*	Beginning Account Value 3/1/16	Ending Account Value 8/31/16		Expenses Paid for the 6 months ended 8/31/16*	Beginning Account Value 3/1/16	Ending Account Value 8/31/16		Expenses Paid for the 6 months ended 8/31/16*	Beginning Account Value 3/1/16	Ending Account Value 8/31/16		Expenses Paid for the 6 months ended 8/31/16*	Beginning Account Value 3/1/16	Ending Account Value 8/31/16		Expenses Paid for the 6 months ended 8/31/16*
Class A
Actual	$1,000.00	$1,113.40		$6.11	$1,000.00	$1,112.30		$6.48	$1,000.00	$1,126.60		$6.52	$1,000.00	$1,127.80		$6.53	$1,000.00	$1,093.20		$6.31
Hypothetical 5% return	1,000.00	1,019.36	+	5.84	1,000.00	1,019.00	+	6.19	1,000.00	1,019.00	+	6.19	1,000.00	1,019.00	+	6.19	1,000.00	1,019.10	+	6.09
Class C
Actual	1,000.00	1,109.30		10.07	1,000.00	1,107.90		10.44	1,000.00	1,122.00		10.51	1,000.00	1,123.80		10.52	1,000.00	1,089.70		10.24
Hypothetical 5% return	1,000.00	1,015.59	+	9.63	1,000.00	1,015.23	+	9.98	1,000.00	1,015.23	+	9.98	1,000.00	1,015.23	+	9.98	1,000.00	1,015.33	+	9.88
Institutional
Actual	1,000.00	1,116.10		3.99	1,000.00	1,113.90		4.36	1,000.00	1,128.50		4.39	1,000.00	1,129.90		4.39	1,000.00	1,095.20		4.21
Hypothetical 5% return	1,000.00	1,021.37	+	3.81	1,000.00	1,021.01	+	4.17	1,000.00	1,021.01	+	4.17	1,000.00	1,021.01	+	4.17	1,000.00	1,021.12	+	4.06
Service
Actual	1,000.00	1,112.70		6.64	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A		N/A
Hypothetical 5% return	1,000.00	1,018.85	+	6.34	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A		N/A
Class IR
Actual	1,000.00	1,115.30		4.79	1,000.00	1,112.90		5.15	1,000.00	1,127.70		5.19	1,000.00	1,129.10		5.19	1,000.00	1,094.60		5.00
Hypothetical 5% return	1,000.00	1,020.61	+	4.57	1,000.00	1,020.26	+	4.93	1,000.00	1,020.26	+	4.93	1,000.00	1,020.26	+	4.93	1,000.00	1,020.36	+	4.82
Class R
Actual	1,000.00	1,112.00		7.43	1,000.00	1,109.80		7.85	1,000.00	1,124.60		7.85	1,000.00	1,126.20		7.86	1,000.00	1,091.40		7.62
Hypothetical 5% return	1,000.00	1,018.10	+	7.10	1,000.00	1,017.70	+	7.51	1,000.00	1,017.75	+	7.46	1,000.00	1,017.75	+	7.46	1,000.00	1,017.85	+	7.35
Class R6
Actual	1,000.00	1,115.60		3.99	1,000.00	1,114.60		4.31	1,000.00	1,128.50		4.33	1,000.00	1,129.90		4.39	1,000.00	1,095.20		4.11
Hypothetical 5% return	1,000.00	1,021.37	+	3.81	1,000.00	1,021.06	+	4.12	1,000.00	1,021.06	+	4.12	1,000.00	1,021.01	+	4.17	1,000.00	1,021.22	+	3.96

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

	Growth Opportunities Fund				Small/Mid Cap Growth Fund				Strategic Growth Fund				Technology Opportunities Fund
Share Class	Beginning Account Value 3/1/16	Ending Account Value 8/31/16		Expenses Paid for the 6 months ended 8/31/16*	Beginning Account Value 3/1/16	Ending Account Value 8/31/16		Expenses Paid for the 6 months ended 8/31/16*	Beginning Account Value 3/1/16	Ending Account Value 8/31/16		Expenses Paid for the 6 months ended 8/31/16*	Beginning Account Value 3/1/16	Ending Account Value 8/31/16		Expenses Paid for the 6 months ended 8/31/16*
Class A
Actual	$1,000.00	$1,150.00		$7.03	$1,000.00	$1,160.80		$7.06	$1,000.00	$1,114.10		$6.11	$1,000.00	$1,203.00		$8.14
Hypothetical 5% return	1,000.00	1,018.60	+	6.60	1,000.00	1,018.60	+	6.60	1,000.00	1,019.36	+	5.84	1,000.00	1,017.75	+	7.46
Class C
Actual	1,000.00	1,145.60		11.06	1,000.00	1,156.50		11.11	1,000.00	1,109.90		10.08	1,000.00	1,198.40		12.27
Hypothetical 5% return	1,000.00	1,014.83	+	10.38	1,000.00	1,014.83	+	10.38	1,000.00	1,015.59	+	9.63	1,000.00	1,013.98	+	11.24
Institutional
Actual	1,000.00	1,151.60		5.14	1,000.00	1,163.10		5.06	1,000.00	1,115.60		3.99	1,000.00	1,205.60		5.93
Hypothetical 5% return	1,000.00	1,020.36	+	4.82	1,000.00	1,020.46	+	4.72	1,000.00	1,021.37	+	3.81	1,000.00	1,019.76	+	5.43
Service
Actual	1,000.00	1,148.80		7.83	1,000.00	1,160.40		7.77	1,000.00	1,113.70		6.64	1,000.00	1,202.90		8.69
Hypothetical 5% return	1,000.00	1,017.85	+	7.35	1,000.00	1,017.95	+	7.25	1,000.00	1,018.85	+	6.34	1,000.00	1,017.24	+	7.96
Class IR
Actual	1,000.00	1,151.20		5.68	1,000.00	1,162.50		5.71	1,000.00	1,114.70		4.78	1,000.00	1,204.60		6.76
Hypothetical 5% return	1,000.00	1,019.86	+	5.33	1,000.00	1,019.86	+	5.33	1,000.00	1,020.61	+	4.57	1,000.00	1,019.00	+	6.19
Class R
Actual	1,000.00	1,148.20		8.37	1,000.00	1,159.50		8.41	1,000.00	1,111.60		7.43	N/A	N/A		N/A
Hypothetical 5% return	1,000.00	1,017.34	+	7.86	1,000.00	1,017.34	+	7.86	1,000.00	1,018.10	+	7.10	N/A	N/A		N/A
Class R6
Actual	1,000.00	1,152.10		5.03	1,000.00	1,163.10		5.00	1,000.00	1,115.70		3.99	N/A	N/A		N/A
Hypothetical 5% return	1,000.00	1,020.46	+	4.72	1,000.00	1,020.51	+	4.67	1,000.00	1,021.37	+	3.81	N/A	N/A		N/A

*	Expenses for each share class are calculated using each Fund’s annualized net expense ratio for each class, which represents the ongoing expenses as a percentage of net assets for the six months ended August 31, 2016. Expenses are calculated by multiplying the annualized net expense ratio by the average account value for the period; then multiplying the result by the number of days in the most recent fiscal half year; and then dividing that result by the number of days in the fiscal year. The annualized net expense ratios for the period were as follows:

Fund	Class A	Class C	Institutional	Service	Class IR	Class R	Class R6
Capital Growth	1.15%	1.90%	0.75%	1.25%	0.90%	1.40%	0.75%
Concentrated Growth	1.22	1.97	0.82	N/A	0.97	1.48	0.81
Dynamic U.S. Equity	1.22	1.97	0.82	N/A	0.97	1.47	0.81
Flexible Cap Growth	1.22	1.97	0.82	N/A	0.97	1.47	0.82
Focused Growth	1.20	1.95	0.80	N/A	0.95	1.45	0.78
Growth Opportunities	1.30	2.05	0.95	1.45	1.05	1.55	0.93
Small/Mid Cap Growth	1.30	2.05	0.93	1.43	1.05	1.55	0.92
Strategic Growth	1.15	1.90	0.75	1.25	0.90	1.40	0.75
Technology Opportunities	1.47	2.22	1.07	1.57	1.22	N/A	N/A

+	Hypothetical expenses are based on each Fund’s actual annualized net expense ratios and an assumed rate of return of 5% per year before expenses.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statement Regarding Basis for Approval of Management Agreement (Unaudited)

Background

The Goldman Sachs Capital Growth Fund, Goldman Sachs Concentrated Growth Fund, Goldman Sachs Dynamic U.S. Equity Fund, Goldman Sachs Flexible Cap Growth Fund, Goldman Sachs Focused Growth Fund, Goldman Sachs Growth Opportunities Fund, Goldman Sachs Small/Mid Cap Growth Fund, Goldman Sachs Strategic Growth Fund, and Goldman Sachs Technology Opportunities Fund (the “Funds”) are investment portfolios of Goldman Sachs Trust (the “Trust”). The Board of Trustees oversees the management of the Trust and reviews the investment performance and expenses of the Funds at regularly scheduled meetings held throughout the year. In addition, the Board of Trustees determines annually whether to approve the continuance of the Trust’s investment management agreement (the “Management Agreement”) with Goldman Sachs Asset Management, L.P. (the “Investment Adviser”) on behalf of the Funds.

The Management Agreement was most recently approved for continuation until June 30, 2017 by the Board of Trustees, including those Trustees who are not parties to the Management Agreement or “interested persons” (as defined in the Investment Company Act of 1940, as amended) of any party thereto (the “Independent Trustees”), at a meeting held on June 15-16, 2016 (the “Annual Meeting”).

The review process undertaken by the Trustees spans the course of the year and culminates with the Annual Meeting. To assist the Trustees in their deliberations, the Trustees have established a Contract Review Committee (the “Committee”), comprised of the Independent Trustees. The Committee held three meetings over the course of the year since the Management Agreement was last approved. At those Committee meetings, regularly scheduled Board or other committee meetings, and/or the Annual Meeting, matters relevant to the renewal of the Management Agreement were considered by the Board, or the Independent Trustees, as applicable. With respect to each Fund, such matters included:

(a)	the nature and quality of the advisory, administrative, and other services provided to the Fund by the Investment Adviser and its affiliates, including information about:
(i)	the structure, staff, and capabilities of the Investment Adviser and its portfolio management teams;
(ii)	the groups within the Investment Adviser and its affiliates that support the portfolio management teams or provide other types of necessary services, including fund services groups (e.g., accounting and financial reporting, tax, shareholder services, and operations); controls and risk management groups (e.g., legal, compliance, valuation oversight, credit risk management, internal audit, compliance testing, market risk analysis, finance, and central funding); sales and distribution support groups, and others (e.g., information technology and training);
(iii)	trends in employee headcount;
(iv)	the Investment Adviser’s financial resources and ability to hire and retain talented personnel and strengthen its operations; and
(v)	the parent company’s support of the Investment Adviser and its mutual fund business, as expressed by the firm’s senior management;
(b)	information on the investment performance of the Fund, including comparisons to the performance of similar mutual funds, as provided by a third-party mutual fund data provider engaged as part of the contract review process (the “Outside Data Provider”), a benchmark performance index, and a composite of accounts with comparable investment strategies managed by the Investment Adviser (in the case of the Concentrated Growth, Growth Opportunities, Small/Mid Cap Growth, and Strategic Growth Funds); and general investment outlooks in the markets in which the Fund invests;
(c)	information provided by the Investment Adviser indicating the Investment Adviser’s views on whether the Fund’s peer group and/or benchmark index had high, medium, or low relevance given the Fund’s particular investment strategy;
(d)	the terms of the Management Agreement and other agreements with affiliated service providers entered into by the Trust on behalf of the Fund;
(e)	fee and expense information for the Fund, including:
(i)	the relative management fee and expense level of the Fund as compared to those of comparable funds managed by other advisers, as provided by the Outside Data Provider;
(ii)	the Fund’s expense trends over time; and
(iii)	to the extent the Investment Adviser manages other types of accounts (such as bank collective trusts, private wealth management accounts, institutional separate accounts, sub-advised mutual funds, and non-U.S. funds) having investment objectives and policies similar to those of the Fund, comparative information on the advisory fees charged and services provided to those accounts by the Investment Adviser;
(f)	with respect to the extensive investment performance and expense comparison data provided by the Outside Data Provider, its processes in producing that data for the Fund;
(g)	the undertakings of the Investment Adviser and its affiliates to implement fee waivers and/or expense limitations;

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)

(h)	information relating to the profitability of the Management Agreement and the transfer agency and distribution and service arrangements of the Fund and the Trust as a whole to the Investment Adviser and its affiliates;
(i)	whether the Fund’s existing management fee schedule adequately addressed any economies of scale;
(j)	a summary of the “fall-out” benefits derived by the Investment Adviser and its affiliates from their relationships with the Fund, including the fees received by the Investment Adviser’s affiliates from the Fund for transfer agency, portfolio trading, distribution and other services;
(k)	a summary of potential benefits derived by the Fund as a result of its relationship with the Investment Adviser;
(l)	information regarding commissions paid by the Fund and broker oversight, an update on the Investment Adviser’s soft dollars practices, other information regarding portfolio trading, and how the Investment Adviser carries out its duty to seek best execution;
(m)	portfolio manager ownership of Fund shares; the manner in which portfolio manager compensation is determined; and the number and types of accounts managed by the portfolio managers;
(n)	the nature and quality of the services provided to the Fund by its unaffiliated service providers, and the Investment Adviser’s general oversight and evaluation (including reports on due diligence) of those service providers as part of the administration services provided under the Management Agreement; and
(o)	the Investment Adviser’s processes and policies addressing various types of potential conflicts of interest; its approach to risk management; the annual review of the effectiveness of the Fund’s compliance program; and periodic compliance reports.

The Trustees also received an overview of the Funds’ distribution arrangements. They received information regarding the Funds’ assets, share purchase and redemption activity, and payment of distribution, service, and shareholder administration fees, as applicable. Information was also provided to the Trustees relating to revenue sharing payments made by and services provided by the Investment Adviser and its affiliates to intermediaries that promote the sale, distribution, and/or servicing of Fund shares. The Independent Trustees also discussed the broad range of other investment choices that are available to Fund investors, including the availability of comparable funds managed by other advisers.

The presentations made at the Board and Committee meetings and at the Annual Meeting encompassed the Funds and other mutual funds for which the Board of Trustees has responsibility. In evaluating the Management Agreement at the Annual Meeting, the Trustees relied upon their knowledge, resulting from their meetings and other interactions throughout the year, of the Investment Adviser and its affiliates, their services, and the Funds. In conjunction with these meetings, the Trustees received written materials and oral presentations on the topics covered, and the Investment Adviser addressed the questions and concerns of the Trustees, including concerns regarding the investment performance of certain of the funds they oversee. The Independent Trustees were advised by their independent legal counsel regarding their responsibilities and other regulatory requirements related to the approval and continuation of mutual fund investment management agreements under applicable law. In addition, the Investment Adviser and its affiliates provided the Independent Trustees with a written response to a formal request for information sent on behalf of the Independent Trustees by their independent legal counsel. During the course of their deliberations, the Independent Trustees met in executive sessions with their independent legal counsel, without representatives of the Investment Adviser or its affiliates present.

Nature, Extent, and Quality of the Services Provided Under the Management Agreement

As part of their review, the Trustees considered the nature, extent, and quality of the services provided to the Funds by the Investment Adviser. In this regard, the Trustees considered both the investment advisory services and non-advisory services that are provided by the Investment Adviser and its affiliates. The Trustees noted the transition in the leadership and changes in personnel of various of the Investment Adviser’s portfolio management teams that had occurred in recent periods, and the ongoing recruitment efforts aimed at bringing high quality investment talent to the Investment Adviser. They also noted the Investment Adviser’s commitment to maintaining high quality systems and expending substantial resources to respond to ongoing changes to the regulatory and control environment in which the Funds and their service providers operate, as well as the efforts of the Investment Adviser and its affiliates to combat cyber security risks. The Trustees concluded that the Investment Adviser continued to commit substantial financial and operational resources to the Funds and expressed confidence that the Investment Adviser would continue to do so in the future. The Trustees also recognized that the Investment Adviser had made significant commitments to address regulatory compliance requirements applicable to the Funds and the Investment Adviser and its affiliates.

Investment Performance

The Trustees also considered the investment performance of the Funds. In this regard, they compared the investment performance of each Fund to its peers using rankings and ratings compiled by the Outside Data Provider as of December 31, 2015,

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)

and updated performance information prepared by the Investment Adviser using the peer group identified by the Outside Data Provider as of March 31, 2016. The information on each Fund’s investment performance was provided for the one-, three-, five-, and ten-year periods ending on the applicable dates, to the extent that each Fund had been in existence for those periods. The Trustees also reviewed each Fund’s investment performance relative to its performance benchmark. As part of this review, they considered the investment performance trends of the Funds over time, and reviewed the investment performance of each Fund in light of its investment objective and policies and market conditions. The Trustees also received information comparing the Concentrated Growth, Dynamic U.S. Equity, Focused Growth, Growth Opportunities, Small/Mid Cap Growth, Strategic Growth, and Technology Opportunities Funds’ performance to that of composites of accounts with comparable investment strategies managed by the Investment Adviser.

In addition, the Trustees considered materials prepared and presentations made by the Investment Adviser’s senior management and portfolio management personnel in which Fund performance was assessed. The Trustees also considered the Investment Adviser’s periodic reports with respect to the Funds’ risk profiles, and how the Investment Adviser’s approach to risk monitoring and management influences portfolio management.

The Trustees noted that the Capital Growth Fund’s Institutional Shares had placed in the top half of the Fund’s peer group and had underperformed the Fund’s benchmark index for the one-, three-, five-, and ten-year periods ended March 31, 2016. They observed that the Concentrated Growth Fund’s Institutional Shares had placed in the top half of the Fund’s peer group for the five-year period and in the third quartile for the one-, three-, and ten-year periods and had underperformed the Fund’s benchmark index for the one-, three-, five-, and ten-year periods ended March 31, 2016. They observed that the Dynamic U.S. Equity Fund’s Institutional Shares had placed in the third quartile of the Fund’s peer group for the five-year period and in the fourth quartile for the one-and three-year periods and had underperformed the Fund’s benchmark index for the one-, three-, and five-year periods ended March 31, 2016. The Trustees noted that the Flexible Cap Growth Fund’s Institutional Shares had placed in the second quartile of the Fund’s peer group for the three- and five-year periods and in the third quartile for the one-year period and had underperformed the Fund’s benchmark index for the one-, three-, and five-year periods ended March 31, 2016. They observed that the Focused Growth Fund’s Institutional Shares had placed in the top half of the Fund’s peer group for the one-year period and in the third quartile for the three-year period and had underperformed the Fund’s benchmark index for the one- and three-year periods ended March 31, 2016. They noted that the Growth Opportunities Fund’s Institutional Shares had placed in the top half of the Fund’s peer group for the five- and ten-year periods and in the third quartile for the one- and three- year periods and had outperformed the Fund’s benchmark index for the ten-year period and underperformed for the one-, three-, and five-year periods ended March 31, 2016. The Trustees observed that the Small/Mid Cap Growth Fund’s Institutional Shares had placed in the top half of the Fund’s peer group for the three-, five-, and ten-year periods and placed in the third quartile for the one-year period and had outperformed the Fund’s benchmark index for the five- and ten-year periods performed in-line with the Fund’s benchmark for the one-year period, and underperformed the Fund’s benchmark for the three-year period ended March 31, 2016. They observed that the Strategic Growth Fund’s Institutional Shares had placed in the top half of the Fund’s peer group and had underperformed the Fund’s benchmark index for the one-, three-, five, and ten-year periods ended March 31, 2016. The Trustees noted that the Technology Opportunities Fund’s Institutional Shares had placed in the top half of the Fund’s peer group for the ten-year period and in the third quartile for the one-, three-, and five-year periods and had underperformed the Fund’s benchmark index for the one-, three-, five-, and ten-year periods ended March 31, 2016.

Costs of Services Provided and Competitive Information

The Trustees considered the contractual terms of the Management Agreement and the fee rates payable by each Fund thereunder. In this regard, the Trustees considered information on the services rendered by the Investment Adviser to the Funds, which included both advisory and administrative services that were directed to the needs and operations of the Funds as registered mutual funds.

In particular, the Trustees reviewed analyses prepared by the Outside Data Provider regarding the expense rankings of the Funds. The analyses provided a comparison of each Fund’s management fee and breakpoints to those of a relevant peer group and category universe; an expense analysis which compared each Fund’s overall net and gross expenses to a peer group and a category universe; and data comparing each Fund’s net expenses to the peer and category medians. The analyses also compared each Fund’s transfer agency, custody, and distribution fees, other expenses and fee waivers/reimbursements to those of the peer group and category medians. The Trustees concluded that the comparisons provided by the Outside Data Provider were useful in evaluating the reasonableness of the management fees and total expenses paid by the Funds.

In addition, the Trustees considered the Investment Adviser’s undertakings to implement fee waivers and/or expense limitations. The Trustees also noted that certain changes were being made to existing fee waiver or expense limitation arrangements of the Concentrated Growth, Dynamic U.S. Equity, Flexible Cap Growth, and Technology Opportunities Funds that

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)

would have the effect of decreasing total Fund expenses, with such changes taking effect in connection with the Funds’ next annual registration statement update. They also considered, to the extent that the Investment Adviser manages other types of accounts having investment objectives and policies similar to those of the Funds, comparative fee information for services provided by the Investment Adviser to those accounts, and information that indicated that services provided to the Funds differed in various significant respects from the services provided to other types of accounts which, in many cases, operated under less stringent legal and regulatory structures, required fewer services from the Investment Adviser to a smaller number of client contact points, and were less time-intensive.

In addition, the Trustees noted that shareholders are able to redeem their Fund shares at any time if shareholders believe that the Fund fees and expenses are too high or if they are dissatisfied with the performance of the Fund.

Profitability

The Trustees reviewed the Investment Adviser’s revenues and pre-tax profit margins with respect to the Trust and each of the Funds. In this regard the Trustees noted that they had received, among other things, profitability analyses and summaries, revenue and expense schedules by Fund and by function (i.e., investment management, transfer agency and distribution and service), and information on the Investment Adviser’s expense allocation methodology. They observed that the profitability and expense figures are substantially similar to those used by the Investment Adviser for many internal purposes, including compensation decisions among various business groups, and are thus subject to a vigorous internal debate about how certain revenue and expenses should be allocated. The Trustees also noted that the internal audit group within the Goldman Sachs organization had audited the expense allocation methodology and was satisfied with the reasonableness, consistency, and accuracy of the Investment Adviser’s expense allocation methodology and profitability analysis calculations. Profitability data for the Trust and each Fund were provided for 2015 and 2014, and the Trustees considered this information in relation to the Investment Adviser’s overall profitability. The Trustees considered the Investment Adviser’s revenues and pre-tax profit margins both in absolute terms and in comparison to information on the reported pre-tax profit margins earned by certain other asset management firms.

Economies of Scale

The Trustees considered the information that had been provided regarding the Investment Adviser’s profitability. The Trustees also considered the breakpoints in the fee rate payable under the Management Agreement for each of the Funds at the following annual percentage rates of the average daily net assets of the Funds:

Average Daily Net Assets	Capital Growth Fund	Concentrated Growth Fund	Dynamic U.S. Equity Fund	Flexible Cap Growth Fund	Focused Growth Fund
First $1 billion	1.00%	1.00%	0.70%	1.00%	1.00%
Next $1 billion	0.90	0.90	0.63	0.90	0.90
Next $3 billion	0.80	0.86	0.60	0.86	0.86
Next $3 billion	0.80	0.84	0.59	0.84	0.84
Over $8 billion	0.80	0.82	0.58	0.82	0.82

Average Daily Net Assets	Growth Opportunities Fund	Small/Mid Cap Growth Fund	Strategic Growth Fund	Technology Opportunities Fund
First $1 billion	1.00%	1.00%	1.00%	1.00%
Next $1 billion	1.00	1.00	0.90	0.90
Next $3 billion	0.90	0.90	0.86	0.86
Next $3 billion	0.86	0.86	0.84	0.84
Over $8 billion	0.84	0.84	0.82	0.82

The Trustees noted that the breakpoints were designed to share potential economies of scale, if any, with the Funds and their shareholders as assets under management reach those asset levels. The Trustees considered the amounts of assets in the Funds; the Funds’ recent share purchase and redemption activity; the information provided by the Investment Adviser relating to the costs of the services provided by the Investment Adviser and its affiliates and their realized profits; information comparing fee rates charged by the Investment Adviser with fee rates charged to other funds in the peer groups; and the Investment Adviser’s undertaking to waive a portion of its management fee (with respect to the Capital Growth, Concentrated Growth, Flexible Cap Growth, Focused Growth, Growth Opportunities, Small/Mid Cap Growth, and Strategic Growth Funds) and to limit certain expenses of the Funds that exceed specified levels. Upon reviewing these matters at the Annual Meeting, the Trustees concluded

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)

that the fee breakpoints represented a means of assuring that benefits of scalability, if any, would be passed along to shareholders at the specified asset levels. They also noted that the Investment Adviser had passed along savings to shareholders of the Growth Opportunities and Small/Mid Cap Growth Funds, which had asset levels above at least the first breakpoint during the prior fiscal year.

Other Benefits to the Investment Adviser and Its Affiliates

The Trustees also considered the other benefits derived by the Investment Adviser and its affiliates from their relationships with the Funds as stated above, including: (a) transfer agency fees received by Goldman, Sachs & Co. (“Goldman Sachs”); (b) brokerage and futures commissions earned by Goldman Sachs for executing securities and futures transactions on behalf of the Funds; (c) research received by the Investment Adviser from broker-dealers in exchange for executing certain transactions on behalf of the Funds; (d) trading efficiencies resulting from aggregation of orders of the Funds with those for other funds or accounts managed by the Investment Adviser; (e) the Investment Adviser’s ability to leverage the infrastructure designed to service the Funds on behalf of its other clients; (f) the Investment Adviser’s ability to cross-market other products and services to Fund shareholders; (g) Goldman Sachs’ retention of certain fees as Fund Distributor; (h) the Investment Adviser’s ability to negotiate better pricing with custodians on behalf of its other clients, as a result of the relationship with the Funds; and (i) the possibility that the working relationship between the Investment Adviser and the Funds’ third-party service providers may cause those service providers to be more likely to do business with other areas of Goldman Sachs. In the course of considering the foregoing, the Independent Trustees requested and received further information quantifying certain of these fall-out benefits.

Other Benefits to the Funds and Their Shareholders

The Trustees also noted that the Funds receive certain potential benefits as a result of their relationship with the Investment Adviser, including: (a) trading efficiencies resulting from aggregation of orders of the Funds with those of other funds or accounts managed by the Investment Adviser; (b) enhanced servicing from vendors because of the volume of business generated by the Investment Adviser and its affiliates; (c) enhanced servicing from broker-dealers because of the volume of business generated by the Investment Adviser and its affiliates; (d) the Investment Adviser’s knowledge and experience gained from managing other accounts and products; (e) the Investment Adviser’s ability to hire and retain qualified personnel to provide services to the Funds because of the reputation of the Goldman Sachs organization; (f) the Funds’ access, through the Investment Adviser, to certain firmwide resources (e.g., proprietary risk management systems and databases), subject to certain restrictions; and (g) the Funds’ access to certain affiliated distribution channels. In addition, the Trustees noted the competitive nature of the mutual fund marketplace, and considered that many of the Funds’ shareholders invested in the Funds in part because of the Funds’ relationship with the Investment Adviser and that those shareholders have a general expectation that the relationship will continue.

Conclusion

In connection with their consideration of the Management Agreement, the Trustees gave weight to each of the factors described above, but did not identify any particular factor as controlling their decision. After deliberation and consideration of all of the information provided, including the factors described above, the Trustees concluded, in the exercise of their business judgment, that the management fees paid by each of the Funds were reasonable in light of the services provided to it by the Investment Adviser, the Investment Adviser’s costs and each Fund’s current and reasonably foreseeable asset levels. The Trustees unanimously concluded that the Investment Adviser’s continued management likely would benefit each Fund and its shareholders and that the Management Agreement should be approved and continued with respect to each Fund until June 30, 2017.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Trustees and Officers (Unaudited)

Independent Trustees

Name, Address and Age[1]	Position(s) Held with the Trust	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee[3]	Other Directorships Held by Trustee[4]
Ashok N. Bakhru Age: 74	Chairman of the Board of Trustees	Since 1996 (Trustee since 1991)

Mr. Bakhru is retired. He was formerly Director, Apollo Investment Corporation (a business development company) (2008-2013); President, ABN Associates (a management and financial consulting firm) (1994-1996 and 1998-2012); Trustee, Scholarship America (1998-2005); Trustee, Institute for Higher Education Policy (2003-2008); Director, Private Equity Investors — III and IV (1998-2007), and Equity-Linked Investors II (April 2002-2007).

Chairman of the Board of Trustees — Goldman Sachs Trust; Goldman Sachs Variable Insurance Trust; Goldman Sachs Trust II; Goldman Sachs BDC, Inc.; Goldman Sachs Private Middle Market Credit LLC; Goldman Sachs MLP Income Opportunities Fund; Goldman Sachs MLP and Energy Renaissance Fund; and Goldman Sachs ETF Trust.

				141	None
Kathryn A. Cassidy Age: 62	Trustee	Since 2015	Ms. Cassidy is retired. Formerly, she was Advisor to the Chairman (May 2014-December 2014); and Senior Vice President and Treasurer (2008-2014), General Electric Company & General Electric Capital Corporation (technology and financial services companies). Trustee — Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust.	106	None
Diana M. Daniels Age: 67	Trustee	Since 2007	Ms. Daniels is retired. Formerly, she was Vice President, General Counsel and Secretary, The Washington Post Company (1991-2006). Ms. Daniels is a Trustee Emeritus and serves as a Presidential Councillor of Cornell University (2013-Present); former Member of the Legal Advisory Board, New York Stock Exchange (2003-2006) and of the Corporate Advisory Board, Standish Mellon Management Advisors (2006-2007). Trustee — Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust.	106	None
Herbert J. Markley Age: 66	Trustee	Since 2013	Mr. Markley is retired. Formerly, he was Executive Vice President, Deere & Company (an agricultural and construction equipment manufacturer) (2007-2009); and President, Agricultural Division, Deere & Company (2001-2007). Previously, Mr. Markley served as an Advisory Board Member of Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust (June 2013-October 2013). Trustee — Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust.	106	None
Jessica Palmer Age: 67	Trustee	Since 2007	Ms. Palmer is retired. She is Director, Emerson Center for the Arts and Culture (2011-Present); and was formerly a Consultant, Citigroup Human Resources Department (2007-2008); Managing Director, Citigroup Corporate and Investment Banking (previously, Salomon Smith Barney/Salomon Brothers) (1984-2006). Ms. Palmer was a Member of the Board of Trustees of Indian Mountain School (private elementary and secondary school) (2004-2009). Trustee — Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust.	106	None

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Trustees and Officers (Unaudited) (continued)

Independent Trustees

Name, Address and Age[1]	Position(s) Held with the Trust	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee[3]	Other Directorships Held by Trustee[4]
Roy W. Templin Age: 56	Trustee	Since 2013	Mr. Templin is retired. He recently served as Chairman of the Board of Directors, Con-Way Incorporated (a transportation, logistics and supply chain management service company) (2014-2015); and was formerly Executive Vice President and Chief Financial Officer, Whirlpool Corporation (an appliance manufacturer and marketer) (2004-2012). Previously, Mr. Templin served as an Advisory Board Member of Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust (June 2013-October 2013). Trustee — Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust.	106	None
Gregory G. Weaver Age: 64	Trustee	Since 2015	Mr. Weaver is retired. He is Director, Verizon Communications Inc. (2015-Present); and was formerly Chairman and Chief Executive Officer, Deloitte & Touche LLP (a professional services firm) (2001-2005 and 2012-2014); and Member of the Board of Directors, Deloitte & Touche LLP (2006-2012). Trustee — Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust.	106	Verizon Communications Inc.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Trustees and Officers (Unaudited) (continued)

Interested Trustees*

James A. McNamara Age: 53	President and Trustee	Since 2007	Managing Director, Goldman Sachs (December 1998-Present); Director of Institutional Fund Sales, GSAM (April 1998-December 2000); and Senior Vice President and Manager, Dreyfus Institutional Service Corporation (January 1993- April 1998). President and Trustee — Goldman Sachs Trust; Goldman Sachs Variable Insurance Trust; Goldman Sachs Trust II; Goldman Sachs MLP Income Opportunities Fund; Goldman Sachs MLP and Energy Renaissance Fund; and Goldman Sachs ETF Trust.	139	None
Alan A. Shuch Age: 66	Trustee	Since 1990	Advisory Director — GSAM (May 1999-Present); Consultant to GSAM (December 1994-May 1999); and Limited Partner, Goldman Sachs (December 1994-May 1999). Trustee — Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust.	106	None

*	These persons are considered to be “Interested Trustees” because they hold positions with Goldman Sachs and own securities issued by The Goldman Sachs Group, Inc. Each Interested Trustee holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
[1]	Each Trustee may be contacted by writing to the Trustee, c/o Goldman Sachs, 200 West Street, New York, New York, 10282, Attn: Caroline Kraus. Information is provided as of August 31, 2016.
[2]	Each Trustee holds office for an indefinite term until the earliest of: (a) the election of his or her successor; (b) the date the Trustee resigns or is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Declaration of Trust; (c) December 31st of the year in which the Trustee turns 74 years of age, subject to waiver by a majority of the Trustees (in accordance with the current resolutions of the Board of Trustees, which may be changed by the Trustees without shareholder vote); or (d) the termination of the Trust.
[3]	The Goldman Sachs Fund Complex includes certain other companies listed above for each respective Trustee. As of August 31, 2016, Goldman Sachs Trust consisted of 92 portfolios (91 of which offered shares to the public); Goldman Sachs Variable Insurance Trust consisted of 14 portfolios; Goldman Sachs Trust II consisted of 16 portfolios (15 of which offered shares to the public); Goldman Sachs BDC, Inc., Goldman Sachs Private Middle Market Credit LLC, Goldman Sachs MLP Income Opportunities Fund, and Goldman Sachs MLP and Energy Renaissance Fund each consisted of one portfolio; and Goldman Sachs ETF Trust consisted of 15 portfolios (seven of which offered shares to the public). Goldman Sachs Private Middle Market Credit LLC does not offer shares to the public.
[4]	This column includes only directorships of companies required to report to the Securities and Exchange Commission under the Securities Exchange Act of 1934 (i.e., “public companies”) or other investment companies registered under the Act.

Additional information about the Trustees is available in the Funds’ Statement of Additional Information, which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States of America): 1-800-526-7384.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Trustees and Officers (Unaudited) (continued)

Officers of the Trust*

Name, Address and Age[1]	Position(s) Held with the Trust	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past 5 Years
James A. McNamara 200 West Street New York, NY 10282 Age: 53	Trustee and President	Since 2007

Managing Director, Goldman Sachs (December 1998-Present); Director of Institutional Fund Sales, GSAM (April 1998-December 2000); and Senior Vice President and Manager, Dreyfus Institutional Service Corporation (January 1993-April 1998).

President and Trustee — Goldman Sachs Trust; Goldman Sachs Variable Insurance Trust; Goldman Sachs Trust II; Goldman Sachs MLP Income Opportunities Fund; Goldman Sachs MLP and Energy Renaissance Fund; and Goldman Sachs ETF Trust.

Caroline L. Kraus 200 West Street New York, NY 10282 Age: 39	Secretary	Since 2012

Managing Director, Goldman Sachs (January 2016-Present); Vice President, Goldman Sachs (August 2006-December 2015); Associate General Counsel, Goldman Sachs (2012-Present); Assistant General Counsel, Goldman Sachs (August 2006-December 2011); and Associate, Weil, Gotshal & Manges, LLP (2002-2006).

Secretary — Goldman Sachs Trust (previously Assistant Secretary (2012)); Goldman Sachs Variable Insurance Trust (previously Assistant Secretary (2012)); Goldman Sachs Trust II; Goldman Sachs BDC, Inc.; Goldman Sachs Private Middle Market Credit LLC; Goldman Sachs Middle Market Lending LLC; Goldman Sachs MLP Income Opportunities Fund; Goldman Sachs MLP and Energy Renaissance Fund; and Goldman Sachs ETF Trust.

Scott M. McHugh 200 West Street New York, NY 10282 Age: 44	Treasurer, Senior Vice President and Principal Financial Officer	Since 2009 (Principal Financial Officer since 2013)

Managing Director, Goldman Sachs (January 2016-Present); Vice President, Goldman Sachs (February 2007-December 2015); Assistant Treasurer of certain mutual funds administered by DWS Scudder (2005-2007); and Director (2005-2007), Vice President (2000-2005), and Assistant Vice President (1998-2000), Deutsche Asset Management or its predecessor (1998-2007).

Treasurer, Senior Vice President and Principal Financial Officer — Goldman Sachs Trust; Goldman Sachs Variable Insurance Trust; Goldman Sachs Trust II; Goldman Sachs MLP Income Opportunities Fund; Goldman Sachs MLP and Energy Renaissance Fund; and Goldman Sachs ETF Trust.

*	Represents a partial list of officers of the Trust. Additional information about all the officers is available in the Funds’ Statement of Additional Information, which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States): 1-800-526-7384.
[1]	Information is provided as of August 31, 2016.
[2]	Officers hold office at the pleasure of the Board of Trustees or until their successors are duly elected and qualified. Each officer holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.

143

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Goldman Sachs Trust — Fundamental Equity Growth Funds — Tax Information (Unaudited)

For the year ended August 31, 2016, 100%, 50.13%, 66.78%, 64.13%, 53.45%, 100%, and 94.26% of the dividends paid from net investment company taxable income by the Capital Growth, Concentrated Growth, Dynamic U.S. Equity, Flexible Cap Growth, Focused Growth, Small/Mid Cap Growth, and Strategic Growth, respectively, qualify for the dividends received deduction available to corporations.

Pursuant to Section 852 of the Internal Revenue Code, the Capital Growth, Concentrated Growth, Dynamic U.S. Equity, Flexible Cap Growth, Focused Growth, Growth Opportunities, Small/Mid Cap Growth, Strategic Growth, and Technology Opportunities Funds, designate $71,058,636, $14,309,229, $1,140,691, $905,450, $1,266,538, $464,979,506, $84,777,269, $19,126,243, and $35,686,035, respectively, or if different, the maximum amount allowable, as capital gain dividends paid during the year ended August 31, 2016.

For the year ended August 31, 2016, 100%, 36.67%, 71.54%, 84.14%, 39.49%, 54.99%, and 76.76%, of the dividends paid from net investment company taxable income by the Capital Growth, Concentrated Growth, Dynamic U.S. Equity, Flexible Cap Growth, Focused Growth, Small/Mid Cap Growth, and Strategic Growth, respectively, qualify for the reduced tax rate under the Jobs and Growth Tax Relief and Reconciliation Act of 2003.

During the year ended August 31, 2016, the Capital Growth, Concentrated Growth, Dynamic U.S. Equity, Flexible Cap Growth, Focused Growth, Small/Mid Cap Growth, and Strategic Growth designate $4,486,691, $3,267,166, $206,734, $183,465, $512,515, $19,672,456, and $2,852,335, respectively, as short-term capital gain dividends pursuant to Section 871(k) of the Internal Revenue Code.

FUNDS PROFILE

Goldman Sachs Funds

Goldman Sachs is a premier financial services firm, known since 1869 for creating thoughtful and customized investment solutions in complex global markets.

Today, the Investment Management Division of Goldman Sachs serves a diverse set of clients worldwide, including private institutions, public entities and individuals. With approximately $1.12 trillion in assets under supervision as of June 30, 2016, Goldman Sachs Asset Management (“GSAM”) has portfolio management teams located around the world and our investment professionals bring firsthand knowledge of local markets to every investment decision. Assets under supervision includes assets under management and other client assets for which Goldman Sachs does not have full discretion. GSAM leverages the resources of Goldman, Sachs & Co. subject to legal, internal and regulatory restrictions.

Money Market1

Financial Square FundsSM

∎	Financial Square Treasury Solutions Fund
∎	Financial Square Government Fund
∎	Financial Square Money Market Fund
∎	Financial Square Prime Obligations Fund
∎	Financial Square Treasury Instruments Fund
∎	Financial Square Treasury Obligations Fund
∎	Financial Square Federal Instruments Fund
∎	Financial Square Tax-Exempt Money MarketFund

Investor FundsSM

∎	Investor Money Market Fund
∎	Investor Tax-Exempt Money Market Fund[2]

Fixed Income

Short Duration and Government

∎	Enhanced Income Fund
∎	High Quality Floating Rate Fund
∎	Short-Term Conservative Income Fund[3]
∎	Short Duration Government Fund
∎	Short Duration Income Fund
∎	Government Income Fund
∎	Inflation Protected Securities Fund

Multi-Sector

∎	Bond Fund
∎	Core Fixed Income Fund
∎	Global Income Fund
∎	Strategic Income Fund

Municipal and Tax-Free

∎	High Yield Municipal Fund
∎	Dynamic Municipal Income Fund
∎	Short Duration Tax-Free Fund

Single Sector

∎	Investment Grade Credit Fund
∎	U.S. Mortgages Fund
∎	High Yield Fund
∎	High Yield Floating Rate Fund
∎	Emerging Markets Debt Fund
∎	Local Emerging Markets Debt Fund
∎	Dynamic Emerging Markets Debt Fund

Fixed Income Alternatives

∎	Long Short Credit Strategies Fund
∎	Fixed Income Macro Strategies Fund

Fundamental Equity

∎	Growth and Income Fund
∎	Small Cap Value Fund
∎	Small/Mid Cap Value Fund
∎	Mid Cap Value Fund
∎	Large Cap Value Fund
∎	Focused Value Fund
∎	Capital Growth Fund
∎	Strategic Growth Fund
∎	Focused Growth Fund
∎	Small/Mid Cap Growth Fund
∎	Flexible Cap Growth Fund
∎	Concentrated Growth Fund
∎	Technology Opportunities Fund
∎	Growth Opportunities Fund
∎	Rising Dividend Growth Fund
∎	Dynamic U.S. Equity Fund
∎	Income Builder Fund

Tax-Advantaged Equity

∎	U.S. Tax-Managed Equity Fund
∎	International Tax-Managed Equity Fund
∎	U.S. Equity Dividend and Premium Fund
∎	International Equity Dividend and Premium Fund

Equity Insights

∎	Small Cap Equity Insights Fund
∎	U.S. Equity Insights Fund
∎	Small Cap Growth Insights Fund
∎	Large Cap Growth Insights Fund
∎	Large Cap Value Insights Fund
∎	Small Cap Value Insights Fund
∎	International Small Cap Insights Fund[4]
∎	International Equity Insights Fund
∎	Emerging Markets Equity Insights Fund

Fundamental Equity International

∎	Strategic International Equity Fund
∎	Focused International Equity Fund
∎	Asia Equity Fund
∎	Emerging Markets Equity Fund
∎	N-11 Equity Fund

Select Satellite

∎	Real Estate Securities Fund
∎	International Real Estate Securities Fund
∎	Commodity Strategy Fund
∎	Global Real Estate Securities Fund
∎	Dynamic Commodity Strategy Fund
∎	Dynamic Allocation Fund
∎	Absolute Return Tracker Fund
∎	Long Short Fund
∎	Managed Futures Strategy Fund
∎	MLP Energy Infrastructure Fund
∎	Multi-Manager Alternatives Fund
∎	Multi-Asset Real Return Fund
∎	Absolute Return Multi-Asset Fund
∎	Global Infrastructure Fund

Total Portfolio Solutions

∎	Global Managed Beta Fund
∎	Multi-Manager Non-Core Fixed Income Fund
∎	Multi-Manager U.S. Dynamic Equity Fund
∎	Multi-Manager Global Equity Fund
∎	Multi-Manager International Equity Fund
∎	Tactical Tilt Overlay Fund[5]
∎	Balanced Strategy Portfolio
∎	Multi-Manager U.S. Small Cap Equity Fund
∎	Multi-Manager Real Assets Strategy Fund
∎	Growth and Income Strategy Portfolio
∎	Growth Strategy Portfolio
∎	Equity Growth Strategy Portfolio
∎	Satellite Strategies Portfolio
∎	Enhanced Dividend Global Equity Portfolio
∎	Tax-Advantaged Global Equity Portfolio
∎	Strategic Factor Allocation Fund
∎	Target Date 2020 Portfolio
∎	Target Date 2025 Portfolio
∎	Target Date 2030 Portfolio
∎	Target Date 2035 Portfolio
∎	Target Date 2040 Portfolio
∎	Target Date 2045 Portfolio
∎	Target Date 2050 Portfolio
∎	Target Date 2055 Portfolio

[1]	You could lose money by investing in a money market fund. Because the share price of certain money market funds will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them. Although certain money market funds seek to preserve the value of your investment at $1.00 per share, they cannot guarantee they will do so. Certain money market funds may impose a fee upon the sale of your shares or may temporarily suspend your ability to sell shares if the fund’s liquidity falls below required minimums because of market conditions or other factors. An investment in a money market fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The money market funds’ sponsor has no legal obligation to provide financial support to the fund, and you should not expect that the sponsor will provide financial support to the fund at any time.
[2]	Effective on March 31, 2016, the Goldman Sachs Financial Square Tax-Free Money Market Fund was renamed the Goldman Sachs Investor Tax-Exempt Money Market Fund.
[3]	Effective on July 29, 2016, the Goldman Sachs Limited Maturity Obligations Fund was renamed the Goldman Sachs Short-Term Conservative Income Fund.
[4]	Effective at the close of business on February 5, 2016, the Goldman Sachs International Small Cap Fund was reorganized with and into the Goldman Sachs International Small Cap Insights Fund.
[5]	Effective on June 1, 2016, the Goldman Sachs Tactical Tilt Implementation Fund was renamed the Goldman Sachs Tactical Tilt Overlay Fund. Financial Square FundsSM and Investor FundsSM are registered service marks of Goldman, Sachs & Co.

*This list covers open-end funds only. Please visit our website at www.GSAMFUNDS.com to learn about our closed-end funds and exchange-traded funds.

TRUSTEES Ashok N. Bakhru, Chairman Kathryn A. Cassidy Diana M. Daniels Herbert J. Markley James A. McNamara Jessica Palmer Alan A. Shuch Roy W. Templin Gregory G. Weaver	OFFICERS James A. McNamara, President Scott M. McHugh, Principal Financial Officer, Senior Vice President and Treasurer Caroline L. Kraus, Secretary

GOLDMAN, SACHS & CO. Distributor and Transfer Agent	GOLDMAN SACHS ASSET MANAGEMENT, L.P. Investment Adviser

Visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns.

Goldman Sachs Asset Management, L.P. 200 West Street, New York, New York 10282

The reports concerning the Funds included in this shareholder report may contain certain forward-looking statements about the factors that may affect the performance of the Funds in the future. These statements are based on Fund management’s predictions and expectations concerning certain future events and their expected impact on the Funds, such as performance of the economy as a whole and of specific industry sectors, changes in the levels of interest rates, the impact of developing world events, and other factors that may influence the future performance of the Funds. Management believes these forward-looking statements to be reasonable, although they are inherently uncertain and difficult to predict. Actual events may cause adjustments in portfolio management strategies from those currently expected to be employed.

A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities and information regarding how a Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders); and (ii) on the Securities and Exchange Commission (“SEC”) web site at http://www.sec.gov.

The Funds file their complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Forms N-Q are available on the SEC’s web site at http://www.sec.gov within 60 days after the Funds’ first and third fiscal quarters. The Funds’ Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may also be obtained by calling 1-800-SEC-0330. Forms N-Q may be obtained upon request and without charge by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders).

Goldman, Sachs & Co. (‘‘Goldman Sachs’’) does not provide legal, tax or accounting advice. Any statement contained in this communication (including any attachments) concerning U.S. tax matters was not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code, and was written to support the promotion or marketing of the transaction(s) or matter(s) addressed. Clients of Goldman Sachs should obtain their own independent tax advice based on their particular circumstances.

Fund holdings and allocations shown are as of August 31, 2016 and may not be representative of future investments. Fund holdings should not be relied on in making investment decisions and should not be construed as research or investment advice regarding particular securities. Current and future holdings are subject to risk.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property and a service mark of Morgan Stanley Capital International Inc. (MSCI) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (S&P) and is licensed for use by Goldman Sachs. Neither MSCI, S&P nor any other party involved in making or compiling the GICS or any GICS classifications makes any express or implied warranties or representations with respect to such standard or classification (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such standard or classification. Without limiting any of the foregoing, in no event shall MSCI, S&P, any of their affiliates or any third party involved in making or compiling the GICS or any GICS classifications have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

The portfolio risk management process includes an effort to monitor and manage risk, but does not imply low risk.

This material is not authorized for distribution to prospective investors unless preceded or accompanied by a current Prospectus or summary prospectus, if applicable. Investors should consider a Fund’s objective, risks, and charges and expenses, and read the summary prospectus, if available, and/or the Prospectus carefully before investing or sending money. The summary prospectus, if available, and the Prospectus contain this and other information about a Fund and may be obtained from your Authorized Institution or from Goldman, Sachs & Co. by calling (retail – 1-800-526-7384) (institutional – 1-800-621-2550).

© 2016 Goldman Sachs. All rights reserved. 66774-TMPL-10 / 2016 EQGRWAR-16 / 151k